As filed with the Securities and Exchange Commission on February 3, 2025

Registration No. 333-284443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIM ImmunoTech Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas K. Equels
Chief Executive Officer
AIM ImmunoTech Inc.
2117 SW Highway 484
Ocala FL 34473
(352) 448-7797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq. Silverman, Shin & Schneider PLLC 88 Pine Street, 22nd Floor New York, NY 10005 (646) 822-1170	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 3, 2025

AIM ImmunoTech Inc.

Up to 49,701,789 Units, each consisting of

One Share of Common Stock or One Pre-Funded Warrant to purchase One Share of Common Stock, One Class E Warrant to purchase up to One Share of Common Stock and One Class F Warrant to purchase up to One Share of Common Stock

Up to 49,701,789 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 49,701,789 Shares of Common Stock Underlying the Class E Warrants

Up to 49,701,789 Shares of Common Stock Underlying the Class F Warrants

Up to 2,485,089 Placement Agent Warrants to purchase up to 2,485,089 Shares of Common Stock

Up to 2,485,089 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering on a reasonable best efforts basis up to 49,701,789 units (“Units”), each consisting of one share of common stock, par value $0.001 per share, one Class E warrant (“Class E warrant”) to purchase one share of common stock and one Class F warrant (“Class F warrant,” together with the Class E warrants, the “warrants”) to purchase one share of common stock at an assumed public offering price of $0.2012 per Unit for gross proceeds of approximately $10.0 million. The public offering price per Unit will be determined between us and the placement agent based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. Therefore, the recent market price of our common stock referenced throughout this preliminary prospectus may not be indicative of the final offering price per Unit. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock or Pre-Funded Warrants (as defined below) and warrants are immediately separable and will be issued separately in this offering. Each warrant will be immediately exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit and, in the case of Class E warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class F warrants, will expire on the 18-month anniversary of the original issuance date.

Our common stock is listed on the NYSE American (the “Exchange”) under the symbol “AIM.” The closing price of our common stock on the American on January 31, 2025 was $0.2019 per share. We are not currently in compliance with the Exchange’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. Pursuant to the letter from the Exchange informing us of this non-compliance, we submitted a plan (the “Plan”) to the Exchange illustrating how we can regain compliance by June 11, 2026. If the Exchange does not accept our Plan or we are not able to regain compliance by June 11, 2026, our common stock may be delisted from the Exchange. As of September 30, 2024, our stockholders’ equity was $2.9 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the Exchange’s listing standards and our securities could be subject to delisting.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock), one Class E warrant and one Class F warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. This offering will terminate on July 9, 2025, unless the offering is fully subscribed before that date or we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will bear all costs associated with the offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

There is no established trading market for the Pre-Funded Warrants or the warrants and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

We are a “smaller reporting company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Total
Public offering price	$	$
Placement agent fees(2)
Proceeds to us, before expenses	$	$

(1)	Assumes all Units consist of one share of common stock, one Class E warrant and one Class F warrant.
(2)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the securities hereby is expected to be made on or about February ~, 2025, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is February ~, 2025.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus. We have not and the placement agent has not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors.” Unless the context otherwise requires, references in this prospectus to “AIM,” “the Company,” “we,” “us” and “our” refer to AIM ImmunoTech Inc. and our subsidiaries.

Our Business

AIM ImmunoTech Inc. and its subsidiaries are an immuno-pharma company headquartered in Ocala, Florida, and focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders and to treat cancers for which there are currently inadequate or unmet therapies. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

Our flagship products are Ampligen (rintatolimod) and Alferon N Injection (Interferon alfa). Ampligen is a double-stranded RNA (“dsRNA”) molecule being developed for globally important cancers, viral diseases and disorders of the immune system, with more than 100,000 intravenous doses in humans. NF-κB activation in the tumor microenvironment has been shown to increase Tregs and have the potential to enhance cancer cell proliferation. Unlike natural pathogenic dsRNAs and poly IC which activate NF-κB, Ampligen avoids significant activation of this pathway. Ampligen has not been approved by the Food and Drug Administration (the “FDA”) or marketed in the United States, but is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”).

We are currently proceeding primarily in four areas:

●	Conducting clinical trials to evaluate the efficacy and safety of Ampligen for the treatment of pancreatic cancer.
●	Evaluating Ampligen across multiple cancers as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.
●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.
●	Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or the Post-COVID condition of fatigue.

We are prioritizing activities in an order related to the stage of development, with those clinical activities such as pancreatic cancer, ME/CFS and Post-COVID conditions having priority over antiviral experimentation. We intend that priority clinical work be conducted in trials authorized by the FDA or European Medicines Agency (“EMA”), which trials support a potential future new drug application (“NDA”). However, our antiviral experimentation is designed to accumulate additional preliminary data supporting the hypothesis that Ampligen is a powerful, broad-spectrum prophylaxis and early-onset therapeutic that may confer enhanced immunity and cross-protection. Accordingly, we will conduct antiviral programs in those venues most readily available and able to generate valid proof-of-concept data, including foreign venues.

Corporate Information

Our primary executive offices are located at 2117 SW Highway 484, Ocala FL 34473 and our telephone number is (352) 448-7797. Additional information can be found on our website, https://aimimmuno.com and in our periodic and current reports filed with the Securities and Exchange Commission (the “SEC”). Copies of our current and periodic reports filed with the SEC are available to the public on a website maintained by the SEC at www.sec.gov and on our website. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities. No portion of our website is incorporated by reference into this prospectus.

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We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

Exchange Compliance

We are not currently in compliance with the Exchange’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. Pursuant to the letter from the Exchange informing us of this non-compliance, we submitted a Plan to the Exchange illustrating how we can regain compliance by June 11, 2026. If the Exchange does not accept our Plan or we are not able to regain compliance by June 11, 2026, our common stock may be delisted from the Exchange. As of September 30, 2024, our stockholders’ equity was $2.9 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the Exchange’s listing standards. We intend to take all reasonable measures available to regain compliance under the Exchange’s listing rules and remain listed on the Exchange. There can be no assurance that we will ultimately regain compliance with all applicable requirements for continued listing. If we do not regain compliance with the Exchange’s listing rules, then our securities will be delisted from the Exchange.

Going Concern

We have a history of operating losses since inception and expect to incur additional near-term losses. As discussed further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and the notes to our unaudited financial statements as of and for the nine months ended September 30, 2024, these unaudited financial statements were prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

While management has developed a plan, given continued losses, it is likely that there is substantial doubt about the Company’s ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us. See also “Risk Factors - We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Issuer:	AIM ImmunoTech Inc.

Securities offered by us:

Up to 49,701,789 Units, each Unit consisting of one share of our common stock, one Class E warrant to purchase one share of our common stock and one Class F warrant to purchase one share of our common stock. Each warrant will be immediately exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit, is exercisable immediately and, in the case of Class E warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class F warrants, will expire on the 18-month anniversary of the original issuance date.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of common stock in lieu of one share of common stock, one Class E warrant and one Class F warrant. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.  Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants.

The Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock being offered by us:	Up to 49,701,789 shares of common stock (assuming no issuance of Pre-Funded Warrants and no exercise of the warrants issued in this offering).

Number of warrants being offered by us:	Up to 99,403,578 warrants (comprised of 49,701,789 Class E warrants and 49,701,789 Class F warrants) to purchase 99,403,578 shares of common stock.

Assumed public offering price:	$0.2012 per Unit, which is the assumed public offering price.

Common stock outstanding immediately prior to this offering:	68,754,334 shares.

Common stock to be outstanding immediately after this offering(1):	118,456,123 shares (assuming no issuance of Pre-Funded Warrants and no exercise of the warrants issued in this offering).

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Use of proceeds:	Assuming the maximum number of Units are sold in this offering at an assumed public offering price of $0.2012 per Unit and no issuance of Pre-Funded Warrants in connection with this offering, we estimate that the net proceeds from our sale of Units in this offering will be approximately $9,034,000, after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, we may not sell all or any of these securities offered pursuant to this prospectus and we may receive significantly less in net proceeds. We currently intend to use the net proceeds from this offering for working capital, to bolster our clinical programs, for manufacturing costs and, possibly settling certain legal expenses. See “Use of Proceeds.”

Description of warrants:

Each warrant will be immediately exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit and will be exercisable immediately and, in the case of Class E warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class F warrants, will expire on the 18-month anniversary of the original issuance date. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

Each holder of warrants will be prohibited from exercising its warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, between us and Equiniti Trust Company, LLC, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities — Warrants” in this prospectus.

Placement agent warrants:	Upon the closing of this offering, we will issue to Maxim or its designee, as the placement agent in this offering, warrants entitling it to purchase a number of shares of common stock equal to 5.0% of the Units sold in this offering at an exercise price equal to 110% of the public offering price in connection with the offering (the “placement agent warrants”). The placement agent warrants will be non-exercisable for six months after the effective date of the registration statement of which this prospectus forms a part, and will expire five years after such date. This offering also relates to the offering of the shares of common stock issuable upon the exercise of the placement agent warrants.

Placement agent compensation:	Upon the closing of this offering, we will pay Maxim a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse Maxim for certain out-of-pocket expenses related to the offering. See “Plan of Distribution.”

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Reasonable best efforts offering:	We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Maxim to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution.”

Lock-up:

We have agreed to use our best efforts to cause our officers, directors and holders of 5% of more of our common stock not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for a period of up to ninety (90) days from the close of this offering, without the prior written consent of the placement agent. See the section of this prospectus entitled “Plan of Distribution” for additional information.

Exchange trading symbol:	Our common stock currently trades on the Exchange under the symbol “AIM.” We do not intend to list the Pre-Funded Warrants or warrants offered hereunder on any stock exchange.

Transfer agent, warrant agent and registrar:	The transfer agent and registrar for our common stock and the warrant agent for the warrants is Equiniti Trust Company, LLC.

Risk factors:	The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1)	The number of shares of our common stock to be outstanding following this offering is based on 68,754,334 outstanding shares of common stock as of January 31, 2025, and excludes (vested and unvested):

●	118,451 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $18.17 per share; and 2,814,142 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $1.54 per share;
●	487,050 shares of our common stock available for issuance or future grant pursuant to our 2018 equity incentive plan and 400,000 options were deferred for 2024 issuance and reserved in accordance to employment contracts;
●	360,000 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, LLC (“Azenova”) at a weighted average exercise price of $0.46 per share.
●	11,281,916 shares of our common stock issuable upon exercise of outstanding warrants issued to the selling stockholder in an offering at a weighted average exercise price of $0.363 per share; and
●	9,306,072 shares of our common stock issuable upon exercise of outstanding warrants issued to a selling stockholder in an offering at a weighted average exercise price of $0.28 per share.

Unless otherwise indicated, this prospectus also assumes that no Pre-Funded Warrants are issued.

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RISK FACTORS

Investing in our common stock and warrants is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to This Offering and Ownership of Our Securities

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Units in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to complete this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which would significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the Units offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses or dilution unless we are able to raise capital from alternative sources.

Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $0.12 per share based on the assumed public offering price of $0.2012 per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering. Please note that, since the end of September 30, 2024, there has been significant additional dilution.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering for working capital, to bolster our clinical programs, for manufacturing costs and, possibly settling certain legal expenses. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.

The attached financial statements have been prepared assuming we will continue as a going concern. Our management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within our control as of the date the financial statements are issued. When substantial doubt about our ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. If we are unable to implement sufficient mitigation efforts, we may be forced to limit our business activities or be unable to continue as a going concern, which would have a material adverse effect on our results of operations and financial condition.

We are currently not in compliance with the Exchange continued listing requirements. If we are unable to regain compliance with the Exchange’s listing requirements, our securities could be delisted, which could affect our common stock market price and liquidity and reduce our ability to raise capital.

We are not currently in compliance with the Exchange’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. Pursuant to the letter from the Exchange informing us of this non-compliance, we submitted a Plan to the Exchange illustrating how we can regain compliance by June 11, 2026. If the Exchange does not accept our Plan or we are not able to regain compliance by June 11, 2026, our common stock may be delisted from the Exchange. As of September 30, 2024, our stockholders’ equity was $2.9 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the Exchange’s listing standards. We intend to take all reasonable measures available to regain compliance under the Exchange’s listing rules and remain listed on the Exchange.

We cannot assure you that we will be able to regain compliance with the Exchange listing standards. Our failure to continue to meet these requirements would result in our common stock being delisted from the Exchange. We and holders of our securities could be materially adversely impacted if our securities are delisted from the Exchange. In particular:

●	we may be unable to raise equity capital on acceptable terms or at all;
●	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with the Exchange and the loss of federal preemption of state securities laws;
●	holders may be unable to sell or purchase our securities when they wish to do so;
●	we may become subject to stockholder litigation;
●	we may lose the interest of institutional investors in our common stock;
●	we may lose media and analyst coverage;
●	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
●	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

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If we are not able to comply with the applicable continued listing requirements or standards of the NYSE American, our common stock could be delisted from the Exchange.

Our common stock is listed on the Exchange. In order to maintain this listing, we must maintain a certain share price, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, the Exchange may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the Exchange inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the Exchange’s listing requirements; (v) if an issuer’s securities sell at what the Exchange considers a “low selling price” which the exchange generally considers $0.10 per share, the Exchange may suspend trading of the common stock, until the issuer corrects this via a reverse split of shares after notification by the Exchange; or (vi) if any other event occurs or any condition exists which makes continued listing on the Exchange, in its opinion, inadvisable. There are no assurances how the market price of the common stock will be impacted in future periods as a result of the general uncertainties in the capital markets and any specific impact on our Company as a result of the recent volatility in the capital markets.

In the event that our common stock is delisted from the Exchange and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Markets. In such event, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the common stock, reduced liquidity and market price of the common stock, decreased analyst coverage of the common stock, and an inability for us to obtain any additional financing to fund our operations that we may need.

If the common stock is delisted, the common stock may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a penny stock to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules impose additional sales practice requirements and burdens on broker-dealers (subject to certain exceptions) and could discourage broker-dealers from effecting transactions in our stock, further limiting the liquidity of our shares, and an investor may find it more difficult to acquire or dispose of the common stock on the secondary market.

These factors could have a material adverse effect on the trading price, liquidity, value and marketability of the common stock.

We may seek to raise additional funds or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stock. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our common stock and you may lose all or part of your investment.

The warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The warrants and the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $0.2012 per share, prior to, in the case of Class E warrants and Class F warrants, five years or 18 months, respectively, from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.001 per share. The Pre-Funded Warrants do not expire. In addition, there is no established trading market for the warrants or Pre-Funded Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the warrants and Pre-Funded Warrants will be limited.

Holders of the warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of the warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants or Pre-Funded Warrants. Upon exercise of the warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the warrants could discourage an acquisition of us by a third party.

Certain provisions of the warrants could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of common stock.

Following this offering, investors may purchase our shares of common stock to hedge existing exposure in our shares of common stock or to speculate on the price of our shares of common stock. Speculation on the price of our shares of common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of common stock for delivery to lenders of our shares of common stock. Those repurchases may in turn, dramatically increase the price of our shares of common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

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An active, liquid and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our common stock is currently listed on the Exchange, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our common stock if there are a limited number of shares in our public float.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	announcements of the results of clinical trials by us or our competitors;
●	announcements of legal actions against us and/or settlements or verdicts adverse to us;
●	adverse reactions to products;
●	governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency comments regarding the safety or effectiveness of our products, or the adequacy of the procedures, facilities or controls employed in the manufacture of our products;
●	changes in U.S. or foreign regulatory policy during the period of product development;
●	developments in patent or other proprietary rights, including any third-party challenges of our intellectual property rights;
●	announcements of technological innovations by us or our competitors;
●	announcements of new products or new contracts by us or our competitors;
●	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
●	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;
●	conditions and trends in the pharmaceutical and other industries;
●	new accounting standards;
●	overall investment market fluctuation;
●	restatement of prior financial results;
●	Further notice of American non-compliance, the Exchange’s rejection of our plan to regain compliance or our inability to effect efforts pursuant to the Plan to regain compliance, if accepted; and
●	occurrence of any of the risks described in these risk factors and the risk factors incorporated by reference herein.

In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed may result in an immediate decrease in the trading price of our common stock. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants or warrants issued in connection with the offering will have on the trading price of our common stock from time to time.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the Exchange and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we will be required to pay all amounts owed to any creditors before distributing any assets to holders of our capital stock. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our capital stockholders, in which case investors could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the placement agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the placement agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

Our business, financial condition and operating results could be negatively affected as a result of actions by activist investors.

Activist groups have attempted to gain control of our Board over the past few years at our annual stockholder meetings.

A proxy contest and related litigation could have a material adverse effect on us for the following reasons:

●	Activist investors may attempt to effect changes in our governance and strategic direction or to acquire control over the Board or AIM. In particular, if the Activist is successful in its litigation and subsequent proxy contest, it may gain control of the Board.

●	While we welcome the opinions of all stockholders, responding to proxy contests and related litigation by activist investors is likely to be costly and time-consuming, disrupt our operations, and potentially divert the attention of our Board, management team and other employees away from their regular duties and the pursuit of business opportunities to enhance stockholder value.

●	Perceived uncertainties as to our future direction as a result of potential changes to the composition of the Board may lead to the perception of a change in the strategic direction of the business, instability or lack of continuity, which may cause concern to our existing or potential strategic partners, customers, employees and stockholders; may be exploited by our competitors; may result in the loss of potential business opportunities or limit our ability to timely initiate or advance clinical trials; and may make it more difficult to attract and retain qualified personnel and business partners.

●	Proxy contests and related litigation by activist investors could cause significant fluctuations in our stock price based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

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Risks Associated with Our Business

We most likely will require additional financing which may not be available.

The development of our products requires the commitment of substantial resources to conduct the time-consuming research, preclinical development, and clinical trials that are necessary to bring pharmaceutical products to market. As of September 30, 2024, we had approximately $7.2 million in cash, cash equivalents and marketable securities. At present we do not generate any material revenue from our operations, and we do not anticipate doing so in the near future. We may need to obtain additional funding in the future for new studies and/or if current studies do not yield positive results, require unanticipated changes and/or additional studies. To raise additional funds, we have a few options at our disposal in addition to up to $10.0 million that could be raised in this offering. We have an effective universal shelf registration statement pursuant to which we can raise funds. We have an At-the-market offering pursuant to which we currently can raise up to approximately $1,846,039. We have outstanding warrants that could raise funds if exercised, but these warrants need to be restructured. No assurance can be given as to the amount of funds that could be raised pursuant to this registration statement or the potential dilution to current stockholders.

We believe, based on our current financial condition, that we do not have adequate funds to meet our anticipated operational cash needs and fund current clinical trials over more than approximately the next four to six months. If our funds are not adequate, and we are subsequently unable to obtain additional funding, through joint venturing, sales of securities and/or otherwise, our ability to develop our products, commercially produce inventory or continue our operations may be materially adversely affected.

We may continue to incur substantial losses and our future profitability is uncertain.

As of September 30, 2024, our accumulated deficit was approximately $420.8 million. As with many biotechnology companies, we have not yet generated significant revenues from our products and may incur substantial and increased losses in the future. We cannot assure that we will ever achieve significant revenues from product sales or become profitable. We require, and will continue to require, the commitment of substantial resources to develop our products. We cannot assure that our product development efforts will be successfully completed or that required regulatory approvals will be obtained or that any products will be manufactured and marketed successfully or be profitable.

Our drug and related technologies are investigational and subject to regulatory approval. If we are unable to obtain regulatory approval in a timely manner, or at all, our operations will be materially harmed and our stock adversely affected.

While we have received regulatory approval for the commercialization of Ampligen in Argentina (pending additional release testing and subsequent steps), all of our drugs and associated technologies, other than Alferon N Injection, are investigational in the U.S. and must receive prior regulatory approval by appropriate regulatory authorities for commercial distribution and sale and are currently legally available only through clinical trials in the U.S. with specified disorders. At present, Alferon N Injection is approved for the intralesional treatment of refractory or recurring external genital warts in patients 18 years of age or older. However, it is not at present available for purchase on the market. Use of Alferon N Injection for other indications will require regulatory approval in the United States and abroad.

Our products, including Ampligen, are subject to extensive regulation by numerous governmental authorities in the U.S. and other countries, including, but not limited to, the U.S. FDA, the Health Protection Branch (“HPB”) of Canada, the Agency for the EMA in Europe; and the Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (“ANMAT”) in Argentina. Obtaining regulatory approvals is a rigorous and lengthy process and requires the expenditure of substantial resources. In order to obtain final regulatory approval of a new drug, we must demonstrate to the satisfaction of the regulatory agency that the product is safe and effective for its intended uses and that we are capable of manufacturing the product to the applicable regulatory standards. We require regulatory approval in order to market Ampligen or any other proposed product and receive product revenues or royalties. We cannot assure you that Ampligen will ultimately be demonstrated to be safe and efficacious. While Ampligen is authorized for use in clinical trials in the U.S., we cannot assure you that additional clinical trial approvals will be authorized in the United States or in other countries, in a timely fashion or at all, or that we will complete these clinical trials. In addition, although Ampligen has been authorized by the FDA for treatment use under certain conditions, including provision for cost recovery, there can be no assurance that such authorization will continue in effect.

While we received approval of our Argentinian NDA from ANMAT for commercial sale of rintatolimod (U.S. tradename: Ampligen) in the Argentine Republic for the treatment of severe ME/CFS, ANMAT approval is only an initial, but important, step in the overall successful commercialization of our product. In September 2019, we received clearance from the FDA to ship Ampligen to Argentina for the commercial launch and subsequent sales. However, there are a number of additional actions that must occur before we would be able to commence commercial sales in Argentina. For example, Ampligen is still in the process of release testing the product that has already been sent.

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The FDA’s regulatory review and approval process is extensive, lengthy, expensive and inherently uncertain. To receive approval for a product candidate, we must, among other things, demonstrate to the FDA’s satisfaction with substantial evidence from well-controlled pre-clinical and clinical trials that the product candidate is both safe and effective for each indication for which approval is sought. Before we can sell Ampligen for any use or promote Alferon N Injection for any use other than as Alferon N Injection for treatment of refractory or recurring genital warts, we will need to file the appropriate NDA with the FDA in the U.S. and the appropriate regulatory agency outside of the U.S. where we intend to market and sell such products. At present the only NDA we have filed with the FDA is the NDA for the use of Ampligen to treat CFS. The FDA issued a Complete Response Letter (“CRL”) in February 2013 for this NDA and provided recommendations to address certain outstanding issues before they could approve Ampligen for Commercial Sales. The Agency stated that the submitted data do not provide substantial evidence of efficacy of Ampligen for the treatment of CFS and that the data do not provide sufficient information to determine whether the product is safe for use in CFS due to the limited size of the safety database and multiple discrepancies within the submitted data. The FDA indicated that we needed to conduct additional work. Therefore, ultimate FDA approval, if any, may be delayed indefinitely and may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be successful or considered sufficient by the FDA for approval or even to make our applications approvable. If any of these outcomes occur, we may be forced to abandon one or more of our future applications for approval, which might significantly harm our business and prospects. As a result, we cannot predict if or when we might receive regulatory approval for the use of Ampligen to treat CFS or for the use of any other products. Even if regulatory approval from the FDA is received for the use of Ampligen to treat CFS or eventually, for the use of any other product, any approvals that we obtain could contain significant limitations in the form of narrow indications, patient populations, warnings, precautions or contra-indications or other conditions of use, or the requirement that we implement a risk evaluation and mitigation strategy. In such an event, our ability to generate revenues from such products could be greatly reduced and our business could be harmed.

If we are unable to gain necessary FDA approvals related to Ampligen and Alferon N Injection on a timely basis, or we are unable to generate the additional data, successfully complete inspections or obtain approvals as required by the FDA on a timely manner, or at all, or determine that any of our clinical studies are not cost/justified to undertake or if, for that or any other reason, Ampligen, Alferon N Injection or one of our other products or production processes do not receive necessary regulatory approval in the U.S. or elsewhere, our operations most likely will be materially and/or adversely affected.

Generally, obtaining approval of an NDA by the FDA, or a comparable foreign regulatory authority, is inherently uncertain. Even after completing clinical trials and other studies, a product candidate could fail to receive regulatory approval for many reasons, including the following:

●	not be able to demonstrate to the satisfaction of the FDA that our product candidate is safe and effective for any indication;
●	the FDA may disagree with the design or implementation of our clinical trials or other studies;
●	the results of the clinical trials or other studies may not demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;
●	the FDA may disagree with our interpretation of data from clinical trials or other studies;
●	the data collected from clinical trials and other studies of a product candidate may not be sufficient to support the submission of an NDA;
●	the approval policies or regulations of the FDA may significantly change in a manner rendering our clinical and other study data insufficient for approval; and
●	the FDA may not approve the proposed manufacturing processes and facilities for a product candidate.

We may be subject to product liability claims from the use of Ampligen, Alferon N Injection, or other of our products which could negatively affect our future operations. We have limited product liability and clinical trial insurance.

We maintain a limited amount of Products Liability and Clinical Trial insurance coverage worldwide for Ampligen and Alferon N Injection due to the minimal amount of historical loss claims regarding these products in the marketplace. Any claims against our products, Ampligen and Alferon N Injection, could have a materially adverse effect on our business and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of Ampligen, Alferon N Injection or other of our products results in adverse effects. This liability might result from claims made directly by patients, hospitals, clinics or other consumers, or by pharmaceutical companies or others manufacturing these products on our behalf. Our future operations may be negatively affected from the litigation costs, settlement expenses and lost product sales inherent to these claims. While we will continue to attempt to take appropriate precautions, we cannot assure that we will avoid significant product liability exposure.

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Uncertainty of health care reimbursement for our products exists.

Our ability to successfully commercialize our products will depend, in part, on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health coverage insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and from time to time legislation is proposed, which, if adopted, could further restrict the prices charged by and/or amounts reimbursable to manufacturers of pharmaceutical products. We cannot predict what, if any, legislation will ultimately be adopted or the impact of such legislation on us. There can be no assurance that third party insurance companies will allow us to charge and receive payments for products sufficient to realize an appropriate return on our investment in product development.

There are risks of liabilities associated with handling and disposing of hazardous materials.

Our business involves the controlled use of hazardous materials, carcinogenic chemicals, and flammable solvents. Although we believe that our safety procedures for handling and disposing of such materials comply in all material respects with the standards prescribed by applicable regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident or the failure to comply with applicable regulations, we could be held liable for any damages that result. However, we have obtained insurance coverage to mitigate any potential significant loss in this area.

Failures of our information technology infrastructure could have a material adverse effect on operations.

We utilize various software applications and other information technology that are critically important to our business operations. We rely on information technology networks and systems, including the Internet, to process, transmit, and store electronic and financial information, to manage a variety of business processes and activities. We depend on our information technology infrastructure to communicate internally and externally with employees, consultants and others. We also use information technology networks and systems to comply with regulatory, legal, and tax requirements. These information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions, or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, computer viruses, attacks by computer hackers or other cybersecurity risks, telecommunication failures, user errors, natural disasters, terrorist attacks, or other catastrophic events. If any of our significant information technology systems suffer severe damage, disruption or shutdown, and our disaster recovery and business continuity plans do not effectively resolve the issues in a timely manner, our financial condition and results of operations may be materially and adversely affected.

The loss of services of key personnel could hurt our chances for success.

Our success is dependent on the continued efforts of our staff, especially certain doctors and researchers. The loss of the services of personnel key to our operations could have a material adverse effect on our operations and chances for success. The loss of key personnel or the failure to recruit additional personnel as needed could have a materially adverse effect on our ability to achieve our objectives.

The accounting principles generally accepted in the United States of America (“GAAP”) requires estimates, judgements and assumptions which inherently contain uncertainties.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with GAAP. Any future changes in estimates, judgments and assumptions used or necessary revisions to prior estimates, judgments or assumptions could lead to a restatement of our results.

The financial statements included in this registration statement of which this prospectus forms a part are prepared in accordance with GAAP. This involves making estimates, judgments and assumptions that affect reported amounts of assets (including intangible assets), liabilities, mezzanine equity, stockholders’ equity, operating revenues, costs of sales, operating expenses, other income, and other expenses. Estimates, judgments, and assumptions are inherently subject to change in the future and any necessary revisions to prior estimates, judgments or assumptions could lead to a restatement. Any such changes could result in corresponding changes to the amounts of assets (including goodwill and other intangible assets), liabilities, mezzanine equity, stockholders’ equity, operating revenues, costs of sales, operating expenses, other income and other expenses.

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation (“FDIC”), and the loss of such assets would have a severe negative affect on our operations and liquidity.

On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. A statement by the Department of the Treasury, the Federal Reserve and the FDIC stated that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts. Although we do not have any funds deposited with SVB and Signature Bank, we currently have deposits with Bank of America and Truist Bank, each exceeding $250,000. In the future, we may maintain our cash assets at these and other financial institutions in the United States in amounts that may be in excess of the FDIC insurance limit of $250,000. In the event of a failure of any of these financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

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Risks Associated with Our Products

The development of Ampligen is subject to significant risks.

Ampligen may be found to be ineffective or to have adverse side effects, fail to receive necessary regulatory clearances, be difficult to manufacture on a commercial scale, be uneconomical to market or be precluded from commercialization by proprietary right of third parties. Our investigational products are in various stages of clinical and pre-clinical development and require further clinical studies and appropriate regulatory approval processes before any such products can be marketed. We do not know when, if ever, Ampligen or our other products will be generally available for commercial sale for any indication. Generally, only a small percentage of potential therapeutic products are eventually approved by the FDA for commercial sale.

To the extent that we are required by the FDA, pursuant to the Ampligen NDA, to conduct additional studies and take additional actions, approval of any applications that we submit may be delayed by several years or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be successful or considered sufficient by the FDA for approval or even to make our applications approvable. If any of these outcomes occur, we may be forced to abandon one or more of our future applications for approval, which might significantly harm our business and prospects. As a result, we cannot predict when or whether regulatory approval will be obtained for any product candidate we develop.

If approved, one or more of the potential side effects of the drug might deter usage of Ampligen in certain clinical situations and, therefore, could adversely affect potential revenues and physician/patient acceptability of our product.

The development of Alferon N Injection is subject to significant risks.

Although Alferon N Injection is approved for marketing in the United States for intralesional treatment of refractory or recurring external genital warts in patients 18 years of age or older, to date it has not been approved for other indications. Given our focus on developing Ampligen as an oncology therapy and antiviral, alone and in combination with other drugs, at this time we are not focusing on developing Alferon N Injection.

Possible side effects from the use of Ampligen or Alferon N Injection could adversely affect potential revenues and physician/patient acceptability of our product.

We believe that Ampligen has been generally well tolerated with a low incidence of clinical toxicity, particularly given the severely debilitating or life-threatening diseases that have been treated. A mild flushing reaction has been observed in approximately 15-20% of patients treated in our various studies. This reaction is occasionally accompanied by a rapid heartbeat, a tightness of the chest, urticaria (swelling of the skin), anxiety, shortness of breath, subjective reports of “feeling hot”, sweating and nausea. The reaction is usually infusion-rate related and can generally be controlled by reducing the rate of infusion. Other adverse side effects include liver enzyme level elevations, diarrhea, itching, asthma, low blood pressure, photophobia, rash, visual disturbances, slow or irregular heart rate, decreases in platelets and white blood cell counts, anemia, dizziness, confusion, elevation of kidney function tests, occasional temporary hair loss and various flu-like symptoms, including fever, chills, fatigue, muscular aches, joint pains, headaches, nausea and vomiting. These flu-like side effects typically subside within several months.

The FDA in its February 1, 2013 CRL provided recommendations to address certain outstanding issues before they could approve Ampligen for Commercial Sales. The Agency stated that the submitted data do not provide sufficient information to determine whether the product is safe for use in CFS due to the limited size of the safety database and multiple discrepancies within the submitted data.

If approved, one or more of the potential side effects of the drug might deter usage of Ampligen in certain clinical situations and therefore, could adversely affect potential revenues and physician/patient acceptability of our product.

At present, Alferon N Injection is approved for the intralesional (within the lesion) treatment of refractory or recurring external genital warts in adults. In clinical trials conducted for the treatment of genital warts with Alferon N Injection, patients did not experience serious side effects; however, there can be no assurance that unexpected or unacceptable side effects will not be found in the future for this use or other potential uses of Alferon N Injection which could threaten or limit such product’s usefulness.

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Risks Related to Our Activities Associated with Ampligen’s Potential Effectiveness as a Treatment for COVID-19 or Post-COVID Conditions

It is not possible to predict the future of COVID-19, and related Post-COVID Conditions, as a global public health threat or the development of related therapies. No assurance can be given that Ampligen will aid in or be applied to the treatment of this virus.

Significant additional testing and trials will be required to determine whether Ampligen will be effective in the treatment of COVID-19 or Post-COVID conditions, and no assurance can be given that it will be the case. We base our belief that Ampligen may be effective in the treatment of COVID-19 or Post-COVID conditions on the result of studies that we reviewed and referenced. No assurance can be given that future studies will not result in findings that are different from those in the studies that we have relied upon. We are one of many companies working to develop a treatment for this virus, most of whom have far greater resources than us. This includes research into a range of COVID-19-related circumstances, from prophylactic and early-onset treatments to therapies for Post-COVID conditions. If one of these companies develops an effective treatment along the same lines as a therapy being developed by AIM, the development of Ampligen for this virus most likely will be adversely affected. Moreover, there already are available treatments.

Operating in foreign countries carries with it many risks.

Some of our studies are being conducted in the Netherlands and we may conduct other studies and or we may enter into agreements such as supply agreements. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

Risks Associated with Our Intellectual Property

We may not be profitable unless we can protect our patents and/or receive approval for additional pending patents.

We need to preserve and acquire enforceable patents covering the use of Ampligen for a particular disease in order to obtain exclusive rights for the commercial sale of Ampligen for such disease. We obtained all rights to Alferon N Injection, and we plan to preserve and acquire enforceable patents covering its use for existing and potentially new diseases once we have had a successful FDA Pre Approval Inspection. Our success depends, in large part, on our ability to preserve and obtain patent protection for our products and to obtain and preserve our trade secrets and expertise. Certain of our know-how and technology is not patentable, particularly the procedures for the manufacture of our experimental drug, Ampligen. We also have been issued a patent which affords protection on the use of Ampligen in patients with Chronic Fatigue Syndrome. We have not yet been issued any patents in the United States for the use of Ampligen as a sole treatment for any of the cancers which we have sought to target.

We cannot assure that our competitors will not seek and obtain patents regarding the use of similar products in combination with various other agents, for a particular target indication prior to our doing so. If we cannot protect our patents covering the use of our products for a particular disease, or obtain additional patents, we may not be able to successfully market our products.

The patent position of biotechnology and pharmaceutical firms is highly uncertain and involves complex legal and factual questions.

To date, no consistent policy has emerged regarding the breadth of protection afforded by pharmaceutical and biotechnology patents. There can be no assurance that new patent applications relating to our products, process or technology will result in patents being issued or that, if issued, such patents will afford meaningful protection against competitors with similar technology. It is generally anticipated that there may be significant litigation in the industry regarding patent and intellectual property rights. Such litigation could require substantial resources from us, and we may not have the financial resources necessary to enforce the patent license rights that we hold. No assurance can be made that our patents will provide competitive advantages for our products, process and technology or will not be successfully challenged by competitors. No assurance can be given that patents do not exist or could not be filed which would have a materially adverse effect on our ability to develop or market our products or to obtain or maintain any competitive position that we may achieve with respect to our products. Our patents also may not prevent others from developing competitive products or processes using related technology.

There can be no assurance that we will be able to obtain necessary licenses if we cannot enforce patent license rights we may hold. In addition, the failure of third parties from whom we currently license certain proprietary information or from whom we may be required to obtain such licenses in the future, to adequately enforce their rights to such proprietary information, could adversely affect the value of such licenses to us.

If we cannot enforce the patent license rights, we currently hold we may be required to obtain licenses from others to develop, manufacture or market our products. There can be no assurance that we would be able to obtain any such licenses on commercially reasonable terms, if at all. We currently license certain proprietary information from third parties, some of which may have been developed with government grants under circumstances where the government maintained certain rights with respect to the proprietary information developed. No assurances can be given that such third parties will adequately enforce any rights they may have or that the rights, if any, retained by the government will not adversely affect the value of our license.

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There is no guarantee that our trade secrets will not be disclosed or known by our competitors.

To protect our rights, we require all employees and certain consultants to enter into confidentiality agreements with us. There can be no assurance that these agreements will not be breached, that we would have adequate and enforceable remedies for any breach, or that any trade secrets of ours will not otherwise become known or be independently developed by competitors.

Risks Associated with Our R&D

We cannot predict what additional studies and/or additional testing or information may be required by the FDA. Accordingly, we are unable to estimate the nature, timing, costs and necessary efforts to complete these projects nor the anticipated completion dates. In addition, we have no basis for estimating when material net cash inflows may commence. We have yet to generate significant revenues from the sale of these developmental products.

Due to the inherent uncertainty involved in the design and conduct of clinical trials and the applicable regulatory requirements, including the factors discussed below in “Business” we cannot predict what additional studies and/or additional testing or information may be required by the FDA. In addition, most of our studies to date have involved only a small group of participants and positive results in such a small group does not mean that such results will prove true in studies with a much larger group of participants. Accordingly, we are unable to estimate the nature, timing, costs and necessary efforts to complete these projects nor the anticipated completion dates. In addition, we have no basis for estimating when material net cash inflows may commence. We have yet to generate significant revenues from the sale of these developmental products. Please see “We most likely will require additional financing which may not be available” above.

Risks Associated with Our Manufacturing

Our Alferon N Injection Commercial Sales were halted due to lack of finished goods inventory. If we are unable to gain the necessary FDA approvals related to Alferon N Injection, or if we are unable to identify a CMO or CMOs that meet our requirements, then our operations would most likely be materially and/or adversely affected.

We are exploring engaging a Contract Manufacturing Organization (“CMO”) to produce Alferon active pharmaceutical ingredients (“API”). At present, we do not have a supply of Alferon N Injection or the requisite API. Additionally, although our old New Brunswick facility was FDA approved under the BLA for Alferon N Injection, this status will need to be reapproved when a CMO or a new facility is identified for the production of the drug. We cannot provide any guarantee that a CMO or other future facility will pass an FDA pre-approval inspection for Ampligen or Alferon N Injection manufacture.

If we are unable to gain the necessary FDA approvals related to the manufacturing process and/or final product of new Alferon N Injection inventory or contract with a CMO, our operations most likely will be materially adversely affected.

There are no long-term agreements with suppliers of required materials and services for Ampligen and there are a limited number of raw material suppliers. If we are unable to obtain the required raw materials and/or services, we may not be able to manufacture Ampligen.

A number of essential raw materials are used in the production of Ampligen as well as packaging materials utilized in the fill and finish process. We do not have, but continue to work toward having, long-term agreements for the supply of such materials, when possible. There can be no assurance we can enter into long-term supply agreements covering essential materials on commercially reasonable terms, if at all.

There are a limited number of suppliers in the United States and abroad available to provide the raw and packaging materials/reagents for use in manufacturing Ampligen and Alferon N Injection. At present, we do not have any agreements with third parties for the supply of any of these materials or we are relying on a limited source of reagent suppliers necessary for the manufacture of Alferon N Injection. Jubilant HollisterStier LLC has manufactured batches of Ampligen for us pursuant to purchase orders. We anticipate, but cannot assure, that additional orders will be placed upon approved quotes and purchase orders provided by us to Jubilant. On December 22, 2020, we added Pharmaceutics International Inc. (“Pii”) as a “Fill & Finish” provider to enhance our capacity to produce the drug Ampligen. This addition amplifies our manufacturing capability by providing redundancy and cost savings. The contracts augment our existing fill and finish capacity. If we are unable to place adequate acceptable purchase orders with Jubilant or Pii in the future at acceptable prices upon acceptable terms, we will need to find another manufacturer. If we need to find another contract manufacturer to produce Ampligen, it would create a significant delay and expense to get the manufacturer up and running. The costs and availability of products and materials we would need for the production of Ampligen are subject to fluctuation depending on a variety of factors beyond our control, including competitive factors, changes in technology, ownership of intellectual property, FDA and other governmental regulations. There can be no assurance that we will be able to obtain such products and materials on terms acceptable to us or at all.

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While we produced limited quantities of API for our products in our old New Brunswick, NJ facility, the sale of this facility necessitated our exploring the engagement of a CMO to produce API for both Ampligen and Alferon. At the present, we may not have sufficient API to make an additional batch of Ampligen utilizing our current GMP manufacturing process. We are continually exploring new efficiencies to maximize our ability to fulfill future obligations. We currently have in stock sufficient supplies to meet our current projected clinical needs. If these needs should increase drastically beyond current expectations or should current stocks unexpectedly expire before expectations and we are unable to successfully manufacture additional API, this would adversely affect our ability to continue clinical development. Currently, the Alferon N Injection manufacturing process is on hold and there is no definitive timetable for its restart. Please see “Our Alferon N. Injection commercial sales were halted due to lack of finished goods inventory. If we are unable to gain the necessary FDA approvals related to Alferon N Injection, our operations most likely will be materially and/or adversely affected” above.

If we are unable to obtain or manufacture the required materials/reagents, and/or procure services needed in the final steps in the manufacturing process, we may be unable to manufacture Ampligen. The costs and availability of products and materials we need for the production of Ampligen are subject to fluctuation depending on a variety of factors beyond our control, including competitive factors, changes in technology, ownership of intellectual property, FDA and other governmental regulations. There can be no assurance that we will be able to obtain such products and materials on terms acceptable to us or at all.

There are limited number of organizations in the United States available to provide the final manufacturing steps of formulation, fill, finish and packing sets for Alferon N Injection and Ampligen.

There are a limited number of organizations in the United States available to provide the final steps in the manufacturing for Alferon N Injection and Ampligen. To formulate, fill, finish and package our products (“fill and finish”), we require an FDA approved third party CMO.

In January 2017, we approved a quote and provided a purchase order with Jubilant HollisterStier LLC pursuant to which Jubilant manufactured batches of Ampligen for us. We anticipate, but cannot assure, that additional orders will be placed upon approved quotes and purchase orders provided by us to Jubilant. If we are unable to place adequate acceptable purchase orders with Jubilant in the future at acceptable prices upon acceptable terms our business would be materially and adversely affected. Please see the prior risk factor.

In December 2020, we added Pii as a “Fill & Finish” provider to enhance our capacity to produce the drug Ampligen. This addition amplifies our manufacturing capability by providing redundancy and cost savings. The contracts augment our existing fill and finish capacity.

Should there be an unanticipated delay in receiving new product or should we experience an unexpected demand for Ampligen, our ability to supply Ampligen most likely will be adversely affected. If we are unable to procure services needed in the final steps in the manufacturing process, we may be unable to manufacture Alferon N Injection and/or Ampligen. The costs and availability of products and materials we need for the production of Ampligen and the commercial production of Alferon N Injection and other products which we may commercially produce are subject to fluctuation depending on a variety of factors beyond our control, including competitive factors, changes in technology, and FDA and other governmental regulations and there can be no assurance that we will be able to obtain such products and materials on terms acceptable to us or at all.

There is no assurance that, upon success, manufacture of a drug on a limited-scale basis for investigational use would lead to a successful transition to commercial, large-scale production.

Changes in methods of manufacturing, including commercial scale-up, may affect the chemical structure of Ampligen and other RNA drugs, as well as their safety and efficacy. The transition from limited production of pre-clinical and clinical research quantities to production of commercial quantities of our products will involve distinct management and technical challenges, and may require additional management, technical personnel and capital. While we intend to identify a CMO (or CMOs) with a state-of-the-art facility capable of meeting potential increased demand for Ampligen, there can be no assurance that our manufacturing will be successful or that any given product will be determined to be safe and effective, or capable of being manufactured under applicable quality standards, economically, and in commercial quantities, or successfully marketed.

We have limited manufacturing experience for Ampligen and Alferon N Injection. We may not be profitable unless we can produce Ampligen, Alferon N Injection or other products in commercial quantities at costs acceptable to us.

Ampligen has been produced to date in limited quantities for use in our clinical trials, Early Access Program and Expanded Access Program. In addition, in Argentina, Ampligen is still in the process of release testing the product that has already been sent. To be successful, our products must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. We believe, but cannot assure, that it will not be necessary to increase our current product plans to meet our production obligations. We intend to utilize third-party facilities if and when the need arises. We will need to comply with regulatory requirements for such facilities, including those of the FDA pertaining to cGMP requirements or maintaining our NDA or BLA status. There can be no assurance that such facilities can be used, built, or acquired on commercially acceptable terms, or that such facilities, if used, built, or acquired, will be adequate for the production of our proposed products for large-scale commercialization or our long-term needs.

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We have never produced Ampligen, Alferon N Injection or any other products in large commercial quantities. We must manufacture our products in compliance with regulatory requirements in large commercial quantities and at acceptable costs in order for us to be profitable. We intend to utilize third-party manufacturers and/or facilities if and when the need arises or, if we are unable to do so, to build or acquire commercial-scale manufacturing facilities. If we cannot manufacture commercial quantities of Ampligen and/or Alferon N Injection or continue to maintain third party agreements for its manufacture at costs acceptable to us, our operations will be significantly affected. If and when the Ampligen NDA is approved, we may need to find an additional vendor to manufacture the product for commercial sales. Also, each production lot of Alferon N Injection is subject to FDA review and approval prior to releasing the lots to be sold. This review and approval process could take considerable time, which would delay our having product in inventory to sell, nor can we provide any assurance as to the receipt of FDA approval of our finished inventory product. There can be no assurances that the Ampligen and/or Alferon N Injection can be commercially produced at costs acceptable to us.

Risks Associated with Our Licensing/Collaborations/Joint Ventures

If we are unable to achieve licensing, collaboration and/or joint ventures, our marketing strategy for Ampligen will be part of the differing health care systems around the world along with the different marketing and distribution systems that are used to supply pharmaceutical products to those systems.

We have received approval of our NDA from ANMAT for commercial sale of rintatolimod (U.S. tradename: Ampligen) in the Argentine Republic for the treatment of severe CFS. The product will be marketed by GP Pharm, our commercial partner in Latin America. In September 2019, we received clearance from the FDA to ship Ampligen to Argentina for the commercial launch and subsequent sales. We are currently working with GP Pharma on the commercial launch of Ampligen in Argentina. Commercialization in Argentina will require, among other things, GP Pharm to establish disease awareness, medical education, creation of an appropriate reimbursement level, design of marketing strategies and completion of manufacturing preparations for launch.

The next steps in the commercial launch of Ampligen include ANMAT conducting a final inspection of the product and release tests before granting final approval to begin commercial sales. This testing and approval process is currently delayed due ANMAT’s internal processes. Once final approval by ANMAT is obtained, GP Pharm will begin distributing Ampligen in Argentina. We continue to pursue our Ampligen NDA, for the treatment of CFS with the FDA.

Risks Associated with Our Marketing and Distribution

We have limited marketing and sales capability. If we are unable to obtain additional distributors and our current and future distributors do not market our products successfully, we may not generate significant revenues or become profitable.

We have limited marketing and sales capability. We are dependent upon existing, and possibly future, marketing agreements and third-party distribution agreements for our products in order to generate significant revenues and become profitable. As a result, any revenues received by us will be dependent in large part on the efforts of third parties, and there is no assurance that these efforts will be successful.

Our commercialization strategy for Ampligen, if and when it is approved for marketing and sale by the FDA, may include licensing/co-marketing agreements utilizing the resources and capacities of a strategic partner(s). We continue to seek a world-wide marketing partner with the goal of having a relationship in place before approval is obtained. In parallel to partnering discussions, appropriate pre-marketing activities will be undertaken. It is our current intention to control manufacturing of Ampligen on a world-wide basis.

Our commercialization strategy for Alferon N Injection may include the utilization of internal functions and/or licensing/co-marketing agreements that would utilize the resources and capacities of one or more strategic partners.

We cannot assure that our U.S. or foreign marketing strategy will be successful or that we will be able to establish future marketing or third-party distribution agreements on terms acceptable to us, or that the cost of establishing these arrangements will not exceed any product revenues. Our inability to establish viable marketing and sales capabilities would most likely have a materially adverse effect on us. There can be no assurances that the approved Alferon N Injection product will be returned to prior sales levels.

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Risks Associated with Our Competition

Rapid technological change may render our products obsolete or non-competitive.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Most of these entities have significantly greater research and development capabilities than us, as well as substantial marketing, financial and managerial resources, and represent significant competition for us. There can be no assurance that developments by others will not render our products or technologies obsolete or noncompetitive, or that we will be able to keep pace with technological developments.

Our products may be subject to substantial competition.

Ampligen. Our flagship product, Ampligen, is being evaluated as a potential treatment for COVID-19, myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS) and COVID-induced CFS symptoms (“Long Haulers”), as well as multiple types of cancers. With regard to COVID-19, multiple global companies are actively working to develop therapies for COVID-19, including several companies which have successfully developed vaccines and treatments. It is possible that these or other companies may be developing therapies that are similar to that which we are attempting to develop, and could therefore develop them first. Some of these potential products may have an entirely different approach or means of accomplishing similar therapeutic effects to products being developed by us. These competing products may be more effective and less costly than our products. In addition, conventional drug therapy, surgery and other more familiar treatments may offer competition to our products. Furthermore, many of our competitors have significantly greater experience than we do in preclinical testing and human clinical trials of pharmaceutical products and in obtaining FDA, The Health Protection Branch of the Canada Department of National Health and Welfare (“HPB”) and other regulatory approvals of products. Accordingly, our competitors may succeed in obtaining FDA, HPB or other regulatory product approvals more rapidly than us. There are no drugs approved for U.S. commercial sale for the treatment of CFS; standard of care is to focus on symptom relief, such as addressing pain or depression. The dominant competitors with drugs to treat disease indications which we plan to address include Pfizer, GlaxoSmithKline, Merck & Co., Novartis and AstraZeneca. Biotech competitors include Baxter International, Fletcher/CSI, AVANT Immunotherapeutics, AVI BioPharma and Genta. These potential competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources, product development, and manufacturing and marketing capabilities than we have. Although we believe our principal advantage is the unique mechanism of action of Ampligen on the immune system, we cannot assure that we will be able to compete.

Alferon N Injection. Our competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources, product development, and manufacturing and marketing capabilities than we have. Other competitors provide recombinant alpha and beta interferon products. Many pharmaceutical firms offer self-administered topical cream, for the treatment of external genital and perianal warts. Alferon N Injection also competes with surgical, chemical, and other methods of treating genital warts. We cannot assess the impact products developed by our competitors, or advances in other methods of the treatment of genital warts, will have on the commercial viability of Alferon N Injection. If and when we obtain additional approvals of uses of this product, we expect to compete primarily on the basis of product performance. Our competitors have developed or may develop products (containing either alpha or beta interferon or other therapeutic compounds) or other treatment modalities for those uses. There can be no assurance that, if we are able to obtain regulatory approval of Alferon N Injection for the treatment of new indications, we will be able to achieve any significant penetration into those markets. In addition, because certain competitive products are not dependent on a source of human blood cells, such products may be able to be produced in greater volume and at a lower cost than Alferon N Injection. Currently, our wholesale price on a per unit basis of Alferon N Injection is higher than that of the competitive recombinant alpha and beta interferon products. Please see risk factor “We may not be profitable unless we can protect our patents and/or receive approval for additional pending patents” above for additional information.

Other companies may succeed in developing products earlier than we do, obtaining approvals for such products from the FDA more rapidly than we do, or developing products that are more effective than those we may develop. While we will attempt to expand our technological capabilities in order to remain competitive, there can be no assurance that research and development by others or other medical advances will not render our technology or products obsolete or non-competitive or result in treatments or cures superior to any therapy we develop.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING

STATEMENTS AND SUMMARY RISK FACTORS

This registration statement and the prospectus include “forward-looking statements,” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this registration statement and the prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this registration statement and the prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies and developments, including those identified in the “Risk Factors” section of this registration statement and prospectus and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

SUMMARY RISK FACTORS

Risks Related to This Offering and Ownership of Our Securities

●	This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.
●	Investors in this offering will experience immediate and substantial dilution in the book value of their investment.
●	Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
●	We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.
●	We are currently not in compliance with the Exchange continued listing requirements. If we are unable to regain compliance with the Exchange’s listing requirements, our securities could be delisted, which could affect our common stock market price and liquidity and reduce our ability to raise capital.
●	We may seek to raise additional funds or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.
●	The warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.
●	Holders of the warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.
●	Provisions of the warrants could discourage an acquisition of us by a third party.
●	A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of common stock.
●	An active, liquid and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.
●	This offering may cause the trading price of our common stock to decrease.
●	If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.
●	If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.
●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.
●	In making your investment decision, you should understand that we and the placement agent have not authorized any other party to provide you with information concerning us or this offering.
●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.
●	Our business, financial condition and operating results could be negatively affected as a result of actions by activist investors.

General Risk Related to Our Business

●	We most likely will require additional financing which may not be available.
●	We may continue to incur substantial losses and our future profitability is uncertain.
●	Our drug and related technologies are investigational and subject to regulatory approval. If we are unable to obtain regulatory approval in a timely manner, or at all, our operations will be materially harmed and our stock adversely affected.
●	We may be subject to product liability claims from the use of Ampligen, Alferon N Injection, or other of our products which could negatively affect our future operations. We have limited product liability and clinical trial insurance.
●	Uncertainty of health care reimbursement for our products.
●	There are risks of liabilities associated with handling and disposing of hazardous materials.
●	We rely upon information technology and any failure, inadequacy, interruption, or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.
●	The loss of services of key personnel could hurt our chances for success.
●	GAAP requires estimates, judgements and assumptions which inherently contain uncertainties.
●	We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation, and the loss of such assets would have a severe negative affect on our operations and liquidity.

Risks Associated with Our Products

●	The development of Ampligen is subject to significant risks.
●	The development of Alferon N Injection is subject to significant risks.
●	Possible side effects from the use of Ampligen or Alferon N Injection could adversely affect potential revenues and physician/patient acceptability of our product.

Risks Related to Our Activities Associated with Ampligen’s Potential Effectiveness as a Treatment for COVID-19 or Post-Covid Conditions

●	It is not possible to predict the future of COVID-19, and related Post-COVID Conditions, as a global public health threat or the development of related therapies. No assurance can be given that Ampligen will aid in or be applied to the treatment of this virus.
●	Operating in foreign countries carries with it many risks.

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Risks Associated with Our Intellectual Property

●	We may not be profitable unless we can protect our patents and/or receive approval for additional pending patents.
●	The patent position of biotechnology and pharmaceutical firms is highly uncertain and involves complex legal and factual questions.
●	There can be no assurance that we will be able to obtain necessary licenses if we cannot enforce patent license rights we may hold. In addition, the failure of third parties from whom we currently license certain proprietary information or from whom we may be required to obtain such licenses in the future, to adequately enforce their rights to such proprietary information, could adversely affect the value of such licenses to us.
●	There is no guarantee that our trade secrets will not be disclosed or known by our competitors.

Risks Associated with Our R&D

●	We cannot predict what additional studies and/or additional testing or information may be required by the FDA. Accordingly, we are unable to estimate the nature, timing, costs and necessary efforts to complete these projects nor the anticipated completion dates. In addition, we have no basis for estimating when material net cash inflows may commence. We have yet to generate significant revenues from the sale of these developmental products.

Risks Associated with Our Manufacturing

●	Our Alferon N Injection Commercial Sales were halted due to lack of finished goods inventory. If we are unable to gain the necessary FDA approvals related to Alferon N Injection, or if we are unable to identify a CMO or CMOs that meet our requirements, then our operations would most likely be materially and/or adversely affected.
●	There are no long-term agreements with suppliers of required materials and services for Ampligen and there are a limited number of raw material suppliers. If we are unable to obtain the required raw materials and/or services, we may not be able to manufacture Ampligen.
●	There are limited number of organizations in the United States available to provide the final manufacturing steps of formulation, fill, finish and packing sets for Alferon N Injection and Ampligen.
●	There is no assurance that, upon success, manufacture of a drug on a limited-scale basis for investigational use would lead to a successful transition to commercial, large-scale production.
●	We have limited manufacturing experience for Ampligen and Alferon N Injection. We may not be profitable unless we can produce Ampligen, Alferon N Injection or other products in commercial quantities at costs acceptable to us.

Risks Associated with Our Licensing/Collaborations/Joint Ventures

●	If we are unable to achieve licensing, collaboration and/or joint ventures, our marketing strategy for Ampligen will be part of the differing health care systems around the world along with the different marketing and distribution systems that are used to supply pharmaceutical products to those systems.

Risks Associated with Our Marketing and Distribution

●	We have limited marketing and sales capability. If we are unable to obtain additional distributors and our current and future distributors do not market our products successfully, we may not generate significant revenues or become profitable.

Risks Associated with Our Competition

●	Rapid technological change may render our products obsolete or non-competitive.
●	Our products may be subject to substantial competition.

Risks Associated with an Investment in Our Common Stock

●	The market price of our stock may be adversely affected by market volatility.
●	Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
●	Provisions of our Certificate of Incorporation and Delaware law could defer a change of our Management, which could discourage or delay offers to acquire us.
●	Our business, financial condition and operating results could be negatively affected as a result of actions by activist investors.

21

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9,034,000 (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50% or 25% of the Units offered in this offering would be approximately $6,709,000, $4,384,000 and $2,590,000, respectively, after deducting placement agent fees and estimated offering expenses payable by us.

A $0.5 increase (decrease) in the assumed public offering price of $0.2012 per Unit, would increase (decrease) the net proceeds to us from this offering by approximately $24,850,895, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees.

We currently intend to use the net proceeds of this offering as follows:

●	bolster our clinical programs;
●	for manufacturing costs;
●	possibly settling certain legal expenses up to about $1.0 million; and
●	the remainder as working capital and for general corporate purposes.

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

22

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024 as follows:

●	on an actual basis; and
●

on an as adjusted basis to reflect the issuance and sale by us of 49,701,789 Units in this offering at the assumed public offering price of $0.2012 per Unit (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale and assuming no exercise of any outstanding warrants to purchase shares of common stock.

The information below is illustrative only. Our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included herein.

	As of September 30, 2024
	Unaudited,	Unaudited, As
(In thousands)	Actual	Adjusted

Cash, Cash Equivalents and Marketable securities	$7,202	15,271

Short-term debt, net of discounts	2,593	2,593
Long-term debt, net of discounts	139	139

Stockholders’ Equity
Common stock ($0.001 par value, 350,000,000 shares authorized, 58,668,647 shares outstanding as of September 30, 2024; 108,370,436 shares outstanding on an as adjusted basis)	59	59
Additional paid in capital	423,714
Accumulated Deficit	(420,861)
Total stockholders’ (deficit) equity	2,912
Total capitalization	$5,644

The number of shares of our common stock outstanding set forth in the table above excludes (vested and unvested), as of September 30, 2024:

●

118,500 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $18.57 per share; and 2,814,142 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $1.54 per share;

●	1,474,482 shares of our common stock available for issuance or future grant pursuant to our 2018 equity incentive plan;

●	360,000 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, at a weighted average exercise price of $0.46 per share; and

●	11,281,916 shares of our common stock issuable upon exercise of outstanding warrants issued to a selling stockholder in a prior offering at a weighted average exercise price of $0.363 per share.

23

DILUTION

If you invest in our Units in this offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the as adjusted net tangible book value per share of our common stock after giving effect to the offering.

Our net tangible book value (deficit) as of September 30, 2024 was $379,874, or approximately $0.01 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock that is part of the Unit paid by investors in the offering and the net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the offering and our sale of the Units in the offering at an assumed public offering price of $0.2012 per Unit, and after deduction of placement agent fees from gross proceeds raised in the offering and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $8,447,874, or $0.08 per share of common stock. This represents an immediate increase in net tangible book value of $0.07 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.12 per share of common stock to investors of the offering, as illustrated in the following table, based on shares outstanding as of September 30, 2024.

The information below is illustrative only. The dilution caused by this offering will change based on the actual public offering price and other terms of this offering determined at pricing. In addition, since the end of September 30, 2024, there has been significant additional dilution which is not reflected in this section. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included herein.

Assumed offering price per share of common stock (attributing no value to warrants)		$0.2012
Actual net tangible book value per share of common stock before this offering(1)	$0.01

Increase (decrease) in net tangible book value per share attributable to new investors(2)	$0.07
Net tangible book value per share after this offering(3)		$0.08
Immediate dilution in net tangible book value per share to new investors		$0.12

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.
(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of September 30, 2024.
(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

Each $0.5 increase (decrease) in the assumed public offering price of $0.2012 per Unit would increase (decrease) the net tangible book value per share after this offering by $0.07 per share and the dilution to new investors purchasing Units in this offering by $0.62 and ($0.38) per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

If we only sell 75%, 50% or 25% of the maximum offering amount, our net tangible book value per share after this offering would be $0.08, $0.08 or $0.09, respectively, and the immediate dilution in net tangible book value per share to new investors purchasing Units in this offering would be $0.12, $0.12 or $0.11, respectively, assuming no Pre-Funded Warrants are issued and no warrants are exercised, and after deducting placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assume no issuance of Pre-Funded Warrants, which if sold, would reduce the number of Units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock outstanding set forth in the table above excludes (vested and unvested), as of September 30, 2024:

●

118,500 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $18.57 per share; and 2,747,474 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $1.54 per share;

●	1,474,482 shares of our common stock available for issuance or future grant pursuant to our equity incentive plan;

●	360,000 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, at a weighted average exercise price of $0.46 per share; and

●	11,281,916 shares of our common stock issuable upon exercise of outstanding warrants issued to the selling stockholder in a prior offering at a weighted average exercise price of $0.363 per share.

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Fair Value

The Company complies with the provisions of FASB ASC 820 “Fair Value Measurements” for its financial and non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.

The fair values of cash and cash equivalents, other assets, accounts payable and accrued expenses approximate their carrying values due to the short-term maturities of these items and are considered a Level 1 instrument of the fair value measurements standard. The Company also has certain warrants with a cash settlement feature in the occurrence of a Fundamental Transaction (as defined in these warrants). The fair value of the warrants (“June 2024 Warrants”) related to the Company’s June 2024 common stock and warrant issuance, are calculated using a Monte Carlo Simulation.

The Company also had certain redeemable warrants in the Rights Offering with a cash settlement feature in the occurrence of a Fundamental Transaction. No Fundamental Transaction occurred. In March 2024, 205,000 of these warrants converted on a cashless basis and 5,830,028 expired.

The Company estimated the fair value of the June 2024 Warrants using the Black-Scholes Model, which uses multiple inputs including the Company’s stock price, the exercise price of the warrant, volatility of the Company’s stock price, the risk-free interest rate and the expected term of the warrants.

The Company utilized the following assumptions to estimate the fair value of the Class A Warrants:

	September 30,	December 31,
	2024	2023
Underlying price per share	$0.350	—
Exercise price per share	$0.363	—
Risk-free interest rate	4.42%	—
Expected holding period	5.5 years	—
Expected volatility	110%	—
Expected dividend yield	—	—

25

The Company utilized the following assumptions to estimate the fair value of the Class B Warrants:

	September 30,	December 31,
	2024	2023
Underlying price per share	$0.350	—
Exercise price per share	$0.363	—
Risk-free interest rate	4.82%	—
Expected holding period	2 years	—
Expected volatility	89%	—
Expected dividend yield	—	—

The significant assumptions using the Monte Carlo Simulation approach for valuation of the warrants are:

(i)	Risk-Free Interest Rate. The risk-free interest rates for the warrants are based on U.S. Treasury constant maturities for periods commensurate with the remaining expected holding periods of the warrants.

(ii)	Expected Holding Period. The expected holding period represents the period of time that the warrants are expected to be outstanding until they are exercised. The Company utilizes the remaining contractual term of the warrants at each valuation date as the expected holding period.

(iii)	Expected Volatility. Expected stock volatility is based on daily observations of the Company’s historical stock values for a period commensurate with the remaining expected holding period on the last day of the period for which the computation is made.

(iv)	Expected Dividend Yield. The expected dividend yield is based on the Company’s anticipated dividend payments over the remaining expected holding period. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.

(v)	Expected Probability of a Fundamental Transaction. Put rights arise if a Fundamental Transaction 1) is an all cash transaction; (2) results in the Company going private; or (3) is a transaction involving a person or entity not traded on a national securities exchange. The Company believes such an occurrence is unlikely because:

1.	The Company only has one product that is FDA approved but is currently not available for commercial sales;
2.	The Company will have to perform additional clinical trials for FDA approval of its flagship product;
3.	Industry and market conditions continue to include uncertainty, adding risk to any transaction;
4.	The nature of a life sciences company is heavily dependent on future funding and high fixed costs, including Research & Development;
5.	The Company has minimal revenues streams which are insufficient to meet the funding needs for the cost of operations or construction at their manufacturing facility; and
6.	The Company’s Rights Agreement and Executive Agreements make it less attractive to a potential buyer.

With the above factors utilized in analysis of the likelihood of the Put’s potential Liability, the Company estimated the range of probabilities related to a Put right being triggered as:

Range of Probability	Probability
Low	0.5%
Medium	1.0%
High	5.0%

The Monte Carlo Simulation has incorporated a 5.0% probability of a Fundamental Transaction to date for the life of the securities.

(vi)	Expected Timing of Announcement of a Fundamental Transaction. As the Company has no specific expectation of a Fundamental Transaction, for reasons elucidated above, the Company utilized a discrete uniform probability distribution over the Expected Holding Period to model in the potential announcement of a Fundamental Transaction occurring during the Expected Holding Period.

26

(vii)	Expected 100 Day Volatility at Announcement of a Fundamental Transaction. An estimate of future volatility is necessary as there is no mechanism for directly measuring future stock price movements. Daily observations of the Company’s historical stock values for the 100 days immediately prior to the warrants’ grant dates, with a floor of 100%, were utilized as a proxy for future volatility estimates.

(viii)	Expected Risk-Free Interest Rate at Announcement of a Fundamental Transaction. The Company utilized a risk-free interest rate corresponding to the forward U.S. Treasury rate for the period equal to the time between the date forecast for the public announcement of a Fundamental Transaction and the warrant expiration date for each simulation.

(ix)	Expected Time Between Announcement and Consummation of a Fundamental Transaction. The expected time between the announcement and the consummation of a Fundamental Transaction is based on the Company’s experience with the due diligence process performed by acquirers and is estimated to be six months. The Monte Carlo Simulation approach incorporates this additional period to reflect the delay warrant Holders would experience in receiving the proceeds of the Put.

While the assumptions remain consistent from period to period (e.g., utilizing historical stock prices), the actual historical prices input for the relevant period input change.

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. AIM categorizes each of its fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

1.	Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market.
2.	Level 2 – Observable inputs other than Level 1 prices such as quote prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.
3.	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. As of September 30, 2024, the Company has classified the warrants with cash settlement features as Level 3. Management evaluates a variety of inputs and then estimates fair value based on those inputs. As discussed above, the Company utilized the Monte Carlo Simulation Model in valuing the warrants.

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy as (in thousands):

	As of September 30, 2024
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$67	$67	$—	$—
Marketable securities	$6,287	$6,287	$—	$—

	As of December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$4,805	$4,805	$—	$—
Marketable securities	$7,631	$7,631	$—	$—

27

RESULTS OF OPERATIONS

Nine months ended September 30, 2024 versus nine months ended September 30, 2023

Net Loss

Our net loss was approximately $11,353,000 and $16,386,000 for the nine months ended September 30, 2024, and 2023, respectively, representing a decrease in loss of approximately $5,033,000 or 31%. This decrease in loss was primarily due to the following:

●	a decrease in research and development expenses of $3,206,000,
●	a decrease in general and administrative expenses of $795,000,
●	a decrease in production costs of $6,000,
●	an increase in gain on investments of $297,000,
●	an increase in interest and other income of $2,568,000; offset by
●	a decrease in gain from sale of Income tax operating of $900,000,
●	an increase in warrant valuation of $458,000, and an
●	increase in interest expense of $453,000.

Net loss per share was $(0.21) and $(0.34) for the nine months ended September 30, 2024, and 2023, respectively. The weighted average number of shares of our common stock outstanding as of September 30, 2024, was 53,351,467 as compared to 48,483,802 as of September 30, 2023.

Revenues

Revenues from our Ampligen® Cost Recovery Program were $125,000 and $137,000 for the nine months ended September 30, 2024, and 2023, respectively, representing a decrease of $12,000 which is primarily related to the fluctuation of patient participation.

For the nine months ended September 30, 2024 and 2023, we had no Alferon N Injection® Finished Good product to commercially sell and all revenue was generated from the EAP and our FDA approved open-label treatment protocol, (“AMP 511”), that allows patient access to Ampligen® for treatment in an open-label safety study.

Interest and Other Income

Interest and other income for the nine months ended September 30, 2024, and 2023 was approximately $3,379,000 and $811,000, respectively, reflecting an increase of approximately $2,568,000. The increase was primarily due to a recovery of $2,500,000 from the primary level of the Director and Officer insurance proceeds during the nine months ended September 30, 2024 related to legal costs recovered related to shareholder litigation matters in addition to an amendment in September 2024 to an original agreement that was executed by us and Amarex clarifying and changing the nature of a remaining execution fee of $725,437. The amendment allowed that the remainder would not be exclusive to the original agreement, that the nature of the payment changed from an execution fee to a fully refundable deposit, and that it could be applied to any invoice upon mutual agreement of the parties, removed the threshold contingencies, and if such invoices were not sufficient to exhaust the balance, that the refund would be refunded in cash. Therefore, the nature of the payment changed to deposit status and outstanding invoices were applied against the deposit. These changes resulted in an approximate overall increase in interest and other income of $3,379,000 for the nine months ended September 30, 2024. During the nine months ended September 30, 2023, interest earnings were $811,000.

Gain (loss) on Investments, net

Gain (loss) on investments for the nine months ended September 30, 2024, and 2023 was approximately $96,000 and ($201,000), respectively, reflecting an increase in the gain on investments of approximately $297,000. The increase in gain was due to the change in the fair value of equity investments.

Production Costs

Production costs were approximately $24,000 and $30,000, respectively, for the nine months ended September 30, 2024, and 2023, representing a decrease of $6,000 in production costs.

28

Gain (loss) from sale of income tax operating loss

The quarterly income tax benefit for the nine months ended September 30, 2024, was $0 compared to a gain of $900,000 for the nine months ended September 30, 2023. This was due to the lifetime limit of $20,000,000 for the sale of the New Jersey NOL being reached and therefore no tax provision was calculated in 2024.

Research and Development Costs

Overall Research and Development (“R&D”) costs for the nine months ended September 30, 2024, were approximately $4,533,000, as compared to $7,739,000 for September 30, 2023, reflecting a decrease of approximately $3,206,000. The primary reason for the decrease in R&D costs were approximate decreases in outside contractors of $1,770,000, clinical expenses of $1,738,000, computer and IT services of $111,000 offset by an increase in salaries of $270,000, patent and trademark expenses of $34,000, rent expense of $30,000, consulting fees of $27,000, manufacturing expenses of $24,000, insurance of $18,000 and maintenance expense of $17,000.

General and Administrative Expenses

General and Administrative (“G&A”) expenses for the nine months ended September 30, 2024, and 2023, were approximately $9,485,000 and $10,280,000, respectively, reflecting a decrease of approximately $795,000. The decrease in G&A expenses for the nine months ended September 30, 2024 was due primarily to approximate decreases in legal professional fees of approximately $968,000, insurance expense of $208,000, public relations fees of $141,000, travel expenses of $58,000, interest expense of $23,000, rent expense of $19,000 offset by an increase in investment banker fees of $314,000 and stock compensation of $308,000.

Interest Expenses

Interest expenses for the nine months ended September 30, 2024 was approximately $453,000 and there was no interest expense for the nine months ended September 30, 2023. The increase in interest expense for the nine months ended September 30, 2024 was due to the interest expense incurred related to the Note Purchase Agreement entered into on February 16, 2024 with Streeterville.

Year ended December 31, 2023 versus year ended December 31, 2022

Our net loss was approximately $28,962,000 and $19,445,000 for the years ended December 31, 2023 and 2022, respectively, representing an increase in net loss of approximately $9,517,000 or (49%) when compared to the same period in 2022. This increase in net loss for the year ended December 31, 2023, was primarily due to the following:

●	an increase in general and administrative expenses of $8,063,000;
●	an increase in research and development expenses of $3,949,000;
●	an increase in production costs of $42,000; offset by
●	an increase in revenue of $61,000;
●	an increase on income from investments of $1,879,000;
●	an increase in interest/other income of $440,000;
●	an increase in gain from sale of Income tax operating losses of $177,000;
●	an increase on the gain from sale of fixed assets of $15,000;
●	a decrease of the quarterly revaluation of certain redeemable warrants of $35,000.

Net loss per share was $ (0.60) and $(0.40) for the years ended December 31, 2023 and 2022, respectively. The weighted average number of shares of our common stock outstanding as of December 31, 2023, was 48,585,404 as compared to 48,047,288 as of December 31, 2022.

Revenues

Revenues from our Ampligen® Cost Recovery Program were $202,000 and $141,000 for the years ended December 31, 2023 and 2022, representing an increase of $61,000 which is primarily related to the fluctuation of patient participation.

For the years ended December 31, 2023 and 2022, we had no Alferon N Injection® Finished Good product to commercially sell and all revenue was generated from the EAP and our FDA approved open-label treatment protocol, AMP 511, that allows patient access to Ampligen® for treatment in an open-label safety study.

29

Production Costs

Production costs were approximately $42,000 and $0, respectively, for the years ended December 31, 2023 and 2022, representing an increase of $42,000 in production costs in the current period. The increase was due to the cost incurred for production of Ampligen that occurred in the last quarter of 2023.

Research and Development Costs

Overall Research and Development (“R&D”) costs for the year ended December 31, 2023, were approximately $10,939,000 as compared to $6,990,000 a year ago, reflecting an increase of approximately $3,949,000. The primary reason for the increase in research and development costs was due to the increases in Company sponsored clinical trials expenses of approximately $2,162,000 and an increase in outside consultant costs of approximately $1,787,000.

General and Administrative Expenses

General and Administrative (“G&A”) expenses for the years ended December 31, 2023 and 2022, were approximately $21,137,000 and $13,074,000, respectively, reflecting an increase of approximately $8,063,000. The increase in G&A expenses during the current period was largely due to increases in legal fees of approximately $6,500,000 primarily related to responding to an attempt by a group of shareholders to bypass our bylaws and nominating procedures, and financial consultant fees of $2,407,000 offset by a decrease in stock compensation of $711,000. We are in the process of submitting an insurance claim and hope to recover a portion of the legal expenses related to the shareholder action, but recovery, if any, at this time cannot be determined.

Gain (loss) on Investments

Gain (loss) on investments for the years ended December 31, 2023 and 2022 was approximately $200,000 and ($1,679,000), respectively, reflecting an increased gain on investments of approximately $1,879,000. The gain was due to the change in the fair value of equity investments.

Redeemable Warrants

The revaluation of certain redeemable warrants resulted in a non-cash adjustment to the redeemable warrants liability. There was no change for the twelve months ended December 31, 2023, compared with a gain of $35,000 for the twelve months ended December 31, 2022 (see “Financial Statements: Note 15: Fair Value” for the various factors considered in the valuation of redeemable warrants).

Gain from Sale of Income Tax Operating Losses

In December 2023, we effectively sold $14,156,000 of our New Jersey state net operating loss carryforward and $38,600 in R&D credits for the year 2022 for approximately $1,313,000. Additionally, we recorded a deferred tax asset in the amount of approximately $1,604,000 for the current year 2023 operating losses to be sold in 2024. (see Note 12 Income Taxes (FASB ASC 740 Income Taxes).

Liquidity and Capital Resources

Cash used in operating activities for the nine months ended September 30, 2024, was approximately $10,933,000 compared to approximately $11,509,000 for the same period in 2023, a decrease of $576,000. The primary reasons for this decrease were a decrease in net loss during the nine months of $5,033,000 as well as a decrease in gain from sale of income tax operating losses of $900,000, an increase in equity-based compensation of $308,000 and an increase in loss on issuance of warrants of $458,000. This is partially offset by an increase in cash utilized for accounts payable of $2,590,000, an increase in accrued expenses of $1,714,000, prepaid expenses of $255,000 as well as a decrease in funds received from the 2023 sale of New Jersey net operating loss and received in 2024 of $495,000.

30

Cash provided by investing activities for the nine months ended September 30, 2024, was approximately $1,002,000 compared to cash used in investing activities for the nine months ended September 30, 2023, of approximately $618,000, representing a change of $1,620,000. The primary reason for the change was the cash provided by the net purchase and sale of marketable securities activity of $1,439,000 compared to cash used in the net purchase and sale of marketable securities of $231,000 for the same period in 2023, the loss on sale of property and equipment of $0 in the current period in 2024, compared with $10,000 in the same period in 2023 as well as the net purchase and abandonment of patents in the current period in 2024 of $417,000 compared with the net purchase and abandonment of patents in the same period in 2023 of $377,000.

Cash provided by financing activities for the nine months ended September 30, 2024, was approximately $5,407,000 compared to approximately $338,000 for the same period in 2023, representing an increase of $5,069,000. The primary reason for this increase was the receipt of $2,367,000 in net proceeds from the notes payable, net of issuance cost, an increase in the sale of shares in the current period in 2024 of $860,000 compared to $338,000 in the same period in 2023 as well as an increase in warrant valuation of $2,047,000 in the current period in 2024.

Our principal source of liquidity is our cash and cash equivalents, marketable securities, and proceeds from financing activities to provide the necessary funding to meet our obligations as they become due. As noted above, as of September 30, 2024, we had approximately $7,202,000 in cash, cash equivalents and marketable securities, inclusive of approximately $6,287,000 in marketable securities, representing a decrease of approximately $5,868,000 from December 31, 2023. In addition, we have suffered losses from operations and net cash used on operating activities for the three-month period ended September 30, 2024, and have a working capital deficit. These conditions raise substantial doubt regarding our ability to continue as a going concern for a period of at least one year from the date of issuance of these unaudited condensed consolidated financial statements. See Note 1 to our Unaudited Condensed Consolidated Financial Statements. Please see “Risk Factors - We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.”

The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. On September 30, 2024, our current liabilities exceeded our current assets by $2,530,000 which raised doubt our ability to continue as a going concern. Additionally, at September 30, 2024, our stockholders’ equity was below the minimum requirements for continued listing on the NYSE American.

Management evaluated the conditions, and their significance of those conditions related to our ability to meet our obligations and determined that the primary cause of the working capital deficit was related to an accounts payable balance of $6,300,000. This balance includes $4,900,000 of legal fees related to litigation. We are currently negotiating with the law firm to reduce prior billings. These negotiations are ongoing and could, if resolved favorably to us, partially alleviate the working capital deficit. Further we negotiated the recovery of an additional $2.5 million from our secondary director and officer coverage.

On September 6, 2024, an amendment to an agreement dated April 7, 2022, was executed by us and Amarex clarifying and changing the nature of the remaining execution fee of $725,437. The amendment allowed that the remainder would not be exclusive to the agreement dated on April 7, 2022, that the nature of the payment changed from an execution fee to a fully refundable deposit, and that it could be applied to any invoice upon mutual agreement of the parties, removed the threshold contingencies, and if such invoices were not sufficient to exhaust the balance, that the refund would be refunded in cash. Due to the changes brought about by the amendment, the nature of the payment changed to deposit status. At September 30, 2024, we had an outstanding deposit of $653,000 which may be used to offset future clinical research expenditures. This deposit is listed as a non-current asset on the balance sheet but could provide working capital if the timing of expenditures are realized within the next 15 months.

Additionally, we received $2.5 million of insurance recoveries under the first layer of our director and officer insurance policy during the quarter ended June 30, 2024. Subsequent to September 30, 2024, we further negotiated collection of $2.5 million from a secondary director and officer policy.

As a research and development company, we are conducting research necessary to bring our product, Ampligen, to market. As such, we primarily rely on financing activities to provide the necessary funding to meet our obligations as they become due. AIM has a long and demonstrated history of success in these efforts, however, there is no assurance that we will be successful in attaining the necessary funding in the future.

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In addition to the $10.0 million we hope to raise pursuant to this prospectus, we currently have two capital mechanisms in place:

On April 19, 2023, we entered an ATM offering. The agreement expires on April 19, 2025.

In February 2024, we entered into an agreement with Atlas Sciences, LLC. Under the terms of the Agreement we can require Atlas to purchase up to $15.0 million of our common stock at 95% of the then share market value at our sole discretion with no restrictions on our use of the proceeds. Limitations of the agreement include volume based on average daily trading volume limited to 4.99% of total shares outstanding for each put. There is no assurance as to the amount of funds that will be realized pursuant to the agreement.

No assurance can be given as to the amount of funding that will be received from either of these capital mechanisms.

In addition to providing working capital, if fully realized, we believe that the capital mechanisms and proceeds we hope to raise pursuant to this prospectus could possibly provide the equity necessary to correct the deficiency as required by the NYSE American.

We are committed to a focused business plan oriented toward finding senior co-development partners with the capital and expertise needed to commercialize the many potential therapeutic aspects of our experimental drugs and our FDA approved drug Alferon N Injection.

The development of our products requires the commitment of substantial resources to conduct the time-consuming research, preclinical development, and clinical trials that are necessary to bring pharmaceutical products to market. We believe, based on our current financial condition, that we have adequate funds to meet our anticipated operational cash needs and fund current clinical trials over approximately the next four to six months. At present we do not generate any material revenues from operations, and we do not anticipate doing so in the near future. We most likely will need to obtain additional funding in the future for new studies and/or if current studies do not yield positive results, require unanticipated changes and/or additional studies. In this regard, in February 2022, the SEC declared our S-3 Shelf Registration Statement effective which will allow us to raise additional capital in the future. On April 19, 2023, we entered into an Equity Distribution Agreement (the “EDA”), with Maxim, pursuant to which we may sell from time to time, shares of our common stock having an aggregate offering price of up to $8.5 million through Maxim, as agent. The amount was subsequently reduced from $8.5 million to $3.1 million. Sales under the EDA were registered under the S-3 Shelf Registration Statement. Under the terms of the Distribution Agreement, Maxim is entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares sold under the EDA. For the nine months ended September 30, 2024, we sold 1,305,653 shares under the EDA for total gross proceeds of approximately $630,204, which includes a 3.0% fee to Maxim of $18,906. During the year ended December 31, 2023, we sold 598,114 shares under the EDA for total gross proceeds of approximately $344,000, which includes a 3.0% fee to Maxim of $10,326. We hope to raise additional funds through the EDA. No assurance can be given as to the amount of any additional sales pursuant to the EDA.

Securities Purchase Agreement

On May 31, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) to complete an offering (the “Transactions”) with a single accredited investor (the “Purchaser”), pursuant to which we issued to the Purchaser, (i) in a registered direct offering, 5,640,958 shares of our common stock (the “Shares”), par value $0.001 per share common stock and (ii) in a concurrent private placement, we issued to the Purchaser Class A common warrants to purchase an aggregate of up to 5,640,958 shares of its common stock (the “A Warrants”) at an exercise price of $0.363 per share and Class B common warrants to purchase an aggregate of up to 5,640,958 shares of our common stock (the “B Warrants” and, along with the A Warrants, the “Common Warrants”) at an exercise price of $0.363 per share. The A Warrants and B Warrants are not exercisable for six months after the issuance date and will expire, respectively, 24 months and five years and six months after the issuance date. The Common Warrants and the shares of common stock issuable upon the exercise of such warrants are offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

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We received aggregate gross proceeds from the Transactions of approximately $2,047,688, before deducting fees to the placement agent and other estimated offering expenses payable by us. The Shares are being offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-262280), which was declared effective on February 4, 2022 (as amended from time to time).

Pursuant to the terms of the Purchase Agreement, subject to certain exceptions, we could not issue any equity securities for 60 days following the issuance date, provided that we were able to utilize our at-the-market offering program with the placement agent after 30 days. Additionally, we could not enter into a variable rate transaction (other than the ATM program with the placement agent) for 120 days after the issuance date. In addition, our executive officers and each of our directors have entered into lock-up agreements with us pursuant to which each of them has agreed not to, for a period of 90 days from the closing of the Transactions, offer, sell, transfer or otherwise dispose of our securities, subject to certain exceptions.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, are subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If a Fundamental Transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. Common Warrant Holders will have additional rights defined in the Common Warrants. The Common Warrants will be exercisable on a “cashless” basis only if there is not a current registration statement permitting public resale. In this regard, the Company filed a registration statement to register the resale of the Common Warrant Shares. That registration statement was declared effective by the SEC on July 11, 2024. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the issuance date and to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

Maxim acted as the placement agent on a “commercially reasonable best efforts” basis, in connection with the Transactions pursuant to the Placement Agency Agreement, dated May 31, 2024 (the “Placement Agency Agreement”), by and between us and the placement agent. Pursuant to the Placement Agency Agreement, the placement agent received a cash fee of 8% of the aggregate gross proceeds paid to the Company for the securities sold in the Transactions and reimbursement of certain out-of-pocket expenses.

No assurance can be given as to the amount of funds that could be raised or the potential dilution to current stockholders. If we are unable to commercialize and sell Ampligen and/or recommence material sales of Alferon N Injection, our operations, financial position and liquidity may be adversely impacted, and additional financing may be required. There can be no assurances that, if needed, we will be able to raise adequate funds from the EDA or otherwise, or enter into licensing, partnering or other arrangements to advance our business goals. We may seek to access the public equity market whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock or instruments convertible into or exercisable for our common stock. Any additional funding may result in significant dilution and could involve the issuance of securities with rights, which are senior to those of existing stockholders. See Risk Factors; We most likely will require additional financing which may not be available”.

Second Securities Purchase Agreement

On September 30, 2024, the Company entered into a similar securities purchase agreement with the Purchaser. Pursuant to the new Purchase Agreement we issued to the Purchaser, (i) in a registered direct offering, 4,653,036 shares of our common stock (the “Shares”), par value $0.001 per share common stock and (ii) in a concurrent private placement, we issued to the Purchaser Class C common warrants to purchase an aggregate of up to 4,653,036 shares of its common stock (the “C Warrants”) at an exercise price of $0.28 per share and Class D common warrants to purchase an aggregate of up to 4,653,036 shares of our common stock (the “D Warrants” and, along with the C Warrants, the “Second Common Warrants”) at an exercise price of $0.28 per share. The C Warrants and D Warrants are not exercisable for six months after the issuance date and will expire, respectively, 24 months and five years and six months after the issuance date. We received aggregate gross proceeds from this transactions of approximately $1,256,317, before deducting fees to the Placement Agent and other estimated offering expenses payable by us. The shares issuable upon the exercise of the Second Common Warrants were subsequently registered for public sale.

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NYSE American Continued Listing Requirements

To preserve our listing on the NYSE American (the “Exchange”), among other things, we are required to maintain Stockholders Equity of $6,000,000 or we may receive a warning or a delisting notice. Pursuant to a letter from the Exchange informing us of this non-compliance, we submitted a Plan to the Exchange illustrating how we can regain compliance by June 11, 2026. If the Exchange does not accept our Plan or we are not able to regain compliance by June 11, 2026, our common stock may be delisted from the Exchange. As of September 30, 2024, our stockholders’ equity was $2.9 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the Exchange’s listing standards and our securities could be subject to delisting. See “Risk Factors - We are currently not in compliance with the Exchange continued listing requirements. If we are unable to regain compliance with the Exchange’s listing requirements, our securities could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.”

If the common stock ultimately were to be delisted for any reason, it could negatively impact us by (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire the common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

As a research and development company, we are conducting research necessary to bring our product, Ampligen, to market. As such, we primarily rely on financing activities to provide the necessary funding to meet our obligations as they become due. AIM has a long and demonstrated history of success in these efforts, however, there is no assurance that we will be successful in attaining the necessary funding in the future.

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BUSINESS

AIM ImmunoTech Inc. and its subsidiaries are an immuno-pharma company headquartered in Ocala, Florida, and focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders and to treat cancers for which there are currently inadequate or unmet therapies. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

Our flagship products are Ampligen (rintatolimod) and Alferon N Injection (Interferon alfa). Ampligen is a dsRNA molecule being developed for globally important cancers, viral diseases and disorders of the immune system, with more than 100,000 intravenous doses in humans. NF-κB activation in the tumor microenvironment has been shown to increase Tregs and have the potential to enhance cancer cell proliferation. Unlike natural pathogenic dsRNAs and poly IC which activate NF-κB, Ampligen avoids significant activation of this pathway. Ampligen has not been approved by the FDA or marketed in the United States, but is approved for commercial sale in the Argentine Republic for the treatment of severe CFS.

We are currently proceeding primarily in four areas:

●	Conducting clinical trials to evaluate the efficacy and safety of Ampligen for the treatment of pancreatic cancer.
●	Evaluating Ampligen across multiple cancers as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.
●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.
●	Evaluating Ampligen as a treatment for ME/CFS and fatigue and/or the Post-COVID condition of fatigue.

We are prioritizing activities in an order related to the stage of development, with those clinical activities such as pancreatic cancer, ME/CFS and Post-COVID conditions having priority over antiviral experimentation. We intend that priority clinical work be conducted in trials authorized by the FDA or EMA, which trials support a potential future NDA. However, our antiviral experimentation is designed to accumulate additional preliminary data supporting the hypothesis that Ampligen is a powerful, broad-spectrum prophylaxis and early-onset therapeutic that may confer enhanced immunity and cross-protection. Accordingly, we will conduct antiviral programs in those venues most readily available and able to generate valid proof-of-concept data, including foreign venues.

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Immuno-Oncology

We are focused on pancreatic cancer because testing results, to date, primarily conducted in the Netherlands, have been very promising. The Netherlands study generated statistically significant data indicating that Ampligen extended survival well beyond the Standard of Care (“SOC”), when compared to well-matched historical controls. These data support the proposition that Ampligen, when administered to either patients with locally advanced or metastatic pancreatic cancer after systemic chemotherapy showed a statistically significant increase in survival rate. In October 2021, we and our Contract Research Organization, Amarex, submitted an Investigational New Drug (“IND”) application to the FDA for a planned Phase 2 study of Ampligen as a therapy for locally advanced or metastatic late-stage pancreatic cancer.

Because of the differences in the scale of necessary trials, our initial primary focus when it comes to pancreatic cancer will be cases that are locally advanced, rather than metastatic. The number of different approaches to treating metastatic pancreatic cancer — approaches which would be determined by treating physicians — would require a much larger, far more expensive trial than a trial for locally advanced pancreatic cancer. Therefore, we are focusing on patients who have completed FOLFIRINOX and have stable disease. In August 2022, we received Institutional Review Board (“IRB”) approval of the trial protocol in locally advanced pancreatic cancer and announced the trial’s commencement. The study is recruiting patients. Assuming this trial and subsequent planned clinical trials confirm the existing data, our goal is to then submit an NDA for use of Ampligen in pancreatic cancer patients.

Ampligen appears in clinic testing to have potential for standalone efficacy in a number of other solid tumors. We have also seen success in increasing survival rates and efficacy in the treatment of animal tumors when Ampligen is used in combination with checkpoint blockade therapies. In fact, in March 2022 we announced interim data from an investigator-initiated, Phase 2, single-arm, efficacy/safety trial to evaluate the effectiveness of combining intensive locoregional intraperitoneal (IP) chemoimmunotherapy of cisplatin with IP Ampligen (TLR-3 agonist) and IV infusion of the checkpoint inhibitor pembrolizumab for patients with recurrent platinum-sensitive ovarian cancer. We believe that data from the study, which is being conducted by the University of Pittsburgh Medical Center and funded by a Merck grant, demonstrated that when combining three drugs – Ampligen and pembrolizumab, which are both immune therapies, with cisplatin, a chemotherapy – evidence of increased biomarkers associated with T cell chemotaxis and cytolytic function has been seen. Importantly, increases of these biomarkers in the tumor microenvironment have been correlated with favorable tumor responses. These successes in the field of immuno-oncology have guided our efforts toward the potential use of Ampligen as a combinational therapy for the treatment of a variety of solid tumor types. The first of our patent applications in this space was granted by the Netherlands on March 15, 2021.

Please see “Immuno-Oncology” below.

Ampligen as a Potential Antiviral

We have a research and pre-clinical history that indicates broad-spectrum antiviral capability of Ampligen in animals. We hope to demonstrate that it has the same effect in humans. To do this, among other things, we need a population infected with a virus. That is why we have spent significant resources on COVID-19 (the disease caused by SARS-CoV-2) which is active and still infecting many subjects. While much would need to be done to get Ampligen to market as a broad-spectrum antiviral, we believe that it is important to focus our efforts first and foremost on thoroughly proving the concept, especially while there is still a large COVID-19-infected population. Previously, animal studies were conducted that yielded positive results utilizing Ampligen to treat numerous viruses, such as Western Equine Encephalitis Virus, Ebola, Vaccinia Virus (which is used in the manufacture of smallpox vaccine) and SARS-CoV-1. We have conducted experiments in SARS-CoV-2 showing Ampligen has a powerful impact on viral replication. The prior studies of Ampligen in SARS-CoV-1 animal experimentation may predict similar protective effects against SARS-CoV-2.

The FDA has requested that we provide additional data to assist the agency in evaluating the potential risks and benefits of administering Ampligen to asymptomatic and mild COVID-19 individuals. However, as discussed in more detail below, where the threat to the patient from COVID-19 is high, the FDA has already authorized Ampligen in a clinical trial of patients with COVID-19 who have a pre-existing cancer, although this study is currently suspended. We have also elected to explore studies (initially with healthy volunteers) outside the United States and have already conducted a study in the Netherlands to determine the safety profile of the intranasal delivery of Ampligen.

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In this regard, CHDR, a foundation located in Leiden in the Netherlands, managed a Phase 1 randomized, double-blind study for us to evaluate the safety, tolerability, and biological activity of repeated administration of Ampligen intranasally. A total of 40 healthy subjects received either Ampligen or a placebo in the trial, with the Ampligen given at four escalating dosages across four cohorts, to a maximum level of 1,250 micrograms. The study was completed, and the Final Safety Report reported no Serious or Severe Adverse Events at any dosage level.

While there are approved therapies for COVID-19, we believe that, if Ampligen has the broad-spectrum antiviral properties that we believe that it has, it could be a very valuable tool in treating variants of existing viral diseases, including COVID-19, or novel ones that arise in the future. Unlike most developing therapeutics which attack the virus, Ampligen works differently. We believe that it activates antiviral immune system pathways that fight not just a particular virus or viral variant, but other similar viruses as well.

Please see “Ampligen as a Potential Antiviral” below.

Ampligen as a Treatment for ME/CFS and Post-Covid Conditions

We have long been focused on seeking the FDA’s approval for the use of Ampligen to treat ME/CFS. In fact, in February 2013, we received a CRL from the FDA for our Ampligen NDA for ME/CFS. We believe the Phase 3 results provided in the NDA were positive. The CRL indicated that we should conduct at least one additional clinical trial, complete various nonclinical studies and perform a number of data analyses.

While developing a comprehensive response to the FDA and a plan for a confirmatory trial for the FDA NDA, we proceeded independently in Argentina and, in August 2016, we received approval of an NDA from ANMAT for commercial sale of Ampligen in the Argentine Republic for the treatment of severe CFS. In September 2019, we received clearance from the FDA to ship Ampligen to Argentina for the commercial launch and subsequent sales. On June 10, 2020, we received import clearance from ANMAT to import the first shipment of commercial grade vials of Ampligen into Argentina. The next steps in the commercial launch of Ampligen include ANMAT conducting a final inspection of the product and release tests before granting final approval to begin commercial sales. This testing and approval process is ongoing due to ANMAT’s internal processes. Once final approval by ANMAT is obtained, GP Pharm will be responsible for distributing Ampligen in Argentina.

The FDA authorized an open-label treatment protocol, AMP-511, allowing patient access to Ampligen for treatment in a study under which severely debilitated CFS patients have the opportunity to be on Ampligen to treat this very serious and chronic condition. The data collected from the AMP-511 protocol through a consortium group of clinical sites provide safety information regarding the use of Ampligen in patients with CFS. The AMP-511 protocol is ongoing. In October 2020, we received IRB approval for the expansion of the AMP-511 protocol to include patients previously diagnosed with SARS-CoV-2 following clearance of the virus, but who still demonstrate chronic fatigue-like symptoms that we refer to as Post-COVID conditions. As of September 30, 2023, there were 11 patients enrolled in this open-label expanded access treatment protocol (including four patients with Post-COVID Conditions). To date, there have been seven such Post-COVID patients treated in the study. AIM previously reported positive preliminary results based on data from the first four Post-COVID Condition patients enrolled in the study. The data show that, by week 12, compared to baseline, there was what the investigators considered a clinically significant decrease in fatigue-related measures.

We plan on a comprehensive follow through with the FDA regarding the use of Ampligen as a treatment for ME/CFS. We have learned a great deal since the FDA’s CRL and plan to adjust our approach to concentrate on specific ME/CFS symptoms. Responses to the CRL and a proposed confirmatory trial are being worked on now by our R&D team and consultants.

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Please see “Ampligen as a Treatment for Post-COVID Conditions” below

OUR PRODUCTS

Our primary pharmaceutical product platform consists of Ampligen (rintatolimod), a first-in-class drug of large macromolecular double-stranded (ds) RNA (ribonucleic acid) molecules. Ampligen is the only known TLR3 agonist to avoid helicase activation of NF-κB. Natural dsRNAs and poly IC which activate NF-κB in the tumor microenvironment (TME) and have the potential to enhance cancer cell proliferation. Alferon Injection is an FDA-approved natural alpha-interferon product.

Ampligen®

Ampligen is approved for sale in Argentina (to 2026) for severe CFS and is an experimental drug in the United States currently undergoing clinical development for the treatment of certain cancers, ME/CFS and Post-COVID Conditions. Over its developmental history, Ampligen has received various designations, including Orphan Drug Product Designation (FDA and EMA), Treatment protocol (e.g., “Expanded Access” or “Compassionate” use authorization) with Cost Recovery Authorization (FDA) and “promising” clinical outcome recognition based on the evaluation of certain summary clinical reports (“AHRQ” or Agency for Healthcare Research and Quality). Based on the results of published, peer-reviewed pre-clinical studies and clinical trials, we believe that Ampligen may have broad-spectrum antiviral and anti-cancer properties.

We believe that nucleic acid compounds represent a potential new class of pharmaceutical products designed to act at the molecular level for treatment of many human diseases. Ampligen represents the first drug in the class of large (macromolecular) dsRNA molecules to apply for NDA review. There are two forms of nucleic acids: deoxyribonucleic acid (“DNA”) and ribonucleic acid (“RNA”). DNA is a group of naturally occurring molecules found in chromosomes, the cell’s genetic machinery. RNA is a group of naturally occurring informational molecules which orchestrate a cell’s behavior which, in turn, regulates the action of groups of cells, including the cells which comprise the body’s immune system. RNA directs the production of proteins and regulates certain cell activities including the activation of an otherwise dormant cellular defense against viruses and tumors. Our drug technology utilizes specifically configured RNA and is a selective Toll-like Receptor 3 (“TLR3”) agonist that can be administered intravenously, intranasally and intraperitoneally. Ampligen has been assigned the generic name rintatolimod by the United States Adopted Names Council (“USANC”) and has the chemical designation poly(I):poly(C12U).

Expanded Access Program/Early Access Programs/clinical trials of Ampligen that have been conducted or that are ongoing include studies of the potential treatment of patients with pancreatic cancer, renal cell carcinoma, malignant melanoma, non-small cell lung cancer, ovarian cancer, breast cancer, colorectal cancer, prostate cancer, ME/CFS, Hepatitis B, HIV, COVID-19 and Post-COVID conditions.

We have received approval of our NDA from ANMAT for the commercial sale of Ampligen in the Argentine Republic for the treatment of severe CFS. The product will be marketed by GP Pharm, our commercial partner in Latin America. Shipment of the drug product to Argentina was initiated in 2018 to complete the release testing by ANMAT needed for commercial distribution. In September 2019, we received clearance from the FDA to ship Ampligen to Argentina for the commercial launch and subsequent sales. In June 2020, we received import clearance from ANMAT to import the first shipment of commercial grade vials of Ampligen into Argentina. We are currently working with GP Pharm on the commercial launch of Ampligen in Argentina. Commercialization in Argentina will require, among other things, GP Pharm to establish disease awareness, medical education, creation of an appropriate reimbursement level, design of marketing strategies and completion of manufacturing preparations for launch and ANMAT conducting a final inspection of the product and release tests before granting final approval to begin commercial sales. AIM has supplied GP Pharm with the Ampligen required for testing and ANMAT release. This testing and approval process is ongoing due to ANMAT’s internal processes. Once final approval by ANMAT is obtained, GP Pharm will begin distributing Ampligen in Argentina. Argentina has experienced hyper-inflation and recently devalued its currency to the U.S. dollar by 50%. Contracts with GP Pharm are U.S. dollar contracts and the parties must evaluate the impact of the recent devaluation on its relationship.

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The FDA has authorized an open-label expanded access treatment protocol (AMP-511) allowing patient access to Ampligen in a study under which severely debilitated CFS patients have the opportunity to be on Ampligen to treat this serious and chronic condition. The AMP-511 protocol started in the 1990s and is ongoing. The data collected from the AMP-511 protocol through clinical sites provide safety information regarding the use of Ampligen in patients with CFS. We are establishing an enlarged database of clinical safety information which we believe will provide further documentation regarding the absence of autoimmune disease associated with Ampligen treatment. We believe that continued efforts to understand existing data, and to advance the development of new data and information, will ultimately support our future filings for Ampligen and/or the design of future clinical studies that the FDA requested in a CRL. The FDA approved an increased reimbursement level from $200 to $345 per 200 mg vial of Ampligen, due to increased production costs; which was re-authorized in 2021, 2022, 2023 and 2024. At this time, we do not plan on passing this adjustment along to the patients in this program. In October 2020, we received IRB approval for the expansion of the AMP-511 Expanded Access Program clinical trial for ME/CFS to include patients previously diagnosed with SARS-CoV-2 following clearance of the virus, but who still demonstrate chronic fatigue-like symptoms that we refer to as Post-COVID conditions. As of September 30, 2024, there were 7 patients enrolled in this open-label expanded access treatment protocol. In July 2022, AIM reported positive preliminary results based on data from the first four Post-COVID Condition patients enrolled in the study. The data show that, by week 12, compared to baseline, the investigators observed what they considered a clinically significant decrease in fatigue-related measures. To date, there have been eight such Post-COVID patients treated in this study.

In May 2016, we entered into a five-year agreement with myTomorrows, a Netherlands based company, for the commencement and management of an Early Access Program (“EAP”) in Europe and Turkey related to ME/CFS. Pursuant to the agreement, as amended, myTomorrows also is managing all Early Access Programs and Special Access Programs in Europe, Canada, and Turkey to treat pancreatic cancer and ME/CFS patients. The agreement was automatically extended for a period of 12 months on May 20, 2021; has been automatically extended for 12 months on each subsequent May 20; and will continue to be automatically extended for periods of 12 months every May 20 until terminated or the terms of the agreement are met.

In June 2018, Ampligen was cited as outperforming two other TLR3 agonists — poly IC and natural double stranded RNA — in creating an enhanced tumor microenvironment for checkpoint blockade therapy in the journal of Cancer Research . In a head-to-head study in explant culture models, Ampligen activated the TLR3 pathway and promoted an accumulation of killer T cells but, unlike the other two TLR3 agonists, it did so without causing regulatory T cell (Treg) attraction. These findings were considered important because they indicate that Ampligen selectively reprograms the tumor microenvironment by inducing the beneficial aspects of tumor inflammation (attracting killer T cells), without amplifying immune-suppressive elements such as regulatory T cells. The study was conducted at the University of Pittsburgh and Roswell Park as a part of the NIH-funded P01 CA132714 and Ovarian Cancer Specialized Program of Research Excellence (“SPORE”).

In 2018, we completed production of two commercial-size batches of more than 16,000 vials of Ampligen, following its “Fill & Finish” at Jubilant HollisterStier, the Contract Manufacturing Organization. These lots passed all required testing for regulatory release for human use and are being used for multiple programs, including: the treatment of ME/CFS; the pancreatic cancer EAP in the Netherlands; and will continue to be used for ongoing and future clinical studies in oncology. Lots of Ampligen were manufactured in December 2019, January 2020 and December 2023. Additionally, in December 2020, we added Pharmaceutics International Inc. (“Pii”) as a “Fill & Finish” provider to enhance our capacity to produce Ampligen. This addition amplifies our manufacturing capability by providing redundancy and cost savings. The contracts augment our active and in-process fill and finish capacity.

Alferon N Injection®

Alferon N Injection is the registered trademark for our injectable formulation of natural alpha interferon. Alferon N Injection is the only natural-source, multi-species alpha interferon currently approved for sale in the United States and Argentina for the intralesional (within lesions) treatment of refractory (resistant to other treatment) or recurring external genital warts in patients 18 years of age or older. Alferon N Injection is also approved in Argentina for the treatment of refractory patients that failed or were intolerant to treatment with recombinant interferons. Argentina has experienced hyper-inflation and recently devalued its currency to the U.S. dollar by 50%. Contracts with GP Pharm are U.S. dollar contracts and the parties must evaluate the impact of the recent devaluation on its relationship. Certain types of human papilloma viruses (“HPV”) cause genital warts, a sexually transmitted disease (“STD”). According to the CDC, HPV is the most common sexually transmitted infection, with approximately 79 million Americans — most in their late teens and early 20s — infected with HPV. In fact, the CDC states that “HPV is so common that nearly all sexually active men and women get the virus at some point in their lives.” Although they do not usually result in death, genital warts commonly recur, causing significant morbidity and entail substantial health care costs.

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Interferons are a group of proteins produced and secreted by cells to combat diseases. Researchers have identified four major classes of human interferon: alpha, beta, gamma and omega. Alferon N Injection contains a multi-species form of alpha interferon. The worldwide market for injectable alpha interferon-based products has experienced rapid growth and various alpha interferon injectable products are approved for many major medical uses worldwide. Alpha interferons are manufactured commercially in three ways: by genetic engineering, by cell culture, and from human white blood cells. All three of these types of alpha interferon are or were approved for commercial sale in the United States. Our natural alpha interferon is produced from human white blood cells. The potential advantages of natural alpha interferon over recombinant (i.e., synthetic) interferon produced and marketed by other pharmaceutical firms may be based upon their respective molecular compositions. Natural alpha interferon is composed of a family of proteins containing many molecular species of interferon. In contrast, commercial recombinant alpha interferon products each contain only a single species. Researchers have reported that the various species of interferons may have differing antiviral activity depending upon the type of virus. Natural alpha interferon presents a broad complement of species, which we believe may account for its higher activity in laboratory studies. Natural alpha interferon is also glycosylated (i.e., partially covered with sugar molecules). Such glycosylation is not present on the currently U.S.-marketed recombinant alpha interferons. We believe that the absence of glycosylation may be in part responsible for the production of interferon-neutralizing antibodies seen in patients treated with recombinant alpha interferon. Although cell culture-derived interferon is also composed of multiple glycosylated alpha interferon species, the types and relative quantity of these species are different from our natural alpha interferon.

Alferon N Injection [Interferon alfa-n3 (human leukocyte derived)] is a highly purified, natural-source, glycosylated, multi-species alpha interferon product. There are essentially no neutralizing antibodies observed against Alferon N Injection to date and the product has a relatively low side-effect profile. The recombinant DNA derived alpha interferon formulations have been reported to have decreased effectiveness after one year of treatment, probably due to neutralizing antibody formation (See “Manufacturing” and “Marketing/Distribution” sections below for more details on the manufacture and marketing/distribution of Alferon N Injection). The production of new Alferon N Injection Active Pharmaceutical Ingredient, or API, is currently on hold. We do not know when, if ever, our products will be generally available for commercial sale for any indication. Additionally, on May 9, 2023, we were granted a U.S. Patent for a method for preventing or reducing antigenic drift or viral reassortment in a host animal comprising determining if a host animal has been exposed to or infected by an avian influenza virus and administering to the exposed host animal alpha-interferon

PATENTS AND NON-PATENT EXCLUSIVITY RIGHTS

We consider patent exclusivity as a crucial component of our business. As of December 31, 2024, we had 59 patents worldwide with 63 additional pending patent applications comprising our intellectual property.

We continually review our patents to determine if they have continuing value. Please see “Note 4: Patents, and Trademark Rights, Net” under Notes to the Consolidated Financial Statements for more information on these patents.

There are no current patent litigation proceedings involving us.

Orphan drug designation

U.S. Orphan drug designation qualifies sponsors for incentives including:

●	Tax credits for qualified clinical trials

●	Exemption from user fees

●	Potential seven years of market exclusivity after FDA approval

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We have received Orphan Drug Designation (ODD) from the FDA for Ampligen used in the treatment of Chronic Fatigue Syndrome, HIV, Metastatic Melanoma, Renal Cell Carcinoma, Pancreatic Adenocarcinoma and Ebola Virus Disease.

In the European Union, ODD carries ten years of market exclusivity after receiving marketing authorization. We have received ODD from the EU for Ampligen used in the treatment of Ebola Virus Disease and Pancreatic Adenocarcinoma and for Alferon used in the treatment of Middle East Respiratory Syndrome.

RESEARCH AND DEVELOPMENT (“R&D”)

Our general focus during the past several fiscal years has been on expanding the market potential of Ampligen through investigation of efficacy (in vitro and in vivo) in different immune-based disorders including cancer and CFS. We also have focused on research and development of potential prophylactic and therapeutic applications for the treatment of COVID-19, including the long-term effects of COVID-19.

Immuno-Oncology

The potential of Ampligen as an immuno-oncology therapeutic has been a major focus of AIM since our current leadership took over in 2016. We have been working with the University of Pittsburgh’s chemokine modulation research initiative, which includes the use of Ampligen as a potential adjuvant to modify the tumor microenvironment (“TME”) with the goal of increasing anti-tumor responses to check point inhibitors (“CPI”). As part of this collaboration, we have supplied Ampligen to the University. The study, under the leadership of Robert P. Edwards, MD, chair of gynecologic services at Magee-Women’s Hospital of the University of Pittsburgh School of Medicine, and Professor of Surgery Pawel Kalinski, M.D., Ph.D., at Roswell Park, Buffalo, N.Y., involved the chemokine modulatory regimen developed by Dr. Kalinski’s group and successfully completed the Phase 1 dose escalation in patients with resectable colorectal cancer.

Multiple Ampligen clinical trials are underway or recently completed at major university cancer centers testing whether tumor microenvironments can be reprogrammed to increase the effectiveness of cancer immunotherapy, including checkpoint inhibitors. The underway trials include:

Pancreatic Cancer Trial

●	The Phase 2 AMP-270 clinical trial is a randomized, open-label, controlled, parallel-arm study with the primary objective of comparing the efficacy of Ampligen versus a no treatment control group following FOLFIRINOX for subjects with locally advanced pancreatic adenocarcinoma. Secondary objectives include comparing safety and tolerability. AMP-270 is expected to enroll approximately 90 subjects in up to 30 centers across the U.S. and Europe. In March 2022, the FDA granted clearance to proceed with the study. In April 2022, we executed a work order with Amarex to manage the clinical trial. In August 2022, we received IRB approval of the trial protocol and so announced the trial’s commencement. The authorization to proceed with the Phase 2 pancreatic cancer clinical trial has been received with potential sites in the Netherlands at Erasmus MC, and also at major cancer research centers in the United States such as The Buffett Cancer Center at the University of Nebraska Medical Center (UNMC). We sought FDA guidance on the expansion of inclusion criteria and treatment arms, then subsequently amended the study protocol. The study is recruiting patients. (https://clinicaltrials.gov/ct2/show/NCT05494697).
●	The DURIPANC Study is a Phase 1b/2 clinical trial combining Ampligen with AstraZeneca’s anti-PD-L1 immune checkpoint inhibitor Imfinzi® (durvalumab) for the treatment of late-stage pancreatic cancer. The primary objective of the Phase 1b portion is to determine the safety of combination therapy. Investigators at Erasmus Medical Center (“Erasmus MC”) in the Netherlands had completed the safety evaluation of subjects enrolled in the first dose level of the dose escalation design, finding the combination therapy to be generally well-tolerated with no severe adverse events or dose-limiting toxicities. That first cohort has now reached the pre-determined 6-month stability assessment timepoint and AIM is pleased to announce that two of the three subjects remain stable. The subjects will continue to be treated and receive formal assessment of progression every three months. The standard for calculating median progression-free survival (“PFS”) requires that 50% or more of the subjects have seen disease progression. Because 67% of the patients in the cohort evaluated at 6 months have remained stable, AIM cannot yet report on PFS. Two of the three subjects in the higher-dose second cohort of subjects also have stable disease, although they have not yet reached the 6-month stability assessment timepoint. Investigators continue to treat and monitor these subjects.

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Advanced Recurrent Ovarian Cancer

●	Results of the Phase 1 portion of a Phase 1/2 study of intraperitoneal chemo-immunotherapy in advanced recurrent ovarian cancer were published in the American Association for Cancer Research publication, Clinical Cancer Research (Clin Cancer Res January 19, 2022 DOI: 10.1158/1078-0432.CCR-21-3659). The study results represent an important extension of prior studies using human tumor explants that showed Ampligen’s potentially important role as a TLR3 agonist acting synergistically with high-dose IFNα and celecoxib to selectively enhance Teff cell-attractants while suppressing Treg-attractants in the tumor microenvironment with a concomitant increase in the Teff/Treg ratio. The importance of boosting the Teff/Treg ratio in the tumor microenvironment is that it is associated with the conversion of ‘cold’ tumors into ‘hot’ tumors, which have an increased sensitivity to chemo-immunotherapy and an improved chance of showing tumor regression. The Phase 1 portion was designed to establish intraperitoneal safety. The Phase 2 portion of the study is recruiting subjects. https://clinicaltrials.gov/ct2/show/NCT02432378
●	A Phase 2 study of advanced recurrent ovarian cancer using cisplatin, pembrolizumab, plus Ampligen; up to 45 patients to be enrolled; enrollment has commenced, and numerous patients have commenced treatment. In April 2024, researchers released topline data that saw an Objective Response Rate (“ORR”) of 45% in platinum-sensitive subjects with recurrent ovarian cancer. ORR includes complete response (“CR”) and partial response (“PR”) to treatment. There was a total Clinical Benefit Rate (“CBR”) of 55% when including patients who experienced stable disease (“SD”). Researchers also reported a median Progression-Free Survival (“PFS”) of 7.8 months. Based on these results and other research suggesting a similar effect in other solid tumor types, AIM sees an Ampligen combination therapy as having potential across multiple types of cancers. Additional clinical studies are underway and planned in many of these types of tumors to further confirm these effects.” https://clinicaltrials.gov/ct2/show/NCT03734692

In March 2021, we were granted a patent by the Netherlands Patent Office with granted patent claims that include, but are not limited to, the use of Ampligen as a combination cancer therapy with checkpoint blockade inhibitors (e.g. pembrolizumab, nivolumab). We believe that the above positive data makes this patent have heightened potential. Similar patents are pending in other countries.

Stage 4 Metastatic Triple Negative Breast Cancer - Phase 1 study of metastatic triple-negative breast cancer using chemokine modulation therapy, including Ampligen and pembrolizumab. Eight patients were enrolled and 6 patients were evaluable. https://www.clinicaltrials.gov/ct2/show/NCT03599453. The key findings announced first in April 2022, and later published in November 2023, included:

●	The pre-determined primary endpoint of efficacy was met (increase in CD8 in TME).
●	Uniform increase of immune markers upon treatment was observed: CD8 mRNA (6.1-fold; p-0.034), GZMB mRNA (3.5-fold; p=0.058), ratios of CD8 /FOXP3 and GZMB/FOXP3 (5.7-fold; p=0.036, and 7.6-fold; p=0.024 respectively), thus successfully meeting the pre-determined primary endpoint in the study (increase in CD8 in TME).
●	In addition, an increase in CTL attractants CXCL10 (2.6-fold; p=0.104) and CCL5 (3.3-fold; p=0.019) was observed. In contrast, Treg marker FOXP3 or Treg attractants CCL22 or CXCL12 were not enhanced.
●	Three patients had stable disease lasting 2.4, 2.5 and 3.8 months, as of data cut off September 1, 2021.
●	An additional patient (non-evaluable) had a partial response (breast tumor autoamputation) with massive tumor necrosis in the post-CKM biopsy.

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Stage 4 Colorectal Cancer Metastatic to the Liver - Phase 2a study of Ampligen as a component of chemokine modulatory regimen on colorectal cancer metastatic to liver; recruitment has been completed; 19 patients were enrolled and 12 patients were evaluable for the primary endpoint https://clinicaltrials.gov/ct2/show/NCT03403634. The key findings announced in April 2022 included:

●	The study’s primary endpoint was met, evidenced by increased CD8a expression post-treatment (p=0.046).
●	Saw increase in the CD8a/CD4 (p=0.03), CD8a/FOXP3 (p<0.01) and GZMB/FOXP3 (p<0.01) ratios.
●	The expression of CTL-attracting chemokines CCL5 (p=0.08), CXCL9 (p=0.05), and CXCL10 (p=0.06) were increased, while expression of the Treg/MDSC attractant CXCL12 (p=0.07) was decreased post-treatment.
●	Median OS was 10.5 (90% CI 2.2-15.2) months, and the median PFS was 1.5 (90% CI 1.4, 1.8) months.
●	No tumor responses were seen. The treatment was well tolerated. Of all enrolled patients (N=19), adverse events were noted in 74% of patients, with the most common being fatigue (58%). Grade 3 or higher adverse events were rare (5%).

Early-Stage Prostate Cancer - Phase 2 study investigating the effectiveness and safety of aspirin and Ampligen with or without interferon-alpha 2b (Intron A) compared to no drug treatments in a randomized three-arm study of patients with prostate cancer before undergoing radical prostatectomy. Patient enrollment has been initiated in this study designed for up to 45 patients. The study is temporarily suspended due to the Merck discontinuation of Intron-A production. Roswell Park has had a Type-C meeting with the FDA and is currently performing the necessary experiments to replace Intron-A with a generic alpha-interferon. We expect this trial to resume in the near future. https://clinicaltrials.gov/ct2/show/NCT03899987

Early-Stage Triple Negative Breast Cancer - The objective of this Phase 1 study is to evaluate the safety and tolerability of a combination of Ampligen, celecoxib with or without Intron A, when given along with chemotherapy in patients with early-stage triple negative breast cancer. The now completed (as of September 2022) topline results from the study confirm the positive findings that were previously presented at the 2022 Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting in a poster presentation titled Safety and efficacy of de-escalated neoadjuvant chemoimmunotherapy of triple negative breast cancer (TNBC) using chemokine-modulating regimen (rintatolimod, IFN-α2b, celecoxib). The primary endpoint of the study was safety and tolerability. The results demonstrated that treatment was well-tolerated with mostly grade 1 or 2 treatment-related adverse events (TRAEs) without dose-limiting toxicities (DLTs) or delayed or immune-related toxicities. DLT was defined as grade 3 or higher toxicities within the first 3 weeks. Secondary endpoints included pCR rate where 5/9 (56%) of patients attained pCR and 1 more patient attained ypTmic. Tumor and blood biomarkers were also analyzed in exploratory studies. https://clinicaltrials.gov/ct2/show/NCT04081389

Refractory Melanoma — Roswell Park Comprehensive Cancer Center (“Roswell Park”), in a clinical trial fully funded by the National Cancer Institute (NCI), has commenced patient enrollment in its Phase 2 study in subjects with primary PD-1/PD-L1 resistant melanoma. The Phase 2 study will evaluate type-1 polarized dendritic cell (αDC1) vaccine in combination with tumor-selective chemokine modulation (“CKM”) comprised of Interferon alpha 2b, Ampligen (rintatolimod) and Celecoxib. Up to 24 patients are to be enrolled. The study was temporarily suspended due to the Merck discontinuation of Intron-A production but has since resumed recruitment (See: https://www.clinicaltrials.gov/show/NCT04093323).

Metastatic or Unresectable Triple Negative Breast Cancer – This phase 1/2a trial tests the safety, side effects, and best dose of chemokine modulation therapy (CKM) (rintatolimod, celecoxib, and interferon alpha 2b) in combination with pembrolizumab for the treatment of patients with triple negative breast cancer that has spread from where it first started (primary site) to other places in the body (metastatic) or that cannot be removed by surgery (unresectable). The study is recruiting subjects. (See: https://clinicaltrials.gov/study/NCT05756166)

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Additional Progress and Analysis Related to Pancreatic Cancer

In January 2017, the EAP established under our agreement with myTomorrows to enable access of Ampligen to ME/CFS patients was extended to pancreatic cancer patients beginning in the Netherlands. myTomorrows is our exclusive service provider in Europe and Turkey and will manage all EAP activities relating to the pancreatic cancer extension of the program. In February 2018, the agreement with myTomorrows was extended to cover Canada to treat pancreatic cancer patients, pending government approval. There have been no physician requests to date that would cause the program to move forward with the approval process.

A total of 42 pancreatic cancer patients initially received treatment with Ampligen immuno-oncology therapy under the EAP program at Erasmus MC in the Netherlands; that initial program has since continued to expand and proceed with additional patients to be treated with Ampligen (over 50 patients) supervised by Prof. C.H.J. van Eijck, MD, the lead investigator at Erasmus Medical Center in the Netherlands. In March 2024, the team at Erasmus MC published a thorough data analysis in an article titled “Rintatolimod in Advanced Pancreatic Cancer enhances Anti-Tumor Immunity through Dendritic Cell-Mediated T Cell Responses” in the journal Clinical Cancer Research. The positive clinical findings relate to changes in the tumor microenvironment after Ampligen use. We are working with our Contract Research Organization, Amarex Clinical Research LLC, to seek FDA “fast-track.” We have applied for fast-track status; have received denials to date; and are currently working through the FDA process to provide all the materials and information required to achieve fast-track status.

A manuscript titled “Rintatolimod in Advanced Pancreatic Cancer enhances Anti-Tumor Immunity through Dendritic Cell-Mediated T Cell Responses,” was published in the print version of the journal Clinical Cancer Research in August 2024. Researchers at the Erasmus University Medical Center (“Erasmus MC”) found that Ampligen treatment in pancreatic cancer patients enhances peripheral immune activity at the transcriptomic and proteomic levels, particularly involving type 1 conventional dendritic cells (cDC1s) and T cells. Post-Ampligen, the increased peripheral abundance of BTLA+XCR1+ cDC1s and CD4+SELL+ T cells correlated with improved clinical outcomes. Patients with stable disease exhibited pronounced overexpression of genes related to DC and T cell activation. Notably, the expression of immune checkpoints PD-L1 and PD-L2 decreased post-Ampligen across all patients.

Additionally:

●	In December 2020, the FDA granted Ampligen Orphan Drug Designation status for the treatment of pancreatic cancer. The Orphan Drug Designation program provides orphan status to drugs and biologics which are defined as those intended for the treatment, prevention or diagnosis of a rare disease or condition, which is one that affects less than 200,000 persons in the United States or meets cost recovery provisions of the act. The status helps incentivize the treatment of therapies to treat unmet medical needs by providing a company with seven years of exclusivity rights once a drug reaches market.
●	In February 2021, our subsidiary, NV Hemispherx Biopharma Europe, received formal notification from the European Commission (“EC”) granting Orphan Medicinal Product Designation for Ampligen as a treatment for pancreatic cancer. Orphan products, once commercially approved in the European Union (“EU”), receive benefits including up to ten years of protection from market competition from similar medicines with similar active component and indication for use that are not shown to be clinically superior.

In June 2021, Ampligen was featured in a publication containing state-of-the-art methodologies in the peer-reviewed medical journal Cancers as a potential treatment option for cancer patients who are infected with SARS-CoV-2. The study’s authors stated that Ampligen has the potential to reduce the severity of the deadly respiratory disease COVID-19. According to laboratory data presented in the publication, “Rintatolimod [Ampligen] activated the innate and the adaptive immune systems by activating a cascade of actions in human pancreatic cancer cells”, including:

●	Stimulation of interferon regulatory factors and activation of the interferon signaling pathway,
●	Production of immunomodulatory activity and
●	Induction of the expression of MHC class I and II histocompatibility

The full journal article is titled: “Rintatolimod Induces Antiviral Activities in Human Pancreatic Cancer Cells: Opening for an Anti-COVID-19 Opportunity in Cancer Patients?” Cancers is a peer-reviewed, open access journal of oncology published semimonthly online by MDPI. The study’s authors include Prof. C.H.J. van Eijck, MD, PhD, the lead investigator at Erasmus Medical Center in the Netherlands.

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In October 2021, we and Amarex submitted an IND application with the FDA for a planned Phase 2 study of Ampligen as a therapy for locally advanced or metastatic late-stage pancreatic cancer. In December 2021, the FDA responded with a Clinical Hold on the proposed study. We submitted our response to the FDA in February 2022. In March 2022, we received notification from the FDA that the Clinical Hold was released and cleared, meaning that we are now able to proceed with the study specifically to treat locally advanced pancreatic cancer patients. In August 2022, we received IRB approval of the trial protocol and so announced the trial’s commencement.

A Type D meeting package seeking the FDA guidance on expansion of inclusion criteria and treatment arms to be included was submitted to the FDA. We subsequently amended the study protocol. The study is recruiting patients.

Positive data was published in March 2022 in a manuscript titled, “Rintatolimod (Ampligen®) enhances numbers of peripheral B cells and is associated with longer survival in patients with locally advanced and metastasized pancreatic cancer pre-treated with FOLFIRINOX: a single-center named patient program,” in Cancers Special Issue: Combination and Innovative Therapies for Pancreatic Cancer. In the single-center, named-patient program, patients with locally advanced pancreatic cancer (LAPC) or metastatic disease were treated with Ampligen for 6 weeks, at 2 doses per week with 400 mg per infusion. The study found that Ampligen improved the median survival of these patients. The study’s primary endpoints were the Systemic Immune-Inflammation Index (SIII), the Neutrophils to Lymphocyte Ratio (NLR), and absolute counts of 18 different populations of circulating immune cells as measured by flow cytometry. Secondary endpoints were progression-free survival (PFS) and overall survival (OS). The median overall survival in the Ampligen group was 19 months, compared to a historical control group and subgroup (7.5 and 12.5, respectively) that did not receive Ampligen.

Also in March 2022, we announced that study data evaluating the direct effects of Ampligen on human pancreatic ductal adenocarcinoma (PDAC) cells was accepted for presentation at the 15th Annual International Hepato-Pancreato-Biliary Association World Congress in New York, NY. For the study, three PDAC cell lines (CFPAC-1, MIAPaCa-2, and PANC-1) were treated with various concentrations of Ampligen and their corresponding vehicle control. The proliferation and migration effects were examined using in-vitro assays and the molecular effect was examined by targeted gene expression profiling. Additionally human PDAC samples were used to validate the expression of toll-like receptor 3 (TLR3) by immunohistochemistry. Results from the study demonstrated Ampligen decreased the proliferation and migration ability of CFPAC-1 cells. In addition, it decreased the proliferation of MIAPaCa-2 cells and the migration of PANC-1 cells. However, it did not have a dual effect in MIAPaCa-2 and PANC-1 cells. Interestingly, TLR3 was highly expressed in CFPAC-1 cells, low expressed in MIAPaCa-2 and not expressed in PANC-1. Gene expression analysis revealed the upregulation of interferon-related genes, chemokines, interleukins and cell cycle regulatory genes. The heterogeneity of TLR3 expression was confirmed in human PDAC samples. Based on these results, treating pancreatic cancer with Ampligen may have a direct anti-tumor effect in pancreatic cancer cells expressing TLR-3.

Ampligen as a Potential Antiviral

Following the SARS-CoV-1 outbreak in 2002-03, Ampligen exhibited excellent antiviral properties and protective survival effect in NIH-contracted studies of SARS-CoV-1-infected mice, which is very similar to SARS-CoV-2, the novel virus that causes COVID-19.

●	The Barnard 2006 study (https://journals.sagepub.com/doi/abs/10.1177/095632020601700505) found that Ampligen reduced virus lung levels to below detectable limits.
●	The Day 2009 study (https://www.sciencedirect.com/science/article/pii/S0042682209005832) found that, instead of 100% mortality, there was 100% protective survival using Ampligen.

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We compared key transcription regulatory sequences of SARS-CoV-1 to SARS-CoV-2 and found significant similarities, suggesting highly probable extension of the antiviral effects of Ampligen in the earlier NIH-contracted SARS experiments to COVID-19. The SARS-CoV-2 virus – which causes COVID-19 – shares important genomic and pathogenic similarities with SARS-CoV-1 (hence its name). Since Ampligen has shown antiviral activity against more distantly related coronaviruses, there was a reasonable probability that the antiviral effects of Ampligen against SARS-CoV-1 will likely extend to SARS-CoV-2, and as discussed below, recently, Ampligen has demonstrated ex vivo antiviral activity against SARS-CoV-2. We believe that this creates a compelling case for clinical trials to evaluate Ampligen as a potential tool in the fight against COVID-19.

Since the late 2019 outbreak of SARS-CoV-2, we have been actively engaged in determining whether Ampligen could be an effective treatment for this virus or could be part of a vaccine. We believe that Ampligen has the potential to be both an early-onset treatment for and prophylaxis against SARS-CoV-2. We believe that prior studies of Ampligen in SARS-CoV-1 animal experimentation may predict similar protective effects against the new virus.

In February 2020, we filed three provisional patent applications related to Ampligen in our efforts toward joining the global health community in the fight against the deadly coronavirus (See: https://aimimmuno.com/press-release/aim-immunotech-files-provisional-patent-application-for-the-use-of-ampligenr-as-a-potential-therapy-for-covid-19-induced-chronic-fatigue/). Our three provisional patent applications include: 1) Ampligen as a therapy for the coronavirus; 2) Ampligen as part of a proposed intranasal universal coronavirus vaccine that combines Ampligen with inactivated coronavirus, conveying immunity and cross-protection and; 3) a high-volume manufacturing process for Ampligen. Under the Patent Cooperation Treaty of 1970, which provides international protections for patents, these three provisional patent applications were converted into two international patent applications based on the date of their filings.

In August 2020, we contracted Amarex to act as our Clinical Research Organization and provide regulatory support with regard to a possible clinical trial testing Ampligen’s potential as a COVID-19 prophylaxis via intranasal delivery.

Beginning in April 2020, we entered into confidentiality and non-disclosure agreements with numerous companies for the potential outsourcing of the production of polymer, enzyme, placebo as well as Ampligen.

In May 2020, the FDA authorized an IND for Roswell Park to conduct a Phase 1/2a study of a regimen of Ampligen and interferon alpha in cancer patients with COVID-19 infections. This clinical trial, sponsored by Roswell Park in collaboration with us, will test the safety of this combination regimen in patients with cancer and COVID-19, and the extent to which this therapy will promote clearance of the SARS-CoV-2 virus from the upper airway. Several subjects have been treated. It is planned that the phase 1/2a study will enroll up to 44 patients in two stages. Phase 1 will see 12-24 patients receiving both Ampligen and interferon alpha-2b at escalating doses. Once that initial phase is complete, further study participants will be randomized to two arms: one receiving the two-drug combination and a control group who will not receive Ampligen or interferon alpha but will receive best available care. We are a financial sponsor of the study and will provide Ampligen at no charge for this study. In November 2020, the first patient in the study had been enrolled and treated. This study was amended to add 20 patients, with 10 randomized to receive a single dose of Ampligen and 10 patients to receive current best therapies. (See clinicaltrials.gov/NCT04379518). Due to a shortage of qualifying subjects with COVID-19 and cancer as a result of the positive impact of vaccinations and treatments for COVID-19, Roswell is seeking approval to expand the qualifying subject criteria to include other diseases lethal to immuno-compromised cancer patients, such as influenza. Accordingly, the study is temporarily suspended while seeking said approvals.

We also entered into a specialized services agreement with Utah State University and have supplied Ampligen to support the University’s Institute for Viral Research in its research into SARS-CoV-2. The Utah State results show that Ampligen was able to decrease SARS-CoV-2 infectious viral yields by 90% at clinically achievable intranasal Ampligen dosage levels.

In October 2020, we received IRB approval for the expansion of the AMP-511 Expanded Access Program clinical trial for ME/CFS to include patients previously diagnosed with SARS-CoV-2, but who still demonstrate chronic fatigue-like symptoms. Patients in the trial are treated with our flagship pipeline drug Ampligen. In January 2021, we commenced with the treatment of the first previously diagnosed COVID-19 patient with long-COVID symptoms (i.e., Long Hauler) also known as Post-COVID Conditions in the AMP-511 study. Enrollment of post-COVID patients continues in the study.

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In January 2021, we entered into a Sponsor Agreement with CHDR to manage a Phase 1 randomized, double-blind study to evaluate the safety and activity of repeated intranasal administration of Ampligen. AIM funded and sponsored the study. This study was designed to assess the safety, tolerability and biological activity of repeated administration of Ampligen intranasally. A total of 40 healthy subjects received either Ampligen or a placebo in the trial, with the Ampligen given at four escalating dosages across four cohorts, to a maximum level of 1,250 micrograms. The study was completed, and the Final Safety Report reported no Serious or Severe Adverse Events at any dosage level. We believe that the trial is a critical step in our ongoing efforts to develop Ampligen as a potential prophylaxis or treatment for COVID-19 and other respiratory viral diseases. Amarex provided us with monitoring support during the trial.

Additionally, we filed two COVID-19-related provisional patent applications in the third quarter of 2021. In August, we filed an application for Ampligen as both an intranasal and an intravenous therapy for what we describe as Post-COVID conditions. The people suffering from Post-COVID conditions, including some young adults, can be afflicted with severe difficulties in concentrating; serious memory problems; and the inability to live an active lifestyle, to work and even to perform everyday tasks. Early data has demonstrated that patients with symptoms of Post-COVID conditions being treated with Ampligen in the ongoing AMP-511 Expanded Access Program have reported improvements in fatigue symptoms. Similarly, in ME/CFS, data supports the claim that Ampligen improves fatigue symptoms. Then in September 2022, we filed a patent application for Ampligen as a potential early-onset intranasal therapy designed to enhance and expand infection-induced immunity, epitope spreading, cross-reactivity and cross-protection in patients exposed to a wide range of RNA respiratory viruses, such as influenza, Rhinoviruses and SARS-CoV-2.

In addition to securing these two provisional patent applications, we also moved forward with proposed studies in these areas and with Pre-Investigational New Drug Applications in September 2021. One pre-IND was for a Phase 2, two-arm, randomized, double-blind, placebo-controlled, multicenter study to evaluate the efficacy and safety of Ampligen in patients experiencing Post-COVID conditions (originally referred to as Post-COVID Cognitive Dysfunction (PCCD) and has been revised to Post-COVID conditions).

Ampligen as a Treatment for Post-COVID Conditions

In July 2023, we enrolled and dosed the first patient in our Phase 2 study evaluating Ampligen® as a potential therapeutic for people with post-COVID conditions (“AMP-518”). We announced in August 2023 that the study had met the planned enrollment of 80 subjects ages 18 to 60 years who have been randomized 1:1 to receive twice-weekly intravenous infusions of Ampligen or placebo for 12 weeks, with a follow-up phase of two weeks. All patients have completed the study and topline data was reported in February 2024.

In January 2025, we announced that the final Clinical Study results from AMP-518 had been posted to ClinicalTrials.gov. The results support our belief in Ampligen as a potential therapeutic for people with the moderate-to-severe Post-COVID condition of fatigue, and that this would be the likely subject population for AIM’s planned follow-up clinical trial. Study subjects with Long COVID were, on average, able to walk farther in a Six-Minute Walk Test (“6MWT”) when compared to subjects who received a placebo. The 6MWT measured the distance a subject was able to walk in six minutes as a baseline and then again at 13 weeks. A clear signal of significant potential (p <0.02, two-tailed T-test) was observed in Ampligen-treated subjects with a baseline 6MWT less than 205 meters, who saw a mean improvement of 139 meters, compared to a mean improvement of 91 meters in the corresponding part of the group who received the placebo. AIM therefore believes that any future trial design should focus on Ampligen’s therapeutic potential for subjects whose Long COVID-related fatigue can be categorized as moderate or worse.

Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (ME/CFS)

Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (ME/CFS), also known as Chronic Fatigue Immune Dysfunction Syndrome (“CFIDS”) and Chronic Fatigue Syndrome (CFS), is a serious and debilitating chronic illness and a major public health problem. ME/CFS is recognized by both the government and private sector as a significant unmet medical need, including the U.S. National Institutes of Health (“NIH”), FDA and the CDC.

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Many severe ME/CFS patients become completely disabled or totally bedridden and are afflicted with severe pain and mental confusion even at rest. ME/CFS is characterized by incapacitating fatigue with profound exhaustion and extremely poor stamina, sleep difficulties and problems with concentration and short-term memory. It is also accompanied by flu-like symptoms, pain in the joints and muscles, tender lymph nodes, sore throat and new headaches. A distinctive characteristic of the illness is a worsening of symptoms following physical or mental exertion, which do not subside with rest.

The high number of younger people being hospitalized for COVID-19 suggests considerable numbers of people in the prime of their lives may have a COVID-induced ME/CFS-like illness in their future. According to a 2016 journal article, the estimated annual cost of lost productivity related to ME/CFS was $9-37 billion in the United States, and for direct medical costs it was $9-14 billion.

In June of 2020, we filed a provisional patent application for, among other discoveries, the use of Ampligen as a potential early-onset therapy for the treatment of COVID-19-induced chronic fatigue.

Many survivors of the first SARS-CoV-1 epidemic in 2003 continued to report chronic fatigue, difficulty sleeping and shortness of breath months after recovering from the acute illness. “After one year, 17% of patients had not returned to work and 9% more had not returned to their pre-SARS work levels,” according to Simmaron Research. Now there is increasing evidence that patients with COVID-19 can develop a similar, ME/CFS-like illness. These patients are commonly referred to as “Long Haulers.”

In October 2020, we received IRB approval for the expansion of the AMP-511 Expanded Access Program clinical trial for ME/CFS to include patients previously diagnosed with SARS-CoV-2 following clearance of the virus, but who still demonstrate chronic fatigue-like symptoms. For more information on our AMP-511 Expanded Access Program, please see “OUR PRODUCTS: Ampligen” above.

In November 2020, we announced the publication of statistically significant data detailing how Ampligen could have a considerable positive impact on people living with ME/CFS when administered in the early stages of the disease. The data were published in PLOS ONE, a peer-reviewed open access scientific journal published by the Public Library of Science. AIM researchers found that the TLR3 agonist Ampligen substantially improved physical performance in a subset of ME/CFS patients.

As noted above in Overview; General; Ampligen as a treatment for ME/CFS, we have long been focused on seeking the FDA’s approval for the use of Ampligen to treat ME/CFS. In fact, in February 2013, we received a CRL from the FDA for our Ampligen NDA for ME/CFS. We believe Phase 3 results provided in the NDA were positive. The CRL indicated that we should conduct at least one additional clinical trial, complete various nonclinical studies and perform a number of data analyses.

While developing a comprehensive response to the FDA and a plan for a confirmatory trial for the FDA NDA, we proceeded independently in Argentina and, in August 2016, we received approval of an NDA from ANMAT for commercial sale of Ampligen in the Argentine Republic for the treatment of severe CFS. In September 2019, we received clearance from the FDA to ship Ampligen to Argentina for the commercial launch and subsequent sales. On June 10, 2020, we received import clearance from ANMAT to import the first shipment of commercial grade vials of Ampligen into Argentina. The next steps in the commercial launch of Ampligen include ANMAT conducting a final inspection of the product and release tests before granting final approval to begin commercial sales. This testing and approval process is currently delayed due to ANMAT’s internal processes. Once final approval by ANMAT is obtained, GP Pharm will begin distributing Ampligen in Argentina.

We plan on a comprehensive follow through with the FDA regarding the use of Ampligen as a treatment for ME/CFS. We have learned a great deal since the FDA’s CRL and plan to adjust our approach to concentrate on specific ME/CFS symptoms. Responses to the CRL and a proposed confirmatory trial are being worked on now by our R&D team and consultants.

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Other Diseases

In Europe, the EMA has approved the Orphan Medicinal Products Designation for Ampligen as a potential treatment of Ebola virus disease and for Alferon N Injection as a potential treatment of MERS.

We concluded our series of collaborations designed to determine the potential effectiveness of Ampligen and Alferon N Injection as potential preventive and/or therapeutic treatments for Ebola-related disorders. Although we believe that the threat of both MERS and Ebola globally may reemerge in the future, it appears that the spread of these disorders has diminished.

In April 2021, we entered into an MTA with the University of Cagliari Dipartimento di Scienze della Vita e dell’Ambiente (“UNICA”), an educational institution, under the laws of Italy, located in Monserrato (Cagliari), Italy. The MTA relates to the research and development of the effects of Ampligen and its ability to induce interferon production in several cell lines, and also on the ability of the Ebola virus protein VP35 to bind to viral dsRNA and impede interferon’s upregulation and activity, and on Ampligen’s ability to reverse VP35 inhibition of interferon production in biological systems. The data analysis was published in the peer-reviewed journal Antiviral Research, in a manuscript titled “Ebola virus disease: In vivo protection provided by the PAMP restricted TLR3 agonist rintatolimod and its mechanism of action.” We believe that the analysis supports a dual mechanism of action when Ampligen is used as a prophylactic therapy against Ebola Virus Disease.

In May 2021, we filed a U.S. Provisional Patent Application for Ampligen as a potential therapeutic to possibly slow, halt, or reverse the progression of Alzheimer’s disease.

In November 2022, we received notice that the FDA had granted Orphan Drug Designation to Ampligen for the treatment of Ebola virus disease.

In October 2024, we were granted U.S. patent No. 12,102,649, covering both compositions and methods comprising Ampligen in the treatment of endometriosis, a painful chronic condition in which tissue similar to the lining of the uterus grows outside the uterus, causing severe pelvic pain and making it difficult or impossible to become pregnant. The patented method involves the administration of a therapeutically effective amount of a pharmaceutical composition containing our proprietary double-stranded RNA products. The versatile administration options offer flexibility for patient-specific needs and care. The patent also covers treatments targeting recurrent endometriosis and includes options for co-administration with interferons, including well-known types such as alpha and beta interferons.

MANUFACTURING

ANMAT in Argentina approved Ampligen for commercial distribution for the treatment of CFS in 2016. Shipment of the drug product to Argentina was initiated in 2018 to complete the release testing by ANMAT needed for commercial distribution. In September 2019, we received clearance from the FDA to ship Ampligen to Argentina for the commercial launch and subsequent sales. In June 2020, we received import clearance from ANMAT to import the first shipment of commercial grade vials of Ampligen into Argentina. We are currently working with GP Pharm on the commercial launch of Ampligen in Argentina (See “Our Products; Ampligen” above).

Following our approval in Argentina, in 2017 we engaged Jubilant HollisterStier (“Jubilant”) to be our authorized CMO for Ampligen. Two lots of Ampligen consisting of more than 16,000 units were manufactured and released in 2018; these lots have been designated for human use in the United States in the cost recovery CFS program and for expanded oncology clinical trials. The production of additional polymer (Ampligen intermediates) took place in 2019 at our New Brunswick facility. Additionally, Jubilant manufactured three more lots of Ampligen in December 2019, January 2020 and December 2023. In addition, we have supplied GP Pharm with the Ampligen required for testing and ANMAT release under the agreement that GP Pharm would be the eventual distributor in Argentina.

In December 2020, we added Pii as a “Fill & Finish” provider to enhance our capacity to produce Ampligen. This addition amplifies our manufacturing capability by providing redundancy and cost savings. The contracts augment our existing fill and finish capacity. We are prepared to initiate the production of additional Ampligen when and if needed.

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In June 2022 we entered into a lease agreement with the New Jersey Economic Development Authority for a 5,210 square-foot, state-of-the-art R&D facility at the New Jersey Bioscience Center (NJBC), primarily consisting of two separate laboratory suites. The lease commenced on July 1, 2022, and runs through August 31, 2027, but can be extended for an additional five-year period. The facility is AIM’s operations, research and development center.

Our business plan calls for the utilization of one or more CMOs to produce Ampligen API. While we believe we have sufficient Ampligen API to meet our current needs, we are also continually exploring new efficiencies so as to maximize our ability to fulfill future obligations. In this regard, on December 5, 2022, we entered into a Master Service Agreement and a Quality Agreement with Sterling Pharma Solutions (“Sterling”) for the manufacture of our Poly I and Poly C12U polynucleotides and transfer of associated test methods at Sterling’s Dudley, UK location to produce the polymer precursors to manufacture the drug Ampligen. We are utilizing Sterling’s expertise to refine our approach to polymer production. In March 2023, we submitted a purchase order for a total of $1,432,257 to manufacture additional lots of Ampligen at Jubilant. An additional lot was manufactured by Jubilant in December 2023.

Our second product, Alferon N Injection, is approved by the FDA for commercial sales in the United States for the treatment of genital warts. It is also approved by ANMAT in Argentina for commercial sales for the treatment of genital warts and in patients who are refractory to treatment with recombinant interferons. Commercial sales of Alferon N Injection in the United States will not resume until new batches of commercial filled and finished product are produced and released by the FDA. We will need the FDA’s approval to release commercial product once we have identified our new manufacturing approach and submitted satisfactory stability and quality release data. Currently, we are not manufacturing Alferon N Injection and there is no definitive timetable to resume production.

Licensing/Collaborations/Joint Ventures

To enable potential availability of Ampligen to patients on a worldwide basis, we have embarked on a strategy to license the product and/or to collaborate and/or create a joint venture with companies that have the demonstrated capabilities and commitment to successfully gain approval and commercialize Ampligen in their respective global territories of the world. Ideal partners would have the following characteristics: well-established global and regional experience and coverage; robust commercial infrastructure; a strong track record of successful development and registration of in-licensed products; and a therapeutic area fit (e.g., ME/CFS, immuno-oncology).

MARKETING/DISTRIBUTION

In May 2016, we entered into a five-year, exclusive Renewed Sales, Marketing, Distribution and Supply Agreement (the “Agreement”) with GP Pharm. Under this Agreement, GP Pharm was responsible for gaining regulatory approval in Argentina for Ampligen to treat severe CFS in Argentina and for commercializing Ampligen for this indication in Argentina. We granted GP Pharm the right to expand rights to sell this experimental therapeutic into other Latin America countries based upon GP Pharm achieving certain performance milestones. We also granted GP Pharm an option to market Alferon N Injection in Argentina and other Latin America countries (See “Our Products; Ampligen” above). The GP Pharm contract was extended in May 2021 with an end date of May 24, 2024. While we are in discussions with GP Pharm to extend the agreement, we are also open to the possibility of looking for a new partner. In August 2021, ANMAT granted a five-year extension to a previous approval to sell and distribute Ampligen to treat severe CFS in Argentina. This extends the approval until 2026.

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In May 2016, we entered into a five-year agreement (the “Impatients Agreement”) with Impatients, N.V. (“myTomorrows”), a Netherlands-based company, for the commencement and management of an EAP in Europe and Turkey (the “Territory”) related to ME/CFS. Pursuant to the agreement, myTomorrows, as our exclusive service provider and distributor in the Territory, is performing EAP activities. These activities will be directed to (a) the education of physicians and patients regarding the possibility of early access to innovative medical treatments not yet the subject of a Marketing Authorization (regulatory approval) through named-patient use, compassionate use, expanded access and hospital exemption, (b) patient and physician outreach related to a patient-physician platform, (c) the securing of Early Access Approvals (exemptions and/or waivers required by regulatory authorities for medical treatments prior to Marketing Authorization) for the use of such treatments, (d) the distribution and sale of such treatments pursuant to such Early Access Approvals, (e) pharmacovigilance (drug safety) activities and/or (f) the collection of data such as patient-reported outcomes, doctor-reported experiences and registry data. We are supporting these efforts and supplying Ampligen to myTomorrows at a predetermined transfer price. In the event that we receive Marketing Authorization in any country in the Territory, we will pay myTomorrows a royalty on products sold. Pursuant to the Impatients Agreement, the royalty would be a percentage of Net Sales (as defined in the Impatients Agreement) of Ampligen sold in the Territory where Marketing Authorization was obtained. The formula to determine the percentage of Net Sales will be based on the number of patients that are entered into the EAP. We believe that disclosure of the exact maximum royalty rate and royalty termination date could cause competitive harm. However, to assist the public in gauging these terms, the actual maximum royalty rate is somewhere between 2% and 10% and the royalty termination date is somewhere between five and fifteen years from the First Commercial Sale of a product within a specific country. The parties established a Joint Steering Committee comprised of representatives of both parties to oversee the EAP. No assurance can be given that activities under the EAP will result in Marketing Authorization or the sale of substantial amounts of Ampligen in the Territory. The agreement was automatically extended for a period of 12 months on May 20, 2021; has been automatically extended for 12 months on each subsequent May 20; and will continue to be automatically extended for periods of 12 months every May 20 until terminated or the terms of the agreement are met.

In January 2017, ANMAT granted a five-year extension to a previous approval to sell and distribute Alferon N Injection (under the brand name “Naturaferon”) in Argentina. This extended the approval until 2022. A request to extend the approval beyond 2022 has been filed and is still under review. In February 2013, we received ANMAT approval for the treatment of refractory patients that failed or were intolerant to treatment with recombinant interferon. We are in continued negotiations with GP Pharm as to how and whether to move forward with “Naturaferon” in Argentina.

In January 2017, the EAP through our agreement with myTomorrows designed to enable access of Ampligen to ME/CFS patients was extended to pancreatic cancer patients beginning in the Netherlands. myTomorrows is our exclusive service provider in the Territory and will manage all EAP activities relating to the pancreatic cancer extension of the program.

In August 2017, we extended our agreement with Asembia LLC, formerly Armada Healthcare, LLC, to undertake the marketing, education and sales of Alferon N Injection throughout the United States. This agreement has expired. We were in discussions with Asembia about the possibility of continuing the relationship, while also exploring the possibility of working with other, similar companies. However, we still do not foresee an immediate need for this service and continue to push this search further out in our expected timeline.

In February 2018, we signed an amendment to the EAP with myTomorrows. This amendment extended the Territory to cover Canada to treat pancreatic cancer patients, pending government approval. In March 2018, we signed an amendment to the EAP with myTomorrows, pursuant to which myTomorrows will be our exclusive service provider for special access activities in Canada for the supply of Ampligen for the treatment of ME/CFS.

In December 2020, we entered into a signed Letter of Agreement with myTomorrows for the delivery of Ampligen for the treatment of up to 16 pancreatic cancer patients. In November 2021, we entered into a signed Letter of Agreement with myTomorrows for the delivery of Ampligen for the treatment of up to an additional 5 pancreatic cancer patients. In March 2022, we entered into a signed Letter of Agreement with myTomorrows for the delivery of Ampligen for the treatment of up to an additional 10 pancreatic cancer patients. In November 2022, we entered into a signed Letter of Agreement with myTomorrows for the delivery of Ampligen for the treatment of up to an additional 10 pancreatic cancer patients.

COMPETITION

The major pharmaceutical competitors for Ampligen include Pfizer, GlaxoSmithKline, Merck & Co., Novartis and AstraZeneca. Biotech competitors include Baxter International, Fletcher/CSI, AVANT Immunotherapeutics, AVI BioPharma and Genta.

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GOVERNMENT REGULATION

Regulation by governmental authorities in the U.S. and foreign countries is and will be a significant factor in the manufacture and marketing of our products and our ongoing research and product development activities. Ampligen and other products developed from the ongoing research and product development activities will require regulatory clearances prior to commercialization. In particular, new drug products for humans are subject to rigorous pre-clinical and clinical testing as a condition for clearance by the FDA and by similar authorities in foreign countries. The process of seeking these approvals, and the ongoing process of compliance with applicable statutes and regulations, has and will continue to require the expenditure of substantial resources. Any failure by us or our collaborators or licensees to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect the marketing of any products developed by us and our ability to receive product or royalty revenue. We have received Orphan Drug designation for certain therapeutic indications, which we believe might under certain conditions help to accelerate the process of drug development and commercialization. Alferon N Injection is only approved for use in intralesional treatment of refractory or recurring external genital warts in patients 18 years of age or older. Use of Alferon N Injection for other applications requires regulatory approval.

We are subject to various federal, state and local laws, regulations and recommendations relating to such matters as safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use of and disposal of hazardous or potentially hazardous substances, including infectious disease agents, used in connection with our research work.

For more information about the current status of Alferon N Injection and Ampligen, please see “Our Products” above. See also, “Our drug and related technologies are investigational and subject to regulatory approval. If we are unable to obtain regulatory approval in a timely manner, or at all, our operations will be materially harmed and our stock adversely affected” in “Risk Factors”.

HUMAN CAPITAL

As of December 31, 2024, we had personnel consisting of 21 full-time employees and two part-time employees. Six of the combined personnel are engaged in our research, development, clinical and manufacturing efforts, with 15 performing regulatory, general administration, data processing, including bio-statistics, financial and investor relations functions. We have no union employees.

Employee Engagement

Our business results depend in part on our ability to successfully manage our human capital resources, including attracting, identifying, and retaining key talent. Factors that may affect our ability to attract and retain qualified employees include employee morale, our reputation, competition from other employers, and availability of qualified individuals. We believe our commitment to our human capital resources is an important component of our mission. We provide all employees with the opportunity to share their opinions in open dialogues with our human resources department and senior management.

Compensation, Benefits and Wellness

We offer fair, competitive compensation and benefits that support our employees’ overall wellness. Further, the health and wellness of our employees are critical to our success. While we have been successful in attracting skilled and experienced scientific personnel, there can be no assurance that we will be able to attract or retain the necessary qualified employees and/or consultants in the future.

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LEGAL PROCEEDINGS

AIM ImmunoTech, Inc. v. Tudor, et al., in the United States District Court for the Middle District of Florida, Ocala Division, Case No. 5:2022cv00323. On April 22, 2024, the District Court issued an order granting-in-part Lautz and Jorgl’s Rule 59(e) and Rule 11 motions, respectively. The court entered an order finding Jorgl and Lautz were entitled to recover attorney’s fees and costs and entered judgment on behalf of Jorgl for $216,936, and on behalf of Lautz for $76,473. AIM has appealed these judgments to the United States Court of Appeals for the Eleventh Circuit, and secured a stay of the enforcement of the judgment spending the 11th Circuit Appeal. AIM’s appeal does not seek damages. AIM filed its initial brief on September 4, 2024. The parties attended mediation on November 5, 2024. The parties did not reach an agreement, and mediation impassed. After mediation Appellees filed answer briefs and Jorgl and Lautz filed motions for sanctions seeking reimbursement of appellants Attorney’s fees. AIM’s replay brief and response for the motions for sanctions was due January 27, 2025, but has been extended to February 7, 2025.

On June 18, 2024, The Carlyle Appellate Law firm was engaged for the above referenced appeal. The Carlyle Appellate Law firm has since filed a notice of appearance in that matter. AIM is exposed in this matter for the amount of those Judgments (which have been bonded by AIM), interest on those judgements, as well as potentially paying attorney’s fees in the event the appeal is unsuccessful.

Kellner v. AIM ImmunoTech Inc. et al., in the Supreme Court of the State of Delaware, Case No. 3, 2024. On January 16, 2024, the Delaware Supreme Court granted-in-part Kellner’s motion to expedite and scheduled oral argument before the en banc Delaware Supreme Court for April 10, 2024. On April 10, 2024, the en banc Delaware Supreme Court heard oral argument from AIM and Kellner in this matter and took the matter under consideration. On July 11, 2024, the Delaware Supreme Court issued a decision affirming in part and reversing in part the Court of Chancery’s December 28, 2023 opinion, and not remanding the matter to the Court of Chancery. The Supreme Court held that certain of the bylaws adopted by the board were legally invalid and inequitable. The board has subsequently revised the bylaws to address and correct said deficiencies. The Delaware Supreme Court also held that No further action was required with respect to Kellner’s rejected nominations.

On July 26, 2024, Kellner filed a Motion for Reargument, requesting the Supreme Court of the State of Delaware to reconsider certain aspects of its ruling and requesting clarification that the trial court retains jurisdiction for any fee applications. By order dated July 29, 2024, the Supreme Court denied Kellner’s Motion for Reargument, directed that the case be closed, and specifically ruled that “The case is not remanded for an award of attorneys’ fees and costs” and deemed that the “this Case is Closed.”

On August 27, 2024, counsel to Kellner delivered to us a demand for certain books and records under Section 220 of the DGCL, and a letter requesting that we reimburse him for his fees and expenses incurred in the Kellner litigation. In the request for fee reimbursement letter, Kellner stated that he was prepared to file an action in the Delaware Court of Chancery to require AIM to pay his fees and expenses if the matter could not be resolved without court intervention. By letter dated, November 8, 2024, AIM, through its counsel, denied the request, noting, among other things, that the Delaware Supreme Court issued an order on July 29, 2024, denying Kellner’s Motion for Reargument of the appeal in the Kellner litigation, directing that the case be closed, and specifically ruling that “[t]he case is not remanded for an award of attorneys’ fees and costs.”

BioLife

On September 6, 2024, the parties filed a Stipulation with the Court dismissing the counterclaims, without prejudice, in order to allow the Superior Court (appellate) to consider the Appeal issues without the need for duplicate trials. The Stipulation was accepted by the Court on October 17, 2024 dismissing the counterclaims. On October 7 we perfected our Appeal in the Superior Court. On November 7, 2024, we served our Concise Statement of Matters Complained of on Appeal. The Superior Court issued a briefing schedule that required that the Company’s opening brief is due on January 21, 2025 and Appellee’s response is due 30 days thereafter. We filed our Answer. Appellee requested and was granted a 30 day extension. Now our reply Brief is due by April 5, 2025. No estimate can be made as to the timing or substance of the outcome. No judgement can be made at this time of the likelihood of the Company prevailing on its claims.

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MANAGEMENT

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth biographical information about each of our executive officers and directors as of the date of this registration statement and the prospectus contained herein:

Name	Age	Position
Thomas K. Equels, Esq.	72	Chief Executive Officer, President and Director
Nancy K Bryan	67	Director
William M. Mitchell, M.D., Ph.D	89	Chair of the Board and Director
Ted D. Kellner	78	Director
Peter W. Rodino, III, Esq.	73	Chief Operating Officer, General Counsel & Secretary
Robert Dickey, IV	69	Chief Financial Officer

Each Director has been elected to serve until the next annual meeting of stockholders, or until their earlier resignation, removal from office, death or incapacity. Each Executive Officer serves at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.

We believe our Board Members represent a desirable diversity of backgrounds, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors. In recommending Board candidates, Corporate Governance and Nomination Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of our business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities along with experience, geographic location and special talents or personal attributes.

The following are qualifications, experience and skills for Board members which are important to our business and its future:

Leadership Experience: We seek directors who have demonstrated strong leadership qualities. Such leaders bring diverse perspectives and broad business insight to our Company. The relevant leadership experience that we seek includes a past or current leadership role in a large or entrepreneurial company, a senior faculty position at a prominent educational institution or a past elected or appointed senior government position.

Industry or Academic Experience: We seek directors who have relevant industry experience, both with respect to the disease areas where we are developing new therapies as well as with the economic and competitive dynamics of pharmaceutical markets, including those in which our drugs will be prescribed.

Scientific, Legal or Regulatory Experience: Given the highly technical and specialized nature of biotechnology, we desire that certain of our directors have advanced degrees, as well as drug development experience. Since we are subject to substantial regulatory oversight, both here and abroad by the FDA and other agencies, we also desire directors who have legal or regulatory experience.

Finance Experience: We believe that our directors should possess an understanding of finance and related reporting processes, particularly given the complex budgets and long timelines associated with drug development programs.

THOMAS K. EQUELS, M.S., J.D. is our Chief Executive Officer (since 2016), President (since 2015) and Executive Vice Chair (since 2008). He has also been one of our Directors since 2008. Mr. Equels was formerly the President and Managing Director of the Equels Law Firm in Miami, Fla. For over a quarter century, he represented national governments, state governments and private companies in banking, insurance, aviation, pharmaceutical and construction matters. He also was on numerous occasions the court-appointed receiver to turn around distressed companies. Mr. Equels received his Juris Doctor degree with high honors from Florida State University. He received his Bachelor of Science, summa cum laude, from Troy University and also obtained his Master of Science Degree from Troy University. Mr. Equels began his professional career as a military pilot. He served in Vietnam and was awarded two Distinguished Flying Crosses, the Bronze Star, the Purple Heart, and fifteen Air Medals. In 2012, he was Knighted by Pope Benedict.

THOMAS K. EQUELS, Esq. - Director Qualifications:

●	Leadership Experience – Military, Owner and former President, Managing Director of Equels Law Firm, Court appointed receiver in numerous industries;
●	Industry Experience – as legal counsel, General Counsel, CFO and CEO; and
●

Biotech, Scientific, Legal or Regulatory Experience - Law degree with over 25 years as a practicing attorney specializing in litigation, development of clinical trials, creating intellectual property concepts, and established plan to finance drug development.

NANCY K. BRYAN was appointed as a director of the Company in March 2023. Ms. Bryan is an established leader with more than 25 years of experience in the life sciences industry. She has served on executive leadership teams and played key roles in biopharmaceutical companies’ successes, including marketing, sales, business development, financing and communications. From May 2013 to December 2023, Ms. Bryan served as the President and CEO of BioFlorida Inc., an association supporting the advancement of life sciences in Florida. Prior to joining BioFlorida, Ms. Bryan began her career with major pharmaceutical companies including Merck, GlaxoSmithKline and Bayer Pharmaceuticals. She then went on to serve in a number of executive leadership positions in specialty pharmaceuticals and smaller, start-up biotech companies, including Indevus Pharmaceuticals and NPS Pharmaceuticals. Throughout her career, Bryan helped develop, launch and commercialize many products including blockbusters (Zantac, Levitra), major biologics (Tysabri) and orphan drugs for rare diseases (Valstar for bladder cancer, Supprelin LA for central precocious puberty), and helped establish franchises in a wide variety of therapeutic areas, including Oncology, Anti-infectives, GI, Urology and Autoimmune (MS, CD). She has established a successful track record introducing strategic and tactical solutions to develop global markets as well as launch, grow and turn around established and underperforming drugs, resulting in greater revenue, market share, profitability and stockholder value.

Ms. Bryan holds a BA in Economics from the University of Virginia and an MBA from Columbia University, and her academic honors include Phi Beta Kappa and Beta Gamma Sigma.

NANCY K. BRYAN – Director Qualifications:

●	Leadership Experience – President and CEO of BioFlorida; served on executive leadership teams and played a key role in biopharmaceutical companies’ successes including marketing, sales, business development, financing initiatives and investor and PR communications; and
●	Commercialization Experience – 25 years of experience in Biopharmaceuticals in commercial positions of increasing responsibility involving primary care, biologics and specialty markets; throughout her career, she has developed, launched and commercialized many products, major biologics and orphan drugs for rare diseases and has established franchises in a wide variety of therapeutic areas including: Oncology, Anti-infectives, GI and Autoimmune (MS,CD).

WILLIAM M. MITCHELL, M.D., Ph.D. has been a director since July 1998 and Chair of the Board since February 2016. Dr. Mitchell has served as a Professor of Pathology, Microbiology & Immunology, at Vanderbilt University School of Medicine since 1966 and is a board-certified physician. Dr. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as House Officer in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 250 papers, reviews and abstracts that relate to viruses, anti-viral drugs, immune responses to viral infection, detection in blood of cancer DNA (i.e., the liquid biopsy), and other biomedical topics. Dr. Mitchell has worked for and with many professional societies that have included the American Society of Investigative Pathology, the International Society for Antiviral Research, the American Society of Clinical Oncology, the American Society of Biochemistry and Molecular Biology, the American Chemical Society, and the American Society of Microbiology. Dr. Mitchell is a member of the American Medical Association. He has served on numerous government review committees, among them the Centers for Disease Control and Prevention (CDC) and the National Institutes of Health, including the initial AIDS and Related Research Review Group. Dr. Mitchell previously served as one of the Company’s directors from 1987 to 1989.

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WILLIAM M. MITCHELL, M.D., Ph.D. - Director Qualifications:

●

Leadership Experience – Professor at Vanderbilt University School of Medicine. He was an independent member of the Board of Directors for Chronix Biomedical and was Chairman of its Medical Advisory Board. Additionally, he has served on multiple governmental review committees of the National Institutes of Health, Centers for Disease Control and Prevention and for the European Union, including key roles as Chairman;

●

Academic and Industry Experience – Physician scientist with extensive investigative experience on viral and immunology, and cancer issues relevant to our scientific business along with being a former independent Director of an entrepreneurial diagnostic company (Chronix Biomedical) that is involved in next generation DNA sequencing for blood based cancer diagnosis (i.e.- the liquid biopsy).; and

●

Scientific, Legal or Regulatory Experience - M.D., Ph.D. and professor at a top ranked school of medicine, and inventor of record on numerous U.S. and international patents who is experienced in regulatory affairs through filings with the FDA.

TED D. KELLNER was elected as a Director of the Company in December 2024. Mr. Kellner is a Chartered Financial Analyst with 50 years of investment experience and currently manages his personal and family investments after retiring in 2017 from his career as a portfolio manager at Fiduciary Management, Inc., an investment management firm that he founded in 1980. Fiduciary Management, Inc. currently manages approximately $15 billion in assets, pension and profit-sharing trusts, Taft-Hartley and public funds, endowments and personal trusts throughout the United States. He is also the Chairman of Fiduciary Real Estate Development Inc., a business founded by Mr. Kellner in 1984 that owns and manages over $2.3 billion in multi-family residential units. Mr. Kellner previously served as a director of Metavante Technologies, Inc., a then publicly-traded company that provided banking and payments technologies to financial services firms, from 2007 to 2009, and Marshall & Ilsley Corporation, a then publicly-traded bank and financial holding company, from 2000 to 2011. He also served as a director of each of the American Family Mutual Insurance Company from 2001 to 2018, and currently serves on the board of the Kelben Foundation, a family foundation focused on education and health programs. Mr. Kellner holds a BBA in Finance, Investments, and Banking from the University of Wisconsin.

TED D. KELLNER - Director Qualifications:

●	Leadership Experience – Executive and founder of Fiduciary Management, Inc. and Board of Directors Chairman and founder of Fiduciary Real Estate Development Inc. Extensive experience serving as an independent Board Member on three public company Boards, including participation on Executive, Compensation, Finance, and Investment committees. Additionally, he has served as a Board Member for several private company and non-profit organizations; and
●	Finance Experience – Over 50 years of experience with financial analysis both as an executive and investor, executing strategic plans, overseeing day-to-day financial management, and identifying investment monetization opportunities.

Information about our Executive Officers

In addition to Mr. Equels (discussed above), the following are our Executive Officers

PETER W. RODINO, III, Esq. was a director of the Company from July 2013 until September 30, 2016, when Mr. Rodino resigned as a member of our Board to permit him to serve the Company in a new capacity. Effective October 1, 2016, we retained Mr. Rodino as our Executive Director for Governmental Relations, and as our General Counsel and, as of October 16, 2019, Mr. Rodino assumed the role of Chief Operating Officer. Mr. Rodino has been our Secretary since November 2016. Mr. Rodino has broad legal, financial, and executive experience. In addition to being President of Rodino Consulting LLC and managing partner at several law firms during his many years as a practicing attorney, he served as Chairman and CEO of Crossroads Health Plan, the first major Health Maintenance Organization in New Jersey. He also has had experience as an investment executive in the securities industry and acted as trustee in numerous Chapter 11 complex corporate reorganizations. Previously, as founder and president of Rodino Consulting, Mr. Rodino provided business and government relations consulting services to smaller companies with a focus on helping them develop business plans, implement marketing strategies and acquire investment capital. Mr. Rodino holds a B.S. in Business Administration from Georgetown University and a J.D. degree from Seton Hall University.

ROBERT DICKEY, IV has been our Chief Financial Officer since April 4, 2022. Mr. Dickey was a senior vice president of the Company from 2008 until 2013. Mr. Dickey has more than 25 years of experience in C-suite financial leadership for life science and medical device companies, both private and public, ranging from preclinical development to commercial operations and across a variety of disease areas and medical technologies. Mr. Dickey has served as Managing Director at Foresite Advisors since March 2020 assuming responsibility for CFO advisory, financial analysis, capital raising, and transactional support/execution for public offerings and M&A services at life science companies. Mr. Dickey serves as a member on the board of directors of AngioGenex, SFA Therapeutics and GSNO Therapeutics. Throughout his career he has demonstrated C-level (CFO, COO and CEO) and Board level experience in public, private, revenue stage and development stage life sciences and medical device companies and has played a leading role in two start-ups. Earlier in his career, Mr. Dickey spent 18 years in investment banking, primarily at Lehman Brothers, with a background split between mergers and acquisitions and capital markets transactions. Mr. Dickey is experienced in all stages of the business lifecycle, including start-up, high-growth and turnarounds, and in building businesses and achieving an exit. He also has international experience, expertise in public and private financings, M&A, partnering/licensing transactions, project management and Chapter 11 reorganizations, as well as interacting with boards, VC’s, shareholders and Wall Street. Mr. Dickey has an MBA from The Wharton School and an AB from Princeton University.

Audit Committee

The Audit Committee of our Board consists of Nancy K. Bryan (Chair) and Dr. Mitchell, both determined by the Board to be Independent Directors as required under Section 803(2) of the NYSE: American Company Guide and Rule 10A-3 under the Exchange Act.

We believe Ms. Bryan and Dr. Mitchell to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee. The principal functions of the Audit Committee are to (1) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements and management’s assessment of internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (2) select the independent registered public accounting firm, oversee the work of the independent registered public accounting firm, pre-approve all auditing services of the independent registered public accounting firm and evaluate the independent registered public accounting firm’s qualifications, independence and performance; (3) prepare the reports or statements as may be required by NYSE American or the securities laws; (4) assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls; (5) discuss the financial statements and reports with management and the independent registered public accounting firm, including critical accounting policies and practices, our disclosures in our Annual Report and any significant financial reporting that arose in the preparation of the audited financial statements; and (6) oversee the Disclosure Control Committee. The Audit Committee is authorized to engage independent counsel and other advisors as it deems necessary.

This Audit Committee formally met six times in 2024 with all committee members in attendance. Our General Counsel and Chief Financial Officer support the Audit Committee in its work. The full text of the Audit Committee’s Charter, as approved by the Board, is available on our website: http://www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”.

Scientific Advisory Board (“SAB”)

The SAB was established to leverage its member’s scientific and pharmaceutical expertise and advice to advance our drug development programs by providing guidance on steering us forward and capitalizing on business opportunities as well as interactions with the FDA. It is responsible for: (i) reviewing all submissions made by us to the FDA and other regulators to ensure that the submissions fully, accurately, and timely describe the status of any clinical trials, tests, or other studies or analyses of drug safety and efficacy undertaken by us, and any agreements, protocols, or guidance provided by relevant regulatory agencies; and (ii) monitoring and supervising our relationship with the FDA. The SAB shall have free and open access to our scientific and executive personnel, including the Chief Scientific Officer and the members of our Board of Directors. The SAB is comprised of William Mitchell, M.D., Chairman, and Ronald Brus, M.D., W. Neal Burnette, M.D., Christopher Nicodemus, M.D., and Philip Ransom Roane, Ph.D. all of whom are members. The SAB did not meet in 2024.

Disclosure Controls Committee

The Disclosure Controls Committee (“DCC”) reports to the Audit Committee and is responsible for procedures and guidelines on managing disclosure information. The purpose of the DCC is to make certain that information required to be publicly disclosed is properly accumulated, recorded, summarized and communicated to the Board and management. This process is intended to allow for timely decisions regarding communications and disclosures and to help ensure that we comply with related SEC rules and regulations. The DCC is responsible for (1) implementing, monitoring and evaluating our disclosure controls and procedures; (2) reviewing and evaluating our interactions with the FDA and other similar regulatory bodies; and (3) reviewing with the Audit Committee our earnings and other press releases and periodic reports and proxy statements that are to be filed with the SEC. Robert Dickey, our CFO, is the DCC’s Investor Relations Coordinator and Chair. The other members of the DCC are Peter Rodino, our COO and General Counsel, Dr. William Mitchell, one of our Independent Directors, Dr. David Strayer, Medical Officer, Diane Young, our Clinical Project Manager, Jodie Pelz, our Director of Finance, and Ann Marie Coverly, Director of HR and Administration serving as the Deputy Investor Relations Coordinator. The full text of the DCC’s Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance.” The DCC actively met on numerous occasions in 2024.

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Executive Committee

In February 2016, our Board formed the Executive Committee. On March 28, 2023, Ms. Bryan was appointed as an additional member of this committee. The Executive Committee reports to the Board, and its purpose is to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board. Mr. Equels, our Chief Executive Officer is the chair of the Committee and is a member of the Committee along with our two independent directors, Dr. Mitchell and Ms. Bryan. The full text of the Executive Committee Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”. The Committee did not meet in 2024.

Compensation Committee

The Compensation Committee consists of the following two directors, each of whom is “independent” under applicable NYSE American rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and an “Outside Director” as defined under the U.S. Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”): Nancy Bryan (Chair) and William Mitchell, M.D., Ph.D.

The Compensation Committee oversees implementation and administration of our compensation and employee benefits programs with the goal of attracting, retaining and motivating executives and officers, as well as other employees, to improve their performance and our financial performance. In that regard, the Compensation Committee (1) reviews and approves corporate goals and objectives relevant to compensation; (2) evaluates the performance and compensation of our officers and executives and reviews the compensation of all other non-officer executives that are considered highly paid; (3) reviews and approves employment agreements, severance agreements, change of control agreements, deferred compensation agreements, perquisites and similar compensation arrangements of our executive officers; (4) makes recommendations to the Board on the compensation of non-employee members of the Board; (5) administers our incentive and equity-based compensation plans, including, approving the grant of equity awards under such plans, reviewing such plans and making recommendations to the Board regarding the adoption, amendment or termination of such plans; (6) selects and determines the fees and scope of work of its compensation consultants; and (7) reviews our compensation strategy to assure that it continues to advance our objectives and promote stockholder value. The full text of the Compensation Committee’s Charter, as approved by the Board, is available on our website: www.aimimmuno.com in the “Investor Relations” tab under “Corporate Governance”.

This Committee formally met four times in 2024 and all committee members were in attendance for the meetings. Our General Counsel, Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work.

Corporate Governance and Nomination Committee

The Corporate Governance and Nomination Committee consists of Dr. William M. Mitchell (Chair) and Director, and Nancy K. Bryan, Director. In 2024, the Corporate Governance and Nomination Committee met two times. All committee members were in attendance for the meetings.

 All of the members of the Committee meet the independence standards contained within the NYSE American Company Guide and AIM’s Corporate Governance Guidelines. The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, are available on our website: https://aimimmuno.com/corporate-governance/.

The Corporate Governance and Nomination Committee is responsible for (1) assisting the Board in identifying, recommending, assessing, recruiting and selecting candidates to serve as members of the Board, including in connection with filling vacancies; (2) assisting the Board in developing criteria for identifying and selecting individuals for nomination to the Board; (3) advising the Board with respect to the Board’s composition, procedures and committees; (4) reviewing, assessing and recommending appropriate Corporate Governance Guidelines; (5) reviewing the charter of each committee of the Board and recommending to the Board the number, identity and responsibilities of each committee; (6) reviewing our business practices as they relate to preserving our good reputation; (7) developing and recommending to the Board procedures for succession planning for our executives and continuity of the Board; and (8) assessing the effectiveness of the Board in meeting the long-terms interest of the stockholders. The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties.

Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala, Florida 34473, stating in detail the qualifications of such persons for consideration by the Committee. Director candidates should demonstrate the qualifications, experience and skills for Board members which are important to AIM’s business and its future.

We aspire to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern our business. AIM’s Corporate Governance Guidelines embody many of our policies and procedures which are at the foundation of our commitment to best practices. The guidelines are reviewed annually and revised if deemed necessary, to continue to reflect best practices.

Code of Ethics

Our Board of Directors adopted a revision to the 2003 Code of Ethics and business conduct for officers, directors, employees, agents and consultants. The principal amendments included broadening the Code’s application to our agents and consultants, adoption of a regulatory compliance policy and adoption of a policy for protection and use of Company computer technology for business purposes only. On an annual basis, this Code is reviewed and signed by each Officer, Director, employee and strategic consultant with none of the amendments constituting a waiver of provision of the Code of Ethics on behalf of our Chief Executive Officer, Chief Financial Officer, or persons performing similar functions.

You may obtain a copy of this Code by visiting our website at www.aimimmuno.com (Investor Relations / Corporate Governance) or by written request to our office at 2117 SW Highway 484, Ocala, FL 34473.

Limitation On Liability And Indemnification Of Directors And Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE AND DIRECTOR COMPENSATION

This discussion and analysis describes our executive compensation philosophy, process, plans and practices as they relate to our “Named Executive Officers” (“NEO”) listed below and gives the context for understanding and evaluating the more specific compensation information contained in the narratives, tables and related disclosures that follow. For the purposes of discussion and analysis, the following NEOs are included in the narratives, tables and related disclosures that follow:

●	Thomas K. Equels, Chief Executive Officer (“CEO”) and President;

●	Robert Dickey IV, Chief Financial Officer (“CFO”); and

●	Peter Rodino, Chief Operating Officer (“COO”), General Counsel and Company Secretary (“CS”).

In November 2020, we entered into an employment agreement with Thomas Equels, the agreement runs for five years but automatically renews for additional five-year periods unless terminated in writing prior to the end of the then current term. Compensation is divided into both short- and long-term compensation. Short-term (cash) compensation consists of a base salary of $850,000. Mr. Equels will be awarded a year-end target bonus based on performance and goals established by the Compensation Committee of up to $350,000. Long term compensation will be provided by 100,000 non-qualified yearly stock options with one-year vesting commencing on November 30, 2021. In March 2021, we entered into employment agreements with Peter Rodino. The agreement runs for three years but automatically renews for additional three-year periods unless terminated in writing prior to the end of the then current term. The Agreement renewed. Compensation is divided into both short- and long-term compensation. Short-term (cash) compensation consists of a base salary of $425,000. Mr. Rodino will be awarded a year-end target bonus based on performance and goals established by the Compensation Committee. Long term compensation will be provided by 100,000 non-qualified yearly stock options with one-year vesting commencing on November 30, 2021. In addition, Mr. Equels and Mr. Rodino will be entitled to awards (“Event Awards”) equal to 3% for Mr. Equels and 1% for Mr. Rodino of the “Gross Proceeds” from specific events such as acquisitions, licensing agreements or “therapeutic indication” (each, an “Event”). Gross Proceeds means those cash amounts paid to us by the other parties for licensing agreements, therapeutic acquisitions or any other one-time cash generating event. Therapeutic indications are for example target organ specific pathologically defined cancer indications, vaccine enhancers, broad spectrum antiviral indications, or medical entities associated with persistent severe fatigue. Mr. Equels and Mr. Rodino also will each be entitled to an award (an “Acquisition Award”) equal to 3% for Mr. Equels and 1% for Mr. Rodino of the Gross Proceeds, upon the sale of our Company or substantially all of its assets (an “Acquisition”). An Event Award or Acquisition Award shall be paid in cash within 90 days of our receipt of the Gross Proceeds. On March 2022, the Company entered into a consulting agreement with Foresite Advisors, LLC, a company wholly owned by Robert Dickey IV, for $375 an hour pursuant to which Mr. Dickey serves as our Chief Financial Officer, effective April 4, 2022.

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Mr. Equels employment agreement was amended in August 2024 and further amended in September 2024. The first amendment revised short term compensation during the one-year period ending August 12, 2025. The Employee’s Short term compensation consists of a base salary of $750,000 and shares of the Company’s common stock, $.001 par value, valued at $100,000, such value equal to 100% of the closing price of the Company’s common stock on the NYSE American on the trading date immediately preceding August 12, 2024. The second amendment further revised short term compensation during the one year period ending September 11, 2025. The Employee’s short term compensation consists of a base salary of $650,000 and shares of the Company’s common stock, $.001 par value, valued at $100,000, such value equal to 100% of the closing price of the Company’s common stock on the NYSE American on the trading date immediately preceding September 11, 2024.

Mr. Rodino’s employment agreement was amended in August 2024 and further amended in September 2024. The first amendment revised short term compensation during the one-year period ending August 12, 2025. The Employee’s Short term compensation consists of a base salary of $375,000 and shares of the Company’s common stock, $.001 par value, valued at $50,000, such value equal to 100% of the closing price of the Company’s common stock on the NYSE American on the trading date immediately preceding August 12, 2024.

The following table provides information on the compensation during the fiscal years ended December 31, 2024 and 2023 of Thomas Equels, our Chief Executive Officer, Peter Rodino our Chief Operating Officer, General Counsel and Secretary, Robert Dickey IV our Chief Financial Officer.

Summary Compensation Table

Name & Principal Position	Year	Salary / Fees $ (2)	Bonus $(6)	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	Change in Pension Valued and NQDC Earnings $	All Other Compensation $ (3)	Total $
Thomas K Equels	2024	783,333	350,000	200,000	—	—	—	106,392	1,439,725
CEO & President	2023	850,000	—	—	128,112	—	—	103,189	1,081,301
(2)3

Robert Dickey IV	2024	50,520	—	—	—	—	—	—	50,520
CFO (2)4	2023	54,484	$10,000	—	—	—	—	—	64,484

Peter Rodino
COO, General Counsel	2024	408,333	150,000	50,000	—	—	—	63,016	671,349
& Secretary (2)5	2023	425,000	—	—	42,704	—	—	59,940	527,644

Notes:

(1)	All option awards were valued using the Black-Scholes method. The options for 2024 were deferred to a later date and not issued as of December 31, 2024.

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(2)	For Named Executive Officers, who are also Directors that receive compensation for their services as a Director, the Salary/Fees and Option Awards columns include compensation that was received by them for their role as a member of the Board of Directors. As is required by Regulation S-K, Item 402(c), compensation for services as a Director have been reported within the “Summary Compensation Table” (above) for fiscal years of 2024 and 2023 as well as reported separately in the “Compensation of Non-Employee Directors” section (see below) for calendar year 2024.

Pursuant to his current employment agreement, Mr. Equels is entitled to 3% of the “Gross Proceeds” (as defined in the employment agreement) for “significant events” (as described in the employment agreement) There were no payments during 2024 and 2023.

Pursuant to his current employment agreement, Mr. Rodino is entitled to 1% of the “Gross Proceeds” (as defined in the employment agreement) for “significant events” (as described in the employment agreement) There were no payments during 2024 and 2023.

(3)	Mr. Equels’ All Other Compensations consists of:

	2024	2023
Life & Disability Insurance	$41,073	$41,073
Healthcare Insurance	26,619	24,316
Car Expenses/Allowance	18,000	18,000
401(k) Matching Funds	20,700	19,800
Total	$106,392	$103,189

(4)	Mr. Dickey’s All Other Compensations consists of:

	2024	2023
Life & Disability Insurance	$—	$—
Healthcare Insurance	—	—
Car Expenses/Allowance	—	—
401(k) Matching Funds	—	—
Total	$—	$—

(5)	Mr. Rodino’s All Other Compensations consists of:

	2024	2023
Life & Disability Insurance	$2,524	$2,524
Healthcare Insurance	25,392	23,216
Car Expenses/Allowance	14,400	14,400
401(k) Matching Funds	20,700	19,800
Total	$63,016	$59,940

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(6)	All bonus compensation for 2023 were deferred to 2024 and paid in 2024.

Outstanding Equity Awards at Fiscal Year End	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Thomas K Equels
President and Chief	568	—	—	132.00	6/8/2025	—	—	—	—
Executive Officer	568	—	—	73.92	6/8/2026	—	—	—	—
	6,818	—	—	24.64	6/8/2027	—	—	—	—
	323	—	—	21.56	6/15/2027	—	—	—	—
	323	—	—	21.56	6/30/2027	—	—	—	—
	412	—	—	21.12	7/15/2027	—	—	—	—
	472	—	—	18.48	7/31/2027	—	—	—	—
	485	—	—	18.04	8/15/2027	—	—	—	—
	556	—	—	15.84	8/31/2027	—	—	—	—
	8,446	—	—	16.28	2/13/2028	—	—	—	—
	2,841	—	—	16.72	4/12/2028	—	—	—	—
	6,818	—	—	13.20	5/16/2028	—	—	—	—
	5,682	—	—	13.20	5/16/2028	—	—	—	—
	3,666	—	—	13.64	7/18/2028	—	—	—	—
	6,457	—	—	9.68	10/17/2028	—	—	—	—
	23	—	—	9.68	11/14/2028	—	—	—	—
	9,685	—	—	9.68	1/28/2029	—	—	—	—
	300,000	—	—	3.05	8/12/2030	—	—	—	—
	300,000	—	—	1.96	11/11/2030	—	—	—	—
	300,000	—	—	1.71	11/11/2031	—	—	—	—
	300,000	—	—	0.41	11/30/2032	—	—	—	—
	300,000	—	—	0.47	11/30/2033	—	—	—	—

Total	1,554,143	—	—			—	—	—	—

Robert Dickey IV	50,000	—	—	0.70	03/03/2032	—	—	—	—
Chief financial Officer

Total	50,000	—	—			—	—	—	—

Peter Rodino	285	—	—	68.65	6/21/2026	—	—	—	—
COO, General Counsel and Secretary	151	—	—	21.56	6/15/2027	—	—	—	—
	151	—	—	21.56	6/30/2027	—	—	—	—
	192	—	—	21.12	7/15/2027	—	—	—	—
	220	—	—	18.48	7/31/2027	—	—	—	—
	226	—	—	18.04	8/15/2027	—	—	—	—
	259	—	—	15.84	8/31/2027	—	—	—	—
	3,941	—	—	16.28	2/13/2028	—	—	—	—
	2,273	—	—	16.72	4/12/2028	—	—	—	—
	2,652	—	—	13.20	5/16/2028	—	—	—	—
	1,711	—	—	13.64	7/18/2028	—	—	—	—
	3,013	—	—	9.68	10/17/2028	—	—	—	—
	23	—	—	9.68	11/14/2028	—	—	—	—
	4,520	—	—	9.68	1/28/2029	—	—	—	—
	75,000	—	—	1.85	12/9/2030	—	—	—	—
	100,000	—	—	1.44	11/30/2031	—	—	—	—
	50,000	—	—	0.70	03/03/2032	—	—	—	—
	100,000	—	—	0.41	11/30/2032	—	—	—	—
	100,000	—	—	0.47	11/30/2033	—	—	—	—

Total	444,617	—	—			—	—	—	—

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Payments on Disability

As of December 31, 2020, we had an employment agreement with Mr. Equels which entitled him to his base salary, applicable benefits otherwise due and payable through the last day of the month in which disability occurs and immediate vesting of stock options. In the event of permanent disability, the Company will provide an additional two years of base salary. On March 24, 2021, we entered into employment agreements with Mr. Rodino which entitled him to his base salary, applicable benefits otherwise due and payable through the last day of the month in which disability occurs and immediate vesting of stock options. In the event of permanent disability, the Company will provide an additional two years of base salary. In addition, each NEO has the same short and long-term disability coverage which is available to all eligible employees. The coverage for short-term disability provides up to six months of full salary continuation up to 60% of weekly pay, less other income, with a $1,500 weekly maximum limit. The coverage for group long-term disability provides coverage at the exhaustion of short-term disability benefits of full salary continuation up to 60% of monthly pay, less other income, with a $10,000 monthly maximum limit. The maximum benefit period for the group long-term disability coverage is 60 months for those age 60 and younger at the time of the claim with the coverage period proportionately reduced with the advanced age of the eligible employee to a minimum coverage period of 12 months for those of 69 years old and older as of the date of the claim. For the period June 2010 through December 2024, Mr. Equels was entitled to receive total disability coverage of $400,000 pursuant to his employment agreement and payable by us.

Payments on Death

Pursuant to their employment agreements, the NEOS are entitled to their base salary and applicable benefits otherwise due and payable through the last day of the month in which death occurs and immediate vesting of stock options. Each NEO has coverage of group life insurance, along with accidental death and dismemberment benefits, consistent to the dollar value available to all eligible employees. The benefit is equal to two times current salary or wage with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO. For the period June 2010 and through December 2024, Mr. Equels is entitled to receive total death benefit coverage of $3,000,000 pursuant to his employment agreement and payable by us.

Estimated Payments Following Severance — Named Executive Officers (NEO)

Pursuant to his employment agreement, Mr. Equels is entitled to severance benefits on certain types of employment terminations not related to a change in control or termination not for cause. Mr. Rodino and Mr. Dickey are not covered by an employment severance agreement and therefore would only receive severance as determined by the Compensation Committee in its discretion.

The dollar amounts below assume that the termination occurred on January 2, 2025. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from us based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Name	Event	Cash Severance ($)	Value of Stock Awards That Will Become Vested (1) ($)	Continuation of Medical Benefits ($)	Additional Life Insurance ($)	Total ($)
Thomas K. Equels,	Involuntary (no cause)	$1,218,000	—	—	—	$1,218,000
CEO & President	Termination (for cause)	—	—	—	—	—
	Death or disability	$1,700,000	—	—	—	$1,700,000
	Termination by employee or retirement	—	—	—	—	—

Robert Dickey IV	Involuntary (no cause)	—	—	—	—	—
CFO	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Peter Rodino	Involuntary (no cause)	$1,186,680	—	—	—	$1,186,680
COO, General Counsel and	Termination (for cause)	—	—	—	—	—
Secretary	Death or disability	$850,000	—	—	—	$850,000
	Termination by employee or retirement	—	—	—	—	—

Notes:

(1)	Consists of stock options contractually required per the employee’s respective employment agreement or arrangement to be granted during each calendar year of the term under our 2018 Equity Incentive Plan. The issuance for the 2024 options were deferred to a later date. The stock options have a ten-year term and an exercise price equal to the closing market price of our common stock on the date of grant. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718.

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Payments on Termination in Connection with a Change in Control of Named Executive Officers

Pursuant to their employment agreements, each NEO is entitled to severance benefits on certain types of employment terminations related to a change in control. In such an event, the term of their employment agreements would automatically be extended for three additional years, except where such change in control occurs as a result of certain “significant events” (as described in his employment agreement).

The dollar amounts in the chart below assume that change in control termination occurred on January 2, 2025, based on the employment agreements that existed at that time. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from us based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Estimated Benefits on Termination Following a Change in Control — December 31, 2024

The following table shows potential payments to the NEO if employment terminates following a change in control under contracts, agreements, plans or arrangements at December 31, 2024. The amounts assume a January 2, 2025, termination date regarding base pay and use of the opening price of $0.22 on the NYSE American for our common stock at that date.

Name	Aggregate Severance Pay ($)		PVSU Acceleration (2) ($)	Early Vesting of Restricted Stock (4) (5) ($)	Early Vesting of Stock Options and SARs (3) ($)	Acceleration and Vesting of Supplemental Award (5) ($)		Welfare Benefits Continuation ($)	Outplacement Assistance ($)	Parachute Tax Gross-up Payment ($)	Total ($)
Thomas K. Equels	$3,472,000	(1)	—	—	—	$234,077	(4)	—	—	—	$3,706,077
Robert Dickey IV	—		—	—	—	—		—	—	—	—
Peter Rodino	—		—	—	—	—		—	—	—	—

Notes:

(1)	This amount represents the Base Salary and benefits for the remaining current term of the NEO’s employment agreement plus a three-year extension in the term upon the occurrence of a termination from a change in control. The employment agreement with Mr. Equels has a term through December 31, 2025. This amount excludes the following payments as they cannot be calculated unless and until certain events occur: Mr. Equels is entitled to 3% of the “Gross Proceeds” (as defined in the employment agreement) for “significant events” (as described in his employment agreement) and 3% of the Gross Proceeds from any sale of our Company or substantially all of our assets.

(2)	This amount represents the payout of all outstanding performance-vesting share units (“PVSU”) awarded on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

(3)	This amount is the intrinsic value [fair market value] on January 2, 2025 ($0.22 per share) minus the weighted average per share exercise price of $0.20 of all unvested stock options for each NEO, including Stock Appreciation Rights (“SAR”). Any option with an exercise price of greater than fair market value was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(4)	This amount represents the options to be issued annually for the remaining term of the NEO’s employment agreement plus a three-year extension in the occurrence of termination from a change in control. For the purpose of this schedule, a NYSE American closing price at January 2, 2024 of $0.22 was used with an estimated exercise price of $0.22 for Mr. Equels. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718.

(5)	Any purchase rights represented by the Option not then vested shall, upon a change in control, shall become vested.

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Post-Employment Compensation

The following is a description of post-employment compensation payable to the respective NEO. If a NEO does not have a specific benefit, they will not be mentioned in the subsection. In such an event, the NEO does not have any such benefits upon termination unless otherwise required by law.

Termination for Cause

All of our NEOs can be terminated for cause. For each NEO “Cause” means willful engaging by any NEO in illegal conduct, gross misconduct or gross violation of our Code of Ethics and Business Conduct for Officers, which is demonstrably and materially injurious to our Company. Mr. Equels’ agreement provides that he shall not be deemed to have been terminated for Cause unless and until we initiate a process by delivery to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the directors of the Board specifying the grounds for termination. After reasonable notice to Mr. Equels and an opportunity for him to be heard, the issues shall be adjudicated by a retired Florida judge or a Florida certified mediator mutually acceptable to the Board of Directors and Mr. Equels. Termination requires a finding that Mr. Equels was guilty of intentional and material misconduct according to the standards set forth above, and specifying the particulars thereof in detail supported by legally admissible evidence and utilizing the legal standard of beyond reasonable doubt. In the event that an NEO’s employment is terminated for Cause, we shall pay such NEO, at the time of such termination, only the compensation and benefits otherwise due and payable to him through the last day of his actual employment by us.

Termination without Cause

In the event that an NEO is terminated at any time without “Cause”, we shall pay to him, at the time of such termination, the compensation and benefits otherwise due and payable through the last day of the then current term of his Agreement. However, benefit distributions that are made due to a “separation from service” occurring while he is a Named Executive Officer shall not be made during the first six months following separation from service. Rather, any distribution which would otherwise be paid to him during such period shall be accumulated and paid to him in a lump sum on the first day of the seventh month following the “separation from service”. All subsequent distributions shall be paid in the manner specified.

Death or Disability

A NEO can be terminated for death or disability. “Disability” means the NEO’s inability effectively to carry out substantially all of his duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. In the event his employment is terminated due to his death or disability, we will pay him (or his estate as the case may be), at the time of such termination, his base salary, applicable benefits, and immediate vesting of unvested stock options. In the event of permanent disability, we will provide an additional two years of base salary.

Compensation of Non-Employee Directors

We reimburse non-employee Directors for travel expenses incurred in connection with attending board, committee, stockholder and special meetings along with other Company business-related expenses. We do not provide retirement benefits or other perquisites to non-employee Directors under any current program.

There was no cost-of-living increase granted in 2024 or 2023.

During 2023, Dr. Mitchell and Stewart Appelrouth each received $139,365 in director compensation, and Ms. Bryan, who became a Director in March 2023, received $93,750 in director compensation. During 2024, each of the foregoing Directors received $109,375 in director compensation. Since November 2024, non-employee director compensation has taken the form of stock in lieu of cash. The value of the stock received by Mr. Appelrouth was $12,153 and for each of Dr. Mitchell and Ms. Bryan was $15,625. Since becoming a Director on December 19, 2024 replacing Mr. Appelrouth, Mr. Kellner has declined to take any compensation.

We believe such compensation and payments are necessary in order for us to attract and retain qualified outside directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have adopted procedures in which the Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an annual and case-by-case basis with the approval of the Audit Committee required for all such transactions.

We have employment agreements with certain of our executive officers and have granted such officers and directors options and warrants to purchase our common stock.

Other than compensation arrangements for our executive officers and directors which are described elsewhere in this prospectus, see “Executive and Director Compensation,” there were no transactions occurring since January 1, 2022 to which we were a party and in which:

● the amount involved exceeded $120,000 (or, if less, 1% of the average of our total assets at either December 31, 2023 and 2022); and

● any director, executive officer, holder of 5% or more of any class of our outstanding capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of the date of the registration statement and the prospectus contained herein the number and percentage of outstanding shares of common stock beneficially owned by:

●	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding;

●	Each of our directors and NEOs; and

●	All of our officers and directors as a group.

●	The total number of shares of common stock as of January 31, 2025, was 68,754,334

Name and Address of Beneficial Owner	Shares Beneficially Owned		% Of Shares Beneficially Owned
Thomas K. Equels, Executive Vice Chair, Chief Executive Officer, President	3,234,838	(1)	4.80%
Peter W. Rodino III, Chief Operating Officer, General Counsel, Secretary	845,879	(2)	1.25%
William M. Mitchell, M.D., Ph.D. Chair of the Board of Directors	402,140	(3)	*
Ted D. Kellner	1,583,000	(4)	2.35%
Nancy K. Bryan, Director	139,276		*
Robert Dickey IV, Chief Financial Officer	50,000	(5)	*
All directors and executive officers as a group (6 persons)	6,255,133		9.28%

* Less than 1%

(1)	For Mr. Equels, shares beneficially owned include 1,554,143 shares issuable upon exercise of options and excludes no shares issuable upon exercise of options not vested or not exercisable within the next 60 days.

(2)	For Mr. Rodino, shares beneficially owned include 444,617 shares issuable upon exercise of options and excludes no shares issuable upon exercise of options not vested or not exercisable within the next 60 days.

(3)	For Dr. Mitchell, shares beneficially owned include 229,494 shares issuable upon exercise of options and excludes no shares issuable upon exercise of options not vested or not exercisable within the next 60 days. Also includes 190 shares of common stock owned by his spouse and 190 shares owned by family trusts.

(4)	For Mr. Kellner, shares beneficially 1,582,000 owned include shares beneficially owned indirectly owned by family and other trusts and annuities and a profit sharing/money purchase plan.

(5)	For Mr. Dickey IV, shares beneficially owned include 50,000 shares issuable upon exercise of options.

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Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	3,292,593	$1.54	487,050
Equity compensation plans not approved by security holders:		$
Total	3,292,593	$1.54	487,050

DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and our Restated and Amended Bylaws (“Bylaws”). Copies of our Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

We have authorized 350,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value. As of January 31, 2025, there were 68,754,334 shares of common stock issued and outstanding~~,~~ no shares of Series A Junior Participating preferred stock issued or outstanding, and 118,451 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $3.08 per share, 2,814,142 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $1.54 per share, 20,587,988 shares of our common stock issuable upon exercise of outstanding warrants issued to Armistice Capital in at a weighted average exercise price of $0.32 per share, 360,000 shares of our common stock issuable upon exercise of outstanding options granted to Azenova. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have no cumulative voting rights. Holders of our common stock are entitled to receive ratably dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend or other rights of any then outstanding preferred stock. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock do not have preemptive or conversion rights or other subscription rights. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that is currently outstanding or that we may designate and issue in the future.

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Except as otherwise provided by law, our Charter and Bylaws, each as amended, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In addition, except as otherwise provided by law, our Charter or our Bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Holders of Common Stock

As of the date of this prospectus, there were approximately 148 holders of record of our common stock. This number was determined from records maintained by our transfer agent and does not include beneficial owners of our securities whose securities are held in the names of various dealers and/or clearing agencies.

Dividends

We have not paid any cash dividends on our common stock in recent years. It is management’s intention not to declare or pay dividends on our common stock, but to retain earnings, if any, for the operation and expansion of our business

Warrants

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us the Warrant Agent, and the form of Class E warrant and Class F warrant, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, the form of Class E warrant and form of Class F warrant. Each warrant will be exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit, subject to adjustment as discussed below, immediately following the issuance of such warrant and in the case of Class E warrants, terminating at 5:00 p.m., New York City time, on the fifth anniversary of the original issuance date, and in the case of Class F warrants, terminating at 5:00 p.m., New York City time on the 18-month anniversary of the original issuance date.

Exercisability. The warrants are exercisable at any time after their original issuance date and in the case of Class E warrants, until the fifth anniversary of the original issuance date, and in the case of Class F warrants, until the 18-month anniversary of the original issuance date. The warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form included with the warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $0.2012 per share of common stock. The warrants will be immediately exercisable and may be exercised at any time up to the date that is, in the case of Class E warrants, the fifth anniversary of the original issuance date, and in the case of Class F warrants, the 18-month anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below their exercise price. In addition to the foregoing, the warrants include a provision (which provision is subject to stockholder approval) that resets the exercise price with a proportionate adjustment to the number of shares underlying the warrants in the event of a reverse split of the Company’s common stock at any time after the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the average volume weighted average price during the period commencing four consecutive trading days immediately preceding and the four consecutive trading days commencing on the Share Combination Event date, provided that the adjustment to the exercise price shall not reduce the exercise price below the floor price of $~.

Cashless Exercise. If, at any time after the issuance of the warrants, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants.

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Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Warrant Agent; Equiniti Trust Company, LLC. The warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a “fundamental transaction,” as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its warrant at its fair value using the Black Scholes option pricing formula in the warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Pre-Funded Warrants

The terms of the Pre-Funded Warrants, if any, are identical to the terms of the warrants, except that:

●	the exercise price of the Pre-Funded Warrants is $0.001; and
●	the Pre-Funded Warrants may be exercised on a cashless basis at any time.

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale the placement agent warrants, as a portion of the placement agent’s compensation in connection with this offering. The placement agent warrants will be exercisable six months after the effective date of the registration statement of which this prospectus forms a part at an assumed exercise price of $0.2012 per share and will expire five years after the effective date of the registration statement. Please see “Plan of Distribution — Placement Agent Warrants” for a description of the warrants we have agreed to issue to the placement agent in this offering, subject to the completion of the offering.

Preferred Stock

Holders of our Series A Junior Participating preferred stock, if and when issued, will have the right to purchase from us shares of common stock or common stock equivalents pursuant to the terms of the Third Amended and Restated Rights Agreement dated May 12, 2023.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and the warrant agent for the warrants registered herein is Equiniti Trust Company.

Anti-Takeover Effects of Provisions of Delaware Law, Our Charter, Our Bylaws and Our Stockholders’ Rights Plan

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years before the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. Prior to entry into the Purchase Agreement our board of directors approved the issuance of Securities to the selling stockholder under the Purchase Agreement and related documents for purposes of Section 203.

Charter and Bylaws

Our Charter and/or Bylaws provide that:

●	our Bylaws may be amended or repealed by our board of directors or our stockholders;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Stockholder Rights Plan

On November 19, 2002, our board of directors declared a dividend distribution of one Right for each outstanding share of common stock to stockholders of record at the close of business on November 29, 2002 pursuant to our rights agreement (as subsequently amended and restated, the “Rights Agreement”) between us and our Rights Agent. Each Right entitles the registered holder of one share of our common stock to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share at a Purchase Price of $4.00 per Unit, subject to adjustment. All terms not specifically defined herein have the definition set forth in the Rights Agreement. The description and terms of the Rights are set forth in the Rights Agreement. Prior to entry into the Purchase Agreement, our board of directors exempted the selling stockholder and its Affiliates and Associates from becoming Acquiring Persons under the rights plan created under the Rights Agreement by virtue of receiving Securities under the Purchase Agreement and related documents or under any other agreement between the Company and the selling stockholder.

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The current Amended and Restated Rights Agreement is included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (File No. 001-27072) filed with the SEC on May, 15, 2023.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Exchange Listing

Our common stock is currently listed on the Exchange under the symbol “AIM.”

PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis up to 49,701,789 Units, based on an assumed public offering price of $0.2012 per Unit for gross proceeds of up to approximately $10.0 million before deduction of placement agent fees and offering expenses. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of February ~, 2025, we have engaged Maxim to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors who enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

The Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Units to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than one trading day following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about February ~, 2025.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the placement agent’s legal fees, and actual travel and reasonable out-of-pocket expenses, in an amount not to exceed $125,000 if this offering is completed.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all Units in this offering and no sale of any Pre-Funded Warrants in this offering.

	Per Unit(1)	Total
Public offering price	$	$
Placement agent fees(2)
Proceeds to us, before expenses	$	$

(1)	Assumes all Units consist of one share of common stock, one Class E warrant and one Class F warrant.
(2)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses.

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We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $141,000, all of which are payable by us. This figure includes, among other things, the placement agent’s expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) that we have agreed to reimburse.

Placement Agent Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the total number of Units sold in this offering, or the placement agent warrants. The placement agent warrants will have an exercise price equal to $0.221 per Unit and may be exercised on a cashless basis. The placement agent warrants are exercisable six months after the effective date of the registration statement of which this prospectus forms a part, and will expire five years from the commencement of sales of this offering. The placement agent warrants are not redeemable by us. We have agreed to a one-time demand registration of our shares of common stock underlying the placement agent warrants at our expense (an additional demand registration at the holders’ expense) for a period of five years from the commencement date of this offering. The placement agent warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock for a period of five-years from the commencement of sales in this offering. The placement agent warrants and our shares of common stock underlying the placement agent warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent warrants or the underlying securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the placement agent warrants or the underlying securities for a period of 180 days from the commencement of sales in this offering, except to any FINRA member participating in the offering and their officers, partners registered persons or affiliates. The placement agent warrants will provide for adjustment in the number and price of such placement agent warrants (and our shares of common stock underlying such placement agent warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Lock-Up Agreements

Our officers, directors and holders of 5% of more of our common stock have agreed for a period of 90 days after this offering is complete, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period without the prior written consent of the placement agent, subject to certain exceptions.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Securities Issuance Standstill

We have agreed that for a period of up to 90 days from the closing of this offering that neither we nor any subsidiary will, without the prior written consent of the placement agent, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. We have also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the securities purchase agreement in connection with this offering, for a period of up to six (6) months following the closing of this offering.

Tail

If there is a closing of this offering, or if our engagement agreement with the placement agent is terminated prior to closing of this offering, then if within twelve (12) months following such time, we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors with whom Maxim arranged a conference call or meeting (virtual or in person) during the term of the engagement agreement, then we will pay the placement agent upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds of such transaction and additional placement agent warrants. We shall have the right to terminate this right for “cause,” for the placement agent’s material failure to provide the services contemplated in this offering, which will eliminate our obligations with respect to the payment of any fees with respect to this right.

70

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the warrants and the Pre-Funded Warrants included in the Units that we are offering, were negotiated among us, the placement agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants that we are offering, include our history and prospects, the market price of our common stock on the Exchange, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent or an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Other Relationships and Affiliations

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Listing

Our common stock is traded on the Exchange under the symbol “AIM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

72

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

73

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

74

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Silverman Shin & Schneider PLLC, New York, New York, NY. Ellenoff Grossman & Schole LLP, New York, NY, is acting as counsel to the placement agent.

EXPERTS

The consolidated financial statements of AIM ImmunoTech, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at https://aimimmuno.com/. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 2117 SW Highway 484, Ocala FL 34473 or contacting us at (352) 448-7797.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

75

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Unaudited Financial Statements As of September 30, 2024 and for the

Three and Nine Months Ended September 30, 2024 and 2023

F-1

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share amounts)

(Unaudited September 30, 2024 and Audited December 31, 2023)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$915	$5,439
Marketable securities	6,287	7,631
Funds receivable from New Jersey net operating loss	—	1,184
Prepaid expenses and other current assets	368	302
Total current assets	7,570	14,556
Property and equipment, net	117	127
Right of use asset, net	653	697
Patent and trademark rights, net	2,532	2,313
Other assets	2,716	1,688
Total assets	$13,588	$19,381
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,264	$6,443
Accrued expenses	1,011	1,986
Current portion of operating lease liability	232	223
Current portion of note payable, net	2,593	—
Total current liabilities	10,100	8,652
Long-term liabilities:
Operating lease liability	437	495
Note payable, net	139	—
Total liabilities	10,676	9,147
Commitments and contingencies (Notes 13 and 14)

Stockholders’ equity:
Series A Junior Participating Preferred Stock, $0.001 par value, 4,000,000 and 250,000 shares authorized as of September 30, 2024, and December 31, 2023, respectively: issued and outstanding – none	—	—
Series B Convertible Preferred Stock, stated value $1,000 per share, 10,000 shares authorized; no issued and outstanding as of September 30, 2024 and 689 issued and outstanding as December 31, 2023	—	689
Common Stock, $0.001 par value, authorized shares - 350,000,000; issued and outstanding shares 58,668,647 and 49,102,484 as of September 30, 2024 and December 31, 2023, respectively	59	49
Additional paid-in capital	423,714	419,004
Accumulated deficit	(420,861)	(409,508)
Total stockholders’ equity	2,912	10,234
Total liabilities and stockholders’ equity	$13,588	$19,381

See accompanying notes to consolidated financial statements.

F-2

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues:
Clinical treatment programs - US	$35	$46	$125	$137
Total Revenues	35	46	125	137
Costs and Expenses:
Production costs	8	30	24	30
Research and development	1,437	2,734	4,533	7,739
General and administrative	3,079	5,439	9,485	10,280
Total Costs and Expenses	4,524	8,203	14,042	18,049
Operating loss	(4,489)	(8,157)	(13,917)	(17,912)
Gain (loss) on investments	273	(310)	96	(201)
Interest and other income	718	294	3,379	811
Interest expense and other finance costs	(202)	—	(453)	—
Gain on sale of fixed assets	—	39	—	16
(Loss) on warrant issuance	—	—	(458)	—
Gain from sale of income tax operating losses	—	318	—	900

Net Loss	$(3,700)	$(7,816)	$(11,353)	$(16,386)
Basic and diluted loss per share	$(0.06)	$(0.16)	$(0.21)	$(0.34)
Weighted average shares outstanding basic and diluted	57,677,016	48,635,165	53,351,467	48,483,802

See accompanying notes to consolidated financial statements.

F-3

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

For the Nine Months Ended September 30, 2024 and 2023

(in thousands except share data)

(Unaudited)

	Series B Preferred Shares	Common Stock Shares	Common Stock .001 Par Value	Additional Paid-in Capital	Accumulated other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balance December 31, 2023	$689	49,102,484	$49	$419,004	$—	$(409,508)	$10,234
Common stock issuance, net of costs	—	807,577	1	328	—	—	329
Cashless exercise of warrants	—	3,272	—	—	—	—	—
Equity-based compensation	—	—	—	80	—	—	80
Committed shares	—	338,600	—	—	—	—	—
Net comprehensive loss	—	—	—	—	—	(5,817)	(5,817)
Balance March 31, 2024	$689	50,251,933	$50	$419,412	$—	$(415,325)	$4,826
Common stock issuance, net of costs	—	6,884,747	7	525	—	—	532
Issuance of warrants	—	—	—	2,500	—	—	2,500
Equity-based compensation	—	—	—	80	—	—	80
Series B preferred shares expired	(689)	—	—	689	—	—	—
Net comprehensive loss	—	—	—	—	—	(1,836)	(1,836)
Balance June 30, 2024	$—	57,136,680	$57	$423,206	$—	$(417,161)	$6,102
Common stock issuance, net of costs	—	653,430	1	179	—	—	180
Issuance of warrants	—	—	—	—	—	—	—
Equity-based compensation	—	878,537	1	329	—	—	330
Series B preferred shares expired	—	—	—	—	—	—	—
Net comprehensive loss	—	—	—	—	—	(3,700)	(3,700)
Balance September 30, 2024	$—	58,668,647	$59	$423,714	$—	$(420,861)	$2,912

	Series B Preferred Shares	Common Stock Shares	Common Stock .001 Par Value	Additional Paid-in Capital	Accumulated other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balance December 31, 2022	$696	48,084,287	$48	$418,270	$—	$(380,546)	$38,468
Common stock issuance, net of costs	—	322,583	—	100	—	—	100
Equity-based compensation	—	—	—	82	—	—	82
Series B preferred shares converted to common shares	(4)	456	—	4	—	—	—
Net comprehensive loss	—	—	—	—	—	(3,661)	(3,661)
Balance March 31, 2023	$692	48,407,326	$48	$418,456	—	$(384,207)	$34,989
Common stock issuance, net of costs	—	11,937	—	5	—	—	5
Equity-based compensation	—	—	—	50	—	—	50
Series B preferred shares converted to common shares	(2)	228	—	2	—	—	—
Net Comprehensive loss	—	—	—	—	—	(4,909)	(4,909)
Balance June 30, 2023	$690	48,419,491	$48	$418,513	$—	$(389,116)	$30,135
Common stock issuance, net of costs	—	377,959	—	233	—	—	233
Equity-based compensation	—	—	—	50	—	—	50
Series B preferred shares converted to common shares	—	—	—	—	—	—	—
Net Comprehensive loss	—	—	—	—	—	(7,816)	(7,816)
Balance September 30, 2023	$690	48,797,450	$48	$418,796	$—	$(396,932)	$22,602

See accompanying notes to consolidated financial statements.

F-4

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

(in thousands)

(Unaudited)

	2024	2023
Cash flows from operating activities:
Net loss	$(11,353)	$(16,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	28	30
Abandonment of patent and trademark rights	46	14
Amortization of patent, trademark rights	154	150
Changes in right of use assets	226	151
Gain from sale of income tax operating losses	—	(900)
Equity-based compensation	490	182
(Gain) loss on sale of marketable securities	(95)	201
Loss on issuance of warrants	458	—
Amortization of financial obligation	232	—
Change in assets and liabilities:
Other receivables	—	(9)
Funds receivable from New Jersey net operating loss	1,181	1,676
Prepaid expenses and other current assets and other non-current assets	(63)	192
Lease liability	(231)	(136)
Other assets	(1,028)	—
Accounts payable	(179)	2,411
Accrued expenses	(799)	915
Net cash used in operating activities	(10,933)	(11,509)
Cash flows from investing activities:
Proceeds from sale of marketable securities	1,597	924
Purchase of marketable securities	(158)	(1,155)
(Purchase of) property and equipment	(18)	(10)
Purchase of patent and trademark rights	(419)	(377)
Net cash provided by (used in) investing activities	1,002	(618)
Cash flows from financing activities:
Proceeds from sale of stock, net of issuance costs	860	338
Proceeds from note payable, net of issuance costs	2,500	—
Proceeds from issuance of equity warrants	2,047	—
Net cash provided by financing activities	5,407	338
Net decrease in cash and cash equivalents	(4,524)	(11,789)
Cash and cash equivalents at beginning of period	5,439	27,053
Cash and cash equivalents at end of period	$915	$15,264
Supplemental disclosures of non-cash investing and financing cash flow information:
Operating lease-Right of Use Assets	$(3)	$49
Unrealized gain (loss) on marketable securities	$373	$(71)
Conversion of Series B preferred	$—	$6
Conversion of note payable interest into shares	$175	$—

See accompanying notes to consolidated financial statements.

F-5

AIM IMMUNOTECH INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Business and Basis of Presentation

AIM ImmunoTech Inc. and its subsidiaries (collectively, “AIM”, “Company”, “we” or “us”) are an immuno-pharma company headquartered in Ocala, Florida, focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

AIM’s flagship products are Ampligen (rintatolimod) and Alferon N Injection (Interferon alfa). Ampligen is a double-stranded RNA (“dsRNA”) molecule being developed for globally important cancers, viral diseases and disorders of the immune system. Ampligen has not been approved by the FDA or marketed in the United States but is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”).

The Company is currently proceeding primarily in four areas:

●	Conducting clinical trials to evaluate the efficacy and safety of Ampligen for the treatment of pancreatic cancer.
●	Evaluating Ampligen across multiple cancers as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.
●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.
●	Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or the Post-COVID condition of fatigue.

The Company is prioritizing activities in an order related to the stage of development, with those clinical activities such as pancreatic cancer, ME/CFS and Post-COVID conditions having priority over antiviral experimentation. The Company intends that priority clinical work be conducted in trials authorized by the FDA or European Medicines Agency (“EMA”), which trials support a potential future NDA. However, AIM’s antiviral experimentation is designed to accumulate additional preliminary data supporting the hypothesis that Ampligen is a powerful, broad-spectrum prophylaxis and early-onset therapeutic that may confer enhanced immunity and cross-protection. Accordingly, AIM will conduct antiviral programs in those venues most readily available and able to generate valid proof-of-concept data, including foreign venues.

AIM’s business plan requires one or more Contract Manufacturing Organizations (“CMO”) to produce Ampligen and its Active Pharmaceutical Ingredients (APIs). This includes utilizing Jubilant HollisterStier and Sterling for the manufacture of Ampligen and our Poly I and Poly C12U polynucleotides, respectively.

In the opinion of management, all adjustments necessary for a fair presentation of its consolidated financial statements have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

The interim consolidated financial statements and notes thereto are presented as permitted by the Securities and Exchange Commission (“SEC”), and do not contain certain information which will be included in the Company’s annual consolidated financial statements and notes thereto.

These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the years ended December 31, 2023, and 2022, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates, and those differences may be material. Accounts requiring the use of significant estimates include determination of other-than-temporary impairment on securities, valuation of deferred taxes, patent and trademark valuations, stock-based compensation calculations, fair value of warrants, and contingency accruals.

F-6

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt about the Company’s ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company’s principal source of liquidity is its cash and cash equivalents, marketable securities, and proceeds from financing activities to provide the necessary funding to meet our obligations as they become due. The Company has suffered losses from operations and net cash used on operating activities for the nine-month period ended September 30, 2024, and has a working capital deficit as of September 30, 2024. Additionally, the Company’s stockholders’ equity was below the minimum requirements for continued listing on the New York Stock Exchange American (“NYSE American”). These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of at least one year from the date of issuance of these unaudited condensed consolidated financial statements. Management evaluated the conditions, and the significance of these conditions related to the Company’s ability to meet its obligations and determined that the primary cause of the deficit was related to certain accounts payable which the Company is currently in negotiations with the vendor. These negotiations are ongoing and could result in significant amounts which could partially alleviate the negative working capital. There is no assurance as to the timing or outcome of these efforts. If the Company is unable to implement sufficient mitigation efforts, the Company may be forced to limit its business activities or be unable to continue as a going concern, which would have a material adverse effect on its results of operations and financial condition.

Note 2: Cash and Cash Equivalents

Cash includes bank deposits maintained at several financial institutions. The Company considers highly liquid instruments with an original maturity of three months or less to be cash equivalents. At various times throughout the nine months ended September 30, 2024, some accounts held at financial institutions were in excess of the federally insured limit of $250,000. The Company has not experienced any losses on these accounts and believes credit risk to be minimal.

Note 3: Marketable Securities

Marketable securities consist of mutual funds. At September 30, 2024 and December 31, 2023, it was determined that none of the marketable securities had an other-than-temporary impairment. At September 30, 2024 and December 31, 2023, all securities were measured as Level 1 instruments of the fair value measurements standard (See Note 12: Fair Value). At September 30, 2024, and December 31, 2023 the Company held $6,287,000 and $7,631,000 respectively, in mutual funds.

Mutual Funds classified as available for sale consisted of $6,287,000 at September 30, 2024. The net gain recognized for the three-month period ended September 30, 2024 on equity securities was $273,000. The net losses recognized for the three-month period ended September 30, 2024 on equity securities sold during the period were ($59,000). The unrealized gains recognized for the three-month period ended September 30, 2024 on equity securities still held was $332,000. The net gain recognized for the nine-month period ended September 30, 2024 on equity securities was $96,000. The net losses recognized for the nine-month period ended September 30, 2024 on equity securities sold during the period were ($277,000). The unrealized gains recognized for the nine-month period ended September 30, 2024 on equity securities still held was $373,000.

Mutual Funds classified as available for sale consisted of $7,631,000 at December 31, 2023. The net loss recognized for the three-month period ended September 30, 2023 on equity securities was ($309,000).  The net losses recognized for the three-month period ended September 30, 2023 on equity securities sold during the period were ($42,000). The unrealized losses recognized during the three-month period ended September 30, 2023 on equity securities still held was ($267,000). The net losses recognized for the nine-month period ended September 30, 2023 on equity securities was ($201,000). The net losses recognized for the nine-month period ended September 30, 2023 on equity securities sold during the period were ($130,000). The unrealized losses recognized during the nine-month period ended September 30, 2023 on equity securities still held was ($71,000).

F-7

Note 4: Property and Equipment, net

	(in thousands)
	September 30, 2024	December 31, 2023
Furniture, fixtures, and equipment	1,466	1,448
Less: accumulated depreciation	(1,349)	(1,321)
Property and equipment, net	$117	$127

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets, ranging from three to ten years. Depreciation expense for the nine months ending September 30, 2024 and September 30, 2023 was $28,000 and $30,000, respectively.

Note 5: Patents, and Trademark Rights, Net

Patent and trademark rights consist of the following (in thousands):

	September 30, 2024			December 31, 2023
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Patents	$3,315	$(887)	$2,428	$2,947	$(750)	$2,197
Trademarks	232	(128)	104	229	(113)	116
Net amortizable patents and trademarks rights	$3,547	$(1,015)	$2,532	$3,176	$(863)	$2,313

Patent and trademark rights acquisitions, abandonments and amortization:

December 31, 2023	$2,313
Acquisitions	419
Abandonments and expirations	(46)
Amortization	(154)
September 30, 2024	$2,532

F-8

Patents and trademarks are stated at cost (primarily legal fees) and are amortized using the straight-line method over an estimated useful life of 17 years for patents and 10 years for trademarks. The weighted remaining average amortization period is approximately 12 years for patents and 6 years for trademarks, respectively. The company expenses annuity costs related to its trademarks and patents.

Amortization of patents and trademarks for each of the next five years and thereafter is as follows (in thousands):

Year Ending December 31,
2024	$72
2025	268
2026	265
2027	239
2028	219
Thereafter	1,469
Total	$2,532

Note 6: Accrued Expenses

Accrued expenses consist of the following:

	(in thousands)
	September 30, 2024	December 31, 2023
Compensation	$1	$414
Professional fees	790	1,352
Clinical trial expenses	132	184
Interest	51	—
Other expenses	37	36
	$1,011	$1,986

Note 7: Unsecured Promissory Note

On February 16, 2024, the Company (“Borrower”) entered into a Note Purchase Agreement with Streeterville Capital LLC (“Streeterville” or the “Lender”). Under the terms of the agreement, Streeterville paid the Company $2,500,000 in exchange for an unsecured promissory Note with an Original Issue Discount of $781,250. The Company will pay $3,301,250 consisting of the principal amount of the Note, together with the original issue discount and $20,000 of lender transaction fees, no later than February 16, 2026. The stated interest rate of the note is 10%. There was no debt at December 31, 2023.

Debt schedule at September 30, 2024 (in thousands)
Long-term debt	$3,301
Unamortized Original issue discount	(555)
Unamortized Financing fees	(14)
2,732
Less current portion of long-term debt, net	(2,593)

Long-term debt, net	$139

Interest expense related to long-term debt was $226,000 at September 30, 2024. Amortization expenses related to long-term debt was $232,000 at September 30, 2024. This consisted of $226,000 in original issue discount and $6,000 for loan fee amortization. Future maturities of long-term debt at September 30, 2024 were $750,000 for fiscal years ending December 31, 2024 and $2,551,000 for fiscal years ending December 31, 2025.

F-9

Current portion of long-term debt of approximately $3,000,000 is net of the current portion of debt discount of approximately $397,000 and the current portion of debt origination costs of approximately $10,000 as of September 30, 2024.

Long-term portion of debt of approximately $301,000 is net of the long-term portion of debt discount of approximately $159,000 and the unamortized debt origination costs of approximately $3,000 as of September 30, 2024.

The agreement allows the Lender to redeem up to $250,000 per calendar month beginning in August 2024, upon providing written notice to Borrower. The Note further contains triggering events which can be remedied by the Lender requiring the Borrower to correct the triggering event, increasing the outstanding balance by applying the triggering effect, or making the Note immediately due and payable.

Note 8: Equity-Based Compensation

The 2018 Equity Incentive Plan, effective September 12, 2018, as amended and restated on August 19, 2019 (the “2018 Equity Incentive Plan”) authorizes the grant of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards. After taking into account the 44:1 reverse stock split which was effected in June 2019, initially, a maximum of 230,390 shares of common stock were reserved for potential issuance pursuant to awards under the 2018 Equity Incentive Plan. When the plan was amended and restated, an additional 250,000 shares were reserved for potential issuance pursuant to awards under the 2018 Equity Incentive Plan. The number of shares of the Company’s common stock available for grant and issuance under the 2018 Equity Incentive Plan is subject to an annual increase on July 1 of each calendar year, by an amount equal to two percent (2%) of the then outstanding shares of the Company’s common stock (the “2018 Plan Evergreen Provision”). On August 3, 2020, and July 1, 2021, 2022, 2023 and 2024, the number of shares of the Company’s common stock available for grant and issuance under the 2018 Equity Incentive Plan increased by 685,012 shares, 956,660 shares, 960,976 shares, 968,389 and 1,142,733 shares, respectively. As a result of the 2018 Plan Evergreen Provisions, a maximum of 5,167,160 shares of common stock is reserved for potential issuance pursuant to awards under the 2018 Equity Incentive Plan as of September 30, 2024. Unless sooner terminated, the 2018 Equity Incentive Plan will continue in effect for a period of 10 years from its effective date. During the fiscal year ended December 31, 2018, the Board of Directors issued 1,189,284 options to each employee, the officers and directors at the exercise price of $9.68 expiring in 10 years (27,028 options post reverse split). During the fiscal year ending December 31, 2019, 1,727,756 options were issued to each of these officers with an exercise price of $9.68 for a period of ten years with a vesting period of one year (39,266 options post reverse split). During the fiscal year ending December 31, 2020, 1,025,000 options were issued to each of these officers and directors with an exercise price range of $2.77 to $3.07 for a period of ten years with a vesting period of one year. During the fiscal year ending December 31, 2021, 613,512 options were issued to officers, directors and consultants with an exercise price range of $1.11 to $1.71 for a period of ten years with a vesting period of one year. During the fiscal year ending December 31, 2022, 850,000 options were issued to officers, directors and consultants with an exercise price range of $0.31 to $0.71 for a period of ten years with a vesting period of one year. During the fiscal year ending December 31, 2023, 400,000 options were issued to officers with an exercise price of $0.47 for a period of ten years with a vesting period of one year. During the nine months ended September 30, 2024 there were no options issued.

F-10

The fair value of each option and equity warrant award is estimated on the date of grant using a Black-Scholes-Merton option pricing valuation model. Expected volatility is based on the historical volatility of the price of the Company’s stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option and equity warrant. The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates. During the nine months ended September 30, 2024, and 2023, there were no options granted.

Stock options activity during the three months ended September 30, 2024, was as follows:

Stock option activity for employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding June 30, 2024	2,407,775	$2.50	8.70	$—
Granted	—	—	—	—
Forfeited	—	—	—	—
Expired	(95)	—	—	—
Outstanding September 30, 2024	2,407,680	$2.44	8.70	$—
Vested and expected to vest September 30, 2024	2,407,680	$2.44	8.70	$—
Exercisable September 30, 2024	2,341,014	$1.66	7.17	$—

Unvested stock option activity for employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Unvested June 30, 2024	166,666	$4.11	18.87	$—
Granted	—	—	—	—
Expired	(95)	—	—	—
Vested	(99,905)	0.47	7.17	—
Unvested September 30, 2024	66,666	$9.61	36.22	$—

F-11

Stock option activity for non-employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding June 30, 2024	885,055	$2.02	9.23	$—
Granted	—	—	—	—
Forfeited	—	—	—	—
Expired	(95)	—	—	—
Outstanding September 30, 2024	884,960	$1.88	9.23	$—
Vested and expected to vest September 30, 2024	884,960	$1.88	9.23	$—
Exercisable September 30, 2024	729,960	$1.87	10.06	$—

Unvested stock option activity for non-employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Unvested June 30, 2024	155,001	$3.42	11.30	$—
Granted	—	—	—	—
Expired	(95)	—	—	—
Vested	95	0.46	10.18	—
Unvested September 30, 2024	155,001	$3.42	11.31	$—

Stock-based compensation expense was approximately $80,000 and $50,000 for the three months ended September 30, 2024, and 2023, resulting in an increase in general and administrative expenses, respectively.

Employee stock option activity during the nine months ended September 30, 2024, was as follows:

Stock option activity for employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding January 1, 2024	2,408,438	$2.50	8.70	$—
Granted	—	—	—	—
Forfeited	—	—	—	—
Expired	(758)	—	—	—
Outstanding September 30, 2024	2,407,680	$2.44	8.70	$—
Vested and expected to vest September 30, 2024	2,407,680	$2.44	8.70	$—
Exercisable September 30, 2024	2,341,014	$1.66	7.17	$—

F-12

Unvested stock option activity for employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Unvested January 1, 2024	366,666	$2.13	12.44	$—
Granted	—	—	—	—
Expired	(758)	—	—	—
Vested	(299,242)	0.47	7.17	—
Unvested September 30, 2024	66,666	$9.61	36.22	$—

Stock option activity for non-employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding January 1, 2024	885,055	$2.02	9.23	$—
Granted	—	—	—	—
Forfeited	—	—	—	—
Expired	(95)	—	—	—
Outstanding September 30, 2024	884,960	$1.88	9.23	$—
Vested and expected to vest September 30, 2024	884,960	$1.88	9.23	$—
Exercisable September 30, 2024	729,960	$1.87	10.06	$—

Unvested stock option activity for non-employees:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Unvested January 1, 2024	335,001	$1.83	10.70	$—
Granted	—	—	—	—
Expired	(95)	—	—	—
Vested	(179,905)	0.46	10.18	—
Unvested September 30, 2024	155,001	$3.42	11.31	$—

Stock-based compensation expense was approximately $490,000 and $182,000 for the nine months ended September 30, 2024, and 2023, respectively.

As part of the Company’s cash conservation strategy, the Company issued common stock as a substitute for cash salaries to certain executives. For the three and nine months ended September 30, 2024, stock issued as payroll totaled $250,000, which is included in the overall equity-based compensation expense. There was no stock issued as payroll for the three and nine months ended September 30, 2023.

On September 30, 2024, and 2023, respectively, there was approximately $53,400 and $35,000 of unrecognized equity-based compensation cost related to options granted under the Equity Incentive Plan.

F-13

Note 9: Stockholders’ Equity

(a) Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.01 par value preferred stock with such designations, rights and preferences as may be determined by the Board. Of our authorized preferred stock, 4,000,000 shares have been designated as Series A Junior Participating Preferred Stock and 10,000 shares have been designated as Series B Convertible Preferred Stock.

Series A Junior Participating Preferred Stock

On May 10, 2023, the Company filed a Certificate of Increase in Delaware, increasing the number of preferred stock designated as Series A Junior Participating Preferred Stock to 4,000,000 from 250,000 shares. As of September 30, 2024, there were no Series A Junior Participating Preferred Stock outstanding.

Series B Convertible Preferred Stock

The Company has designated 10,000 shares of its preferred stock as Series B Convertible Preferred Stock (the “Preferred Stock”). Each share of Preferred Stock has a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”). The shares of Preferred Stock shall initially be issued and maintained in the form of securities held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of the shares of Preferred Stock.

Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof or at any time and from time to time on or after the second anniversary of the Original Issue Date at the option of the Corporation, into that number of shares of common stock (subject in each case to the limitations determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price). The conversion price for the Preferred Stock shall be equal to $0.20, subject to adjustment herein (the “Conversion Price”).

Pursuant to a registration statement relating to a rights offering (the “Rights Offering”) declared effective by the SEC on February 14, 2019, AIM distributed to its holders of common stock and to holders of certain options and redeemable warrants as of February 14, 2019, at no charge, one non-transferable subscription right for each share of common stock held or deemed held on the record date. Each right entitled the holder to purchase one unit, at a subscription price of $1,000 per unit, consisting of one share of Series B Convertible Preferred Stock with a face value of $1,000 (and immediately convertible into common stock at an assumed conversion price of $8.80) and 114 warrants with an assumed exercise price of $8.80. The redeemable warrants are exercisable for five years after the date of issuance. The net proceeds realized from the rights offering were approximately $4,700,000. As of September 30, 2024, 689 shares of Series B Convertible Preferred Stock had expired, and none were converted prior to expiration.

(b) Common Stock and Equity Finances

The Company has authorized shares of 350,000,000 with specific limitations and restrictions on the usage of 8,000,000 of the 350,000,000 authorized shares. As of September 30, 2024, and December 31, 2023, there were 58,668,647 and 49,102,484 shares of common stock issued and outstanding, respectively.

Employee Stock Purchase Plan (Not equity compensation)

On July 7, 2020, the Board approved a plan pursuant to which all directors, officers, and employees could purchase from the Company up to an aggregate of $500,000 worth of shares at the market price (including subsequent plans, the “Employee Stock Purchase Plan”). Pursuant to NYSE American rules, this plan was effective for a sixty-day period commencing upon the date that the NYSE American approved the Company’s Supplemental Listing Application. The Company created successive new plans following the expiration of the July 7, 2020 plan. The latest plan was approved by the Board on October 21, 2024 and expires in December 2024.

During the three months ended September 30, 2024, the Company did not issue any shares of its common stock as part of the employee stock purchase plan.

During the nine months ended September 30, 2024, the Company issued a total of 335,603 shares of its common stock at a price ranging from $0.33 to $0.41 for total proceeds of approximately $120,000 as part of the employee stock purchase plan.

During the three months ended September 30, 2023, the Company issued a total of 62,841 shares of its common stock at a price ranging from $0.44 to $0.67 for total proceeds of approximately $35,500 as part of the employee stock purchase plan.

During the nine months ended September 30, 2023, the Company issued a total of 385,424 shares of its common stock at a price ranging from $0.31 to $0.67 for total proceeds of approximately $135,000 as part of the employee stock purchase plan.

F-14

Rights Plan

On May 12, 2023, the Company amended and restated its November 14, 2017 Rights Plan with American Stock Transfer & Trust Company as Rights Agent (the “Rights Plan”).

Warrants (Rights offering)

On September 27, 2019, the Company closed a public offering underwritten by A.G.P./Alliance Global Partners, LLC (the “Offering”) of (i) 1,740,550 shares of common stock; (ii) pre-funded warrants exercisable for 7,148,310 shares of common stock (the “Pre-funded Warrants”), and (iii) warrants to purchase up to an aggregate of 8,888,860 shares of common stock (the “Warrants”). In conjunction with the Offering, we issued a Representative’s Warrant to purchase up to an aggregate of 266,665 shares of common stock (the “Representative’s Warrant”). The shares of common stock and Warrants were sold at a combined Offering price of $0.90, less underwriting discounts and commissions. Each Warrant sold with the shares of common stock represents the right to purchase one share of common stock at an exercise price of $0.99 per share. The Pre-Funded Warrants and Warrants were sold at a combined Offering price of $0.899, less underwriting discounts and commissions. The Pre-Funded Warrants were sold to purchasers whose purchase of shares of common stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding common stock immediately following the consummation of the Offering, in lieu of shares of common stock. Each Pre-Funded Warrant represents the right to purchase one share of common stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A registration statement on Form S-1, relating to the Offering was filed with the SEC and was declared effective on September 25, 2019, the net proceeds were approximately $7,200,000. During the year ended December 31, 2020, 1,870,000 of the Pre-funded Warrants were exercised and 8,873,960 Warrants were exercised. In addition, on March 25, 2020, the Representative’s Warrant was amended to permit exercise of such warrant to commence on March 30, 2020. These warrants were exercised on March 31, 2020, and an aggregate of 266,665 shares were issued upon exercise of this warrant for gross proceeds of approximately $264,000 and a $46,000 expense for the warrant modification.

During the three months ended September 30, 2024, there were no warrants exercised and 15,000 warrants expired unexercised. During the nine months ended September 30, 2024, 205,000 warrants were exercised, and 5,830,028 warrants expired unexercised. As of September 30, 2024 there were no warrants outstanding and December 31, 2023 there were 152,160 post-split warrants outstanding, respectively.

Equity Distribution Agreement

On April 19, 2023, the Company entered into an Equity Distribution Agreement (the “EDA”) with Maxim Group LLC (“Maxim”), pursuant to which the Company may sell, from time to time, shares of its common stock having an aggregate offering price of up to $8,500 000 through Maxim, as agent (the “Offering”). Sales under the EDA were registered under the S-3 Shelf Registration Statement. Under the terms of the EDA, Maxim will be entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares sold under the EDA. During the year ended December 31, 2023, the Company sold 598,114 shares under the EDA for total gross proceeds of approximately $344,000, which includes a 3.0% fee to Maxim of $10,326. For the three months ended September 30, 2024, the Company sold 10,975 shares under the EDA for total gross proceeds of approximately $4,110, which includes a 3.0% fee to Maxim of $123. For the nine months ended September 30, 2024, the Company sold 1,305,653 shares under the EDA for total gross proceeds of approximately $630,204 which includes a 3.0% fee to Maxim of $18,906.

Unsecured Promissory Note

On February 16, 2024, the Company (“Borrower”) entered into a Note Purchase Agreement with Streeterville Capital LLC (“Streeterville” or the “Lender”). Under the terms of the agreement, Streeterville paid the Company $2,500,000 in exchange for an unsecured promissory Note with an Original Issue Discount of $781,250. The Company will pay $3,301,250 consisting of the principal amount of the Note, together with the original issue discount and $20,000 of lender transaction fees, no later than February 16, 2026. The stated interest rate of the note is 10%. There was no debt at December 31, 2023. In 2024, the Company made three redemption payments in stock rather than cash, helping to preserve AIM’s funds. AIM is in discussion to possibly pay future redemptions in stock.

Equity Purchase Agreement

On March 28, 2024, the Company entered into a purchase agreement and a registration rights agreement with Atlas Sciences, LLC (“Atlas”), pursuant to which Atlas committed to purchase up to $15,000,000 of common stock of the Company for a period of 24 months from the date of the purchase agreement. No assurance can be given as to the actual amount that will be raised pursuant to the purchase agreement.

Under the terms of the purchase agreement, the Company, at its sole discretion, shall have the right to issue Put shares to the Investor at 95% of the Market Price of the shares on the day of trade. Sales under the purchase agreement are limited to a daily maximum of the lessor of: $500,000, the Median Daily Trading volume, and a beneficial ownership limitation of 4.99% and a maximum of 19.99% of the outstanding shares at the time of the purchase agreement. In April 2024, the Company filed a registration statement with the SEC on Form S-1 registering a total of 9,975,000 shares for resale pursuant to the Atlas Agreements, consisting of 9,636,400 shares that can be sold by the Company to Atlas and 338,600 shares that were issued to Atlas as Commitment Shares. The registration statement was declared effective on May 1, 2024. There were no shares issued for the three months ended September 30, 2024. As of September 30, 2024, a total of 759,685 shares have been issued pursuant to the purchase agreement for a total of approximately $128,000.

F-15

Securities Purchase Agreement

On May 31, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) to complete an offering (the “Transactions”) with a single accredited investor (the “Purchaser”), pursuant to which, on June 3, 2024, the Company issued to the Purchaser, (i) in a registered direct offering, 5,640,958 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“common stock”) and (ii) in a concurrent private placement, the Company issued to the Purchaser Class A common warrants to purchase an aggregate of up to 5,640,958 shares of its common stock (the “A Warrants”) at an exercise price of $0.363 per share and Class B common warrants to purchase an aggregate of up to 5,640,958 shares of its common stock (the “B “Warrants” and, along with the A Warrants, the “Common Warrants”) at an exercise price of $0.363 per share. The A Warrants and B Warrants are not exercisable for six months after the issuance date and expire, respectively, 24 months and five years and six months after the issuance date. The Common Warrants and the shares of common stock issuable upon the exercise of such warrants are offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-262280), which was declared effective on February 4, 2022 (as amended from time to time, the “Registration Statement”).

Pursuant to the terms of the Purchase Agreement, subject to certain exceptions, the Company could not issue any equity securities for 60 days following the issuance date, provided that the Company was able to utilize its at-the-market offering program with the Placement Agent after 30 days. Additionally, the Company cannot enter into a variable rate transaction (other than the ATM program with the Placement Agent) for 120 days after the issuance date. In addition, the Company’s executive officers and each of the Company’s directors have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 90 days from the closing of the Transactions, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, are subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If a Fundamental Transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. Common Warrant Holders will have additional rights defined in the Common Warrants. The Common Warrants are exercisable on a “cashless” basis only if there is not a current registration statement permitting public resale. In this regard, the Company filed a registration statement to register the resale of the Common Warrant Shares providing for the resale of the Shares issued and issuable upon exercise of the Common Warrants. That registration statement was declared effective by the SEC on July 11, 2024. The Company has agreed to use commercially reasonable efforts to cause such registration statement to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

Maxim Group LLC acted as the placement agent (the “Placement Agent”) on a “commercially reasonable best efforts” basis, in connection with the Transactions pursuant to the Placement Agency Agreement, dated May 31, 2024 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent was paid a cash fee of 8% of the aggregate gross proceeds paid to the Company for the securities sold in the Transactions and reimbursement of certain out-of-pocket expenses.

The Company evaluated the Common Warrants under the guidance of ASC 480 – Distinguishing Liabilities from Equity and determined that they were in scope under the guidance as freestanding financial instruments but did not meet the criteria for liability classification and are classified as equity within the condensed consolidated financial statements. Proceeds allocated to such warrants totaled approximately $2.5 million. For the nine months ended September 30,2024, no Common Warrants were exercised, and all remain outstanding on September 30, 2024 related to this agreement.

On September 30, 2024, the Company entered into a Securities Purchase Agreement to complete an offering with a single accredited investor. For more information see Note 15: Subsequent Events.

F-16

Note 10: Net Loss Per Share

Basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Equivalent common shares, consisting of stock options and warrants which amounted to 14,574,557 and 2,763,020 shares for the nine months ended September 30, 2024 and 2023, respectively, are excluded from the calculation of diluted net loss per share since their effect is anti-dilutive.

Note 11: Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations. Accounting pronouncements issued by the FASB since filing the Annual Report on Form 10-K for the year ended December 31, 2023 did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 12: Fair Value

Fair Value

The Company complies with the provisions of FASB ASC 820 “Fair Value Measurements” for its financial and non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.

The fair values of cash and cash equivalents, other assets, accounts payable and accrued expenses approximate their carrying values due to the short-term maturities of these items and are considered a Level 1 instrument of the fair value measurements standard. The Company also has certain warrants with a cash settlement feature in the occurrence of a Fundamental Transaction. The fair value of the warrants (“June 2024 Warrants”) related to the Company’s June 2024 common stock and warrant issuance, are calculated using a Monte Carlo Simulation.

The Company also had certain redeemable warrants in the Rights Offering with a cash settlement feature in the occurrence of a Fundamental Transaction. No Fundamental Transaction occurred. In March 2024, 205,000 of these warrants converted on a cashless basis and 5,830,028 expired.

The Company estimated the fair value of the June 2024 Warrants using the Black-Scholes Model, which uses multiple inputs including the Company’s stock price, the exercise price of the warrant, volatility of the Company’s stock price, the risk-free interest rate and the expected term of the warrants.

The Company utilized the following assumptions to estimate the fair value of the Class A Warrants:

	September 30,	December 31,
	2024	2023
Underlying price per share	$0.350	—
Exercise price per share	$0.363	—
Risk-free interest rate	4.42%	—
Expected holding period	5.5 years	—
Expected volatility	110%	—
Expected dividend yield	—	—

F-17

The Company utilized the following assumptions to estimate the fair value of the Class B Warrants:

	September 30,	December 31,
	2024	2023
Underlying price per share	$0.350	—
Exercise price per share	$0.363	—
Risk-free interest rate	4.82%	—
Expected holding period	2 years	—
Expected volatility	89%	—
Expected dividend yield	—	—

The significant assumptions using the Monte Carlo Simulation approach for valuation of the Warrants are:

(i)	Risk-Free Interest Rate. The risk-free interest rates for the Warrants are based on U.S. Treasury constant maturities for periods commensurate with the remaining expected holding periods of the warrants.
(ii)	Expected Holding Period. The expected holding period represents the period of time that the Warrants are expected to be outstanding until they are exercised. The Company utilizes the remaining contractual term of the Warrants at each valuation date as the expected holding period.
(iii)	Expected Volatility. Expected stock volatility is based on daily observations of the Company’s historical stock values for a period commensurate with the remaining expected holding period on the last day of the period for which the computation is made.
(iv)	Expected Dividend Yield. The expected dividend yield is based on the Company’s anticipated dividend payments over the remaining expected holding period. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.
(v)	Expected Probability of a Fundamental Transaction. Put rights arise if a Fundamental Transaction 1) is an all cash transaction; (2) results in the Company going private; or (3) is a transaction involving a person or entity not traded on a national securities exchange. The Company believes such an occurrence is unlikely because:

1.	The Company only has one product that is FDA approved but is currently not available for commercial sales.
2.	The Company will have to perform additional clinical trials for FDA approval of its flagship product.
3.	Industry and market conditions continue to include uncertainty, adding risk to any transaction.
4.	The nature of a life sciences company is heavily dependent on future funding and high fixed costs, including Research & Development.
5.	The Company has minimal revenues streams which are insufficient to meet the funding needs for the cost of operations or construction at their manufacturing facility; and
6.	The Company’s Rights Agreement and Executive Agreements make it less attractive to a potential buyer.

With the above factors utilized in analysis of the likelihood of the Put’s potential Liability, the Company estimated the range of probabilities related to a Put right being triggered as:

Range of Probability	Probability
Low	0.5%
Medium	1.0%
High	5.0%

The Monte Carlo Simulation has incorporated a 5.0% probability of a Fundamental Transaction to date for the life of the securities.

(vi)	Expected Timing of Announcement of a Fundamental Transaction. As the Company has no specific expectation of a Fundamental Transaction, for reasons elucidated above, the Company utilized a discrete uniform probability distribution over the Expected Holding Period to model in the potential announcement of a Fundamental Transaction occurring during the Expected Holding Period.
(vii)	Expected 100 Day Volatility at Announcement of a Fundamental Transaction. An estimate of future volatility is necessary as there is no mechanism for directly measuring future stock price movements. Daily observations of the Company’s historical stock values for the 100 days immediately prior to the Warrants’ grant dates, with a floor of 100%, were utilized as a proxy for future volatility estimates.

F-18

(viii)	Expected Risk-Free Interest Rate at Announcement of a Fundamental Transaction. The Company utilized a risk-free interest rate corresponding to the forward U.S. Treasury rate for the period equal to the time between the date forecast for the public announcement of a Fundamental Transaction and the Warrant expiration date for each simulation.
(ix)	Expected Time Between Announcement and Consummation of a Fundamental Transaction. The expected time between the announcement and the consummation of a Fundamental Transaction is based on the Company’s experience with the due diligence process performed by acquirers and is estimated to be six months. The Monte Carlo Simulation approach incorporates this additional period to reflect the delay Warrant Holders would experience in receiving the proceeds of the Put.

While the assumptions remain consistent from period to period (e.g., utilizing historical stock prices), the actual historical prices input for the relevant period input change.

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. AIM categorizes each of its fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

1.	Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market.
2.	Level 2 – Observable inputs other than Level 1 prices such as quote prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.
3.	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. As of September 30, 2024, the Company has classified the warrants with cash settlement features as Level 3. Management evaluates a variety of inputs and then estimates fair value based on those inputs. As discussed above, the Company utilized the Monte Carlo Simulation Model in valuing the warrants.

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy as (in thousands):

	As of September 30, 2024
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$67	$67	$—	$—
Marketable securities	$6,287	$6,287	$—	$—

	As of December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$4,805	$4,805	$—	$—
Marketable securities	$7,631	$7,631	$—	$—

Note 13: Leases

The Company leases office and lab facilities and other equipment under non-cancellable operating leases with initial terms typically ranging from 1 to 5 years, expiring at various dates during 2024 through 2027, and requiring monthly payments ranging from less than $1,000 to $17,000. Certain leases include additional renewal options ranging from 1 to 5 years. AIM has classified all of its leases as operating leases.

At September 30, 2024 and December 31, 2023, the balance of the right of use assets was $653,000 and $697,000, respectively, and the corresponding operating lease liability balance was $669,000 and $718,000, respectively. Right of use assets are recorded net of accumulated amortization of $404,000 and $363,000 as of September 30, 2024 and December 31, 2023, respectively.

F-19

AIM recognized rent expense associated with these leases are follows:

	(in thousands)
	September 30, 2024	September 30, 2023
Lease costs:
Operating lease costs	$226	$214
Short-term and variable lease costs	205	253

Total lease costs	$431	$467
Classification of lease costs
Research & development	$358	$400
General and administrative	73	67

Total lease costs	$431	$467

The Company’s leases have remaining lease terms between 6 and 35 months. At September 30, 2024, the weighted-average remaining term was 32 months. At December 31, 2023, the weighted-average remaining term was 41 months. The Company’s weighted average incremental borrowing rate for its leases was 10.2% at September 30, 2024 and 10% at December 31, 2023.

Future minimum payments as of September 30, 2024, are as follows:

Year Ending December 31, (in thousands)
2024	$78
2025	276
2026	244
2027	159
Thereafter	—
Less imputed interest	(88)
Total	$669

Note 14: Research, Consulting and Supply Agreements

The Company has entered into research, consulting and supply agreements with third party service providers to perform research and development activities on therapeutics, including clinical trials. The identification of research and development costs involves reviewing open contracts and purchase orders, communicating with applicable company and third-party personnel to identify services that have been performed, and corroborating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of actual expenses. The Company expenses these research and development costs when incurred.

During the three months ended September 30, 2024, research and development expenses were comprised of: clinical studies ($582,000), manufacturing and engineering ($306,000), quality control ($398,000) and regulatory ($151,000).

During the three months ended September 30, 2023, research and development expenses were comprised of: clinical studies ($1,916,000), manufacturing and engineering ($396,000), quality control ($251,000) and regulatory ($170,000).

During the nine months ended September 30, 2024, research and development expenses were comprised of: clinical studies ($1,880,000), manufacturing and engineering ($882,000), quality control ($1,232,000) and regulatory ($540,000).

During the nine months ended September 30, 2023, research and development expenses were comprised of: clinical studies ($3,845,000), manufacturing and engineering ($2,783,000), quality control ($752,000) and regulatory ($359,000).

F-20

The following summarizes the most substantial of our contracts relating to research, consulting, and supply costs for AIM as they related to research and development costs for the nine months ended September 30, 2024.

Amarex Clinical Research LLC

Amarex is the principal administrator of several of AIM’s largest clinical studies. AIM has multiple contracts with Amarex Clinical Research LLC (“Amarex”). During the three months ended September 30, 2024 and 2023, the Company incurred approximately $275,400 and $516,284, respectively, related to these ongoing agreements. During the nine months ended September 30, 2024 and 2023, the Company incurred approximately $881,987 and $1,294,265, respectively, related to these ongoing agreements:

●	Pancreatic Cancer - In April 2022, AIM executed a work order with Amarex pursuant to which Amarex is managing a Phase 2 clinical trial in locally advanced pancreatic cancer patients designated AMP-270. Per the work order, AIM anticipates that Amarex’s management of the study will cost approximately $8,400,000. This estimate includes pass-through costs of approximately $1,000,000 and excludes certain third-party and investigator costs and escalations necessary for study completion. AIM anticipates that the study will take approximately 4.6 years to complete.

○	During the three months ended September 30, 2024, the Company incurred approximately $129,000 related to this agreement. During the three months ended September 30, 2023, the Company incurred approximately $82,600 related to this agreement.

○	During the nine months ended September 30, 2024, the Company incurred approximately $141,100 related to this agreement. During the nine months ended September 30, 2023, the Company incurred approximately $350,600 related to this agreement.

●	Post-COVID Conditions - In September 2022, AIM executed a work order with Amarex, pursuant to which Amarex is managing a Phase 2 trial in patients with Post-COVID Conditions. AIM is sponsoring the study. AIM anticipates that the study will cost approximately $6,400,000, which includes pass through costs of approximately $125,000, investigator costs estimated at about $4,400,000 and excludes certain other third-party costs and escalations. During 2023, the original work order increased to approximately $6,600,000 for the addition of patient reported outcome (PRO) electronic questionnaires (devices/tablets for patients to complete); services associated with the ePRO system and additional safety monitoring services as well as changes to study documentation (such as protocol amendments) which resulted in additional IND submissions to FDA. This study was completed in 2023, although certain activities are still ongoing.

○	During the three months ended September 30, 2024, the Company incurred approximately $27,500 related to this agreement. During the three months ended September 30, 2023, the Company incurred approximately $447,600 related to this agreement.

○	During the nine months ended September 30, 2024, the Company incurred approximately $195,800 related to this agreement. During the nine months ended September 30, 2023, the Company incurred approximately $783,400 related to this agreement.

F-21

Jubilant HollisterStier

Jubilant HollisterStier (“Jubilant”) is AIM’s authorized CMO for Ampligen for the approval in Argentina. In 2017, the Company entered into an agreement with Jubilant pursuant to which Jubilant will manufacture batches of Ampligen® for the Company. Since the 2017 engagement of Jubilant, two lots of Ampligen consisting of more than 16,000 units were manufactured and released in the year 2018. The first lot was designated for human use in the United States in the cost recovery CFS program and for expanded oncology clinical trials. The second lot has been designated for these programs in addition to commercial distribution in Argentina for the treatment of CFS. Jubilant manufactured additional two lots of Ampligen in December 2019 and January 2020. In December 2023, Jubilant completed manufacturing of 9,042 vials of Ampligen for clinical use.

○	During the three months ended September 30, 2024, the Company did not incur any expense related to this agreement. During the three months ended September 30, 2023, the Company did not incur any expense related to this agreement.

○	During the nine months ended September 30, 2024, the Company incurred approximately $1,200 related to this agreement. During the nine months ended September 30, 2023, the Company incurred approximately $1,432,000 related to this agreement.

Sterling Pharma Solutions

In 2022, the Company entered into a Master Service Agreement and a Quality Agreement with Sterling Pharma Solutions (“Sterling”) for the manufacture of the Company’s Poly I and Poly C12U polynucleotides and transfer of associated test methods at Sterling’s Dudley, UK location to produce the polymer precursors to manufacture the drug Ampligen.

○	During the three months ended September 30, 2024, the Company incurred approximately $133,000 related to this agreement. During the three months ended September 30, 2023, the Company did not incur any expense related to this agreement.

○	During the nine months ended September 30, 2024, the Company incurred approximately $261,600 related to this agreement. During the nine months ended September 30, 2023, the Company incurred approximately $357,000 related to this agreement.

Erasmus

In December 2022, the Company entered into a joint clinical study agreement with Erasmus University Medical Center Rotterdam to conduct a Phase II study: Combining anti-PD-L1 immune checkpoint inhibitor durvalumab with TLR-3 agonist rintatolimod in patients with metastatic pancreatic ductal adenocarcinoma for therapy efficacy. This is a study in collaboration with AstraZeneca. AIM’s limited responsibilities are limited to providing Ampligen. Additionally, in April 2023 AIM agreed to provide to Erasmus MC an unrestricted grant of $200,000 for immune monitoring in pancreatic cancer patients.

○	During the three months ended September 30, 2024, the Company did not incur any expense related to this agreement. During the three months ended September 30, 2023, the Company did not incur any expense related to this agreement.

○	During the nine months ended September 30, 2024, the Company incurred approximately $79,000 related to this agreement. During the nine months ended September 30, 2023, the Company incurred approximately $100,000 related to this agreement.

Azenova Sales International

In October 2023, the Company entered into a consulting agreement with Azenova, LLC whereas Azenova will provide business development services for AIM’s Ampligen product for solid tumors for a 12-month term that is extendable upon the agreement of the parties. In exchange for its services, Azenova will receive a fixed monthly retainer of $30,000 per month in addition to 360,000 stock options that vest monthly. In August 2024, an agreement was made to reduce the fixed monthly retainer fee to $10,000.

○	During the three months ended September 30, 2024, the Company incurred approximately $50,000 related to this agreement. During the three months ended September 30, 2023, the Company did not incur any expense related to this agreement.

○	During the nine months ended September 30, 2024, the Company incurred approximately $230,000 related to this agreement. During the nine months ended September 30, 2023, the Company did not incur any expense related to this agreement.

F-22

Alcami

In September 2023, the Company entered into an agreement with Alcami Corporation to perform an extractables study for a primary packaging component. The agreement called for fixed costs of approximately $30,000 upon completion of the study and issue of the final report, along with solvent costs, and pass through items to be billed on a per activity basis. The final bill for the initial study was received in December 2023.

○	During the three months ended September 30, 2024, the Company did not incur any expense for lab services from Alcami. During the three months ended September 30, 2023, the Company incurred approximately $8,800 of lab services from Alcami.

○	During the nine months ended September 30, 2024, the Company incurred approximately $14,000 of lab services from Alcami. During the nine months ended September 30, 2023, the Company incurred approximately $25,000 of lab services from Alcami.

Note 15: Subsequent Events

On September 30, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) to complete an offering (the “Transactions”) with a single accredited investor (the “Purchaser”). The Transactions closed on October 1, 2024. Pursuant to the Purchase Agreement, at closing, the Company issued to the Purchaser, (i) in a registered direct offering, 4,653,036 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”); and (ii) in a concurrent private placement, the Company issued to the Purchaser Class C common warrants to purchase an aggregate of up to 4,653,036 shares of its Common Stock (the “C Warrants”) at an exercise price of $0.28 per share and Class D common warrants to purchase an aggregate of up to 4,653,036 shares of its Common Stock (the “D Warrants” and, along with the C Warrants, the “Common Warrants”) at an exercise price of $0.28 per share. The C Warrants and D Warrants will not be exercisable for six months after the issuance date and will expire, respectively, 24 months and five years and six months after the issuance date. The Common Warrants and the shares of Common Stock issuable upon the exercise of such warrants were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

The Company received aggregate gross proceeds from the Transactions of approximately $1.26 million, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company. The shares underlying the Common Warrants are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-262280), which was declared effective on February 4, 2022 (as amended from time to time, the “Registration Statement”).

Pursuant to the terms of the Purchase Agreement, subject to certain exceptions, the Company cannot issue any equity securities for 60 days following the closing of the Transactions (the “Closing Date”), provided that the Company will be able to utilize it’s at-the-market offering (the “ATM”) program with the Placement Agent after 30 days. Additionally, the Company cannot enter into a variable rate transaction (other than the ATM program with the Placement Agent) for 120 days after the Closing Date. In addition, the Company’s executive officers and each of the Company’s directors have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 90 days from the Closing Date, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

The exercise price of the Common Warrants, and the number of shares of Common Stock underling the Common Warrant (the “Common Warrant Shares”) will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If a Fundamental Transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. Common Warrant Holders will have additional rights defined in the Common Warrants. The Common Warrants will be exercisable on a “cashless” basis only if there is not a current registration statement permitting public resale. In this regard, the Company has agreed to file a registration statement to register the resale of the Common Warrant Shares as soon as practicable (and in any event within 45 calendar days of the date of the Purchase Agreement) providing for the resale of the Shares issued and issuable upon exercise of the Common Warrants. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the Closing Date and to keep such registration statement effective at all times until no Purchaser owns any Common Warrants or Common Warrant Shares issuable upon exercise thereof.

The Company is currently evaluating the Common Warrants under the guidance of ASC 480 – Distinguishing Liabilities from Equity

F-23

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

AIM ImmunoTech Inc.

Ocala, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AIM ImmunoTech Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-24

Research and Development Costs

As described in Note 8 to the consolidated financial statements, the Company entered into research, consulting and supply agreements with third party service providers to perform research and development activities on therapeutics, including clinical trials. The Company recorded research and development costs of approximately $10.9 million for the year ended December 31, 2023, and accrued clinical trial expenses of approximately $0.8 million at December 31, 2023. The identification of research and development costs involves reviewing open contracts and purchase orders, communicating with applicable company and third-party personnel to identify services that have been performed, and corroborating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of actual expenses.

We identified the recognition of research and development costs as a critical audit matter. The principal consideration for our determination was that performing procedures and evaluating audit evidence relating to research and development costs involved a high degree of auditor effort required to address this matter.

The primary procedures we performed to address this critical audit matter included:

●	Testing research and development costs on a sample basis, which included tracing relevant information to certain underlying agreements, purchase orders, and invoices received.

●	Confirming certain research and development costs incurred for the fiscal year with third party service providers.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2021.

Miami, Florida

March 29, 2024

F-25

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2023 and 2022

(in thousands, except for share and per share amounts)

	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$5,439	$27,053
Marketable investments	7,631	7,137
Funds receivable from New Jersey net operating loss	1,184	1,676
Prepaid expenses and other current assets	302	455
Total current assets	14,556	36,321
Property and equipment, net	127	195
Right of use asset, net	697	829
Patent and trademark rights, net	2,313	1,941
Other assets	1,688	1,202
Total assets	$19,381	$40,488
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,443	$377
Accrued expenses	1,986	806
Current portion of operating lease liability	223	178
Total current liabilities	8,652	1,361
Long-term liability:
Operating lease liability	495	659
Total liabilities	9,147	2,020
Commitments and contingencies (Notes 8, 10, 11, 16)

Stockholders’ equity:
Series A Junior Participating Preferred Stock, $0.001 par value, 4,000,000 and 250,000 shares authorized as of December 31, 2023 and 2022, respectively; issued and outstanding – none	—	—
Series B Convertible Preferred Stock, stated value $1,000 per share, 10,000 shares authorized; 689 and 696 issued and outstanding as of December 31, 2023 and 2022, respectively	689	696
Common Stock, $0.001 par value, authorized shares - 350,000,000; issued and outstanding shares 49,102,484 and 48,084,287 (including 701,667 and 694,324 of unvested stock awards) as of December 31, 2023 and 2022, respectively	49	48
Additional paid-in capital	419,004	418,270
Accumulated deficit	(409,508)	(380,546)
Total stockholders’ equity	10,234	38,468
Total liabilities and stockholders’ equity	$19,381	$40,488

See accompanying notes to consolidated financial statements.

F-26

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Years ended December 31,
	2023	2022
Revenues:
Clinical treatment programs – US	$202	$141
Total Revenues	202	141
Costs and Expenses:
Production costs	42	—
Research and development	10,939	6,990
General and administrative	21,137	13,074
Total Costs and Expenses	32,118	20,064
Operating loss	(31,916)	(19,923)
Gain (loss) on investments	200	(1,679)
Interest and other income	1,069	629
Gain on sale of fixed assets	18	3
Redeemable warrants valuation adjustment	—	35
Gain from sale of income tax operating losses	1,667	1,490

Net Loss	$(28,962)	$(19,445)

Basic and diluted loss per share	$(0.60)	$(0.40)
Weighted average shares outstanding basic and diluted	48,585,404	48,047,288

See accompanying notes to consolidated financial statements.

F-27

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(in thousands except share data)

For the Year Ended December 31, 2023

	Series B	Common Stock	Common Stock .001	Additional Paid-in	Accumulated other Comprehensive	Accumulated	Total Stockholders’
	Preferred	Shares	Par Value	Capital	Income (Loss)	Deficit	Equity
Balance December 31, 2022	$696	48,084,287	$48	$418,270	$—	$(380,546)	$38,468
Common stock issuance, net of costs	—	1,017,399	1	484	—	—	485
Equity-based compensation	—	—	—	243	—	—	243
Series B preferred shares converted to common shares	(7)	798	—	7	—	—	—
Net comprehensive loss	—	—	—	—	—	(28,962)	(28,962)
Balance December 31, 2023	$689	49,102,484	$49	$419,004	$—	$(409,508)	$10,234

For the Year Ended December 31, 2022

	Series B	Common Stock	Common Stock .001	Additional Paid-in	Accumulated other Comprehensive	Accumulated	Total Stockholders’
	Preferred	Shares	Par Value	Capital	Income (Loss)	Deficit	Equity
Balance December 31, 2021	$715	47,994,672	$48	$417,217	$—	$(361,101)	$56,879
Common stock issuance, net of costs	—	88,749	—	80	—	—	80
Equity-based compensation	—	—	—	954	—	—	954
Cashless warrant conversion	—	638	—	—	—	—	—
Series B preferred shares converted to common shares	(19)	228	—	19	—	—	—
Net comprehensive loss	—	—	—	—	—	(19,445)	(19,445)
Balance December 31, 2022	$696	48,084,287	$48	$418,270	$—	$(380,546)	$38,468

See accompanying notes to consolidated financial statements.

F-28

AIM IMMUNOTECH INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

Years ended December 31,

	2023	2022
Cash flows from operating activities:
Net loss	$(28,962)	$(19,445)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	39	38
Redeemable warrants valuation adjustment	—	(35)
Gain on sale of fixed assets	(18)	—
Abandonment and expiration of patents and trademark rights	14	—
Amortization of patent and trademark rights	199	218
Non-cash lease expense	287	(680)
Loss from sale of income tax operating losses	—	197
Equity-based compensation	243	954
Loss (gain) on sale of marketable investments	(200)	1,679
Change in assets and liabilities:
Funds receivable from New Jersey operating loss sales	492	(35)
Prepaid expenses and other current assets	153	(151)
Lease liability	(274)	688
Other assets	(486)	(83)
Accounts payable	6,066	179
Accrued expenses	1,180	368
Net cash used in operating activities	(21,267)	(16,108)
Cash flows from investing activities:
Proceeds from sale of marketable investments	1,299	10,083
Purchase of marketable investments	(1,593)	(2,724)
Purchase of property and equipment	—	(86)
Proceeds from sale of property and equipment	47	3,900
Purchase of patent and trademark rights	(585)	(185)
Net cash (used in) provided by investing activities	(832)	10,988
Cash flows from financing activities:
Proceeds from sale of stock, net of issuance costs	485	80
Net cash provided by financing activities	485	80
Net decrease in cash and cash equivalents	(21,614)	(5,040)
Cash and cash equivalents at beginning of year	27,053	32,093
Cash and cash equivalents at end of year	$5,439	$27,053
Supplemental disclosures of non-cash investing and financing cash flow information:
Unrealized gain (loss) on marketable investments	$376	$(928)
Conversion of Series B preferred	$7	19
Operating lease liability arising from obtaining right of use asset	$73	$736

See accompanying notes to consolidated financial statements.

F-29

AIM IMMUNOTECH INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Description of Business and Basis of Presentation

Business

AIM ImmunoTech Inc. and its subsidiaries (collectively, “AIM”, “Company”, “we” or “us”) are an immuno-pharma company headquartered in Ocala, Florida, and focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

AIM’s flagship products are Ampligen (rintatolimod), a first-in-class drug of large macromolecular RNA (ribonucleic acid) molecules, and Alferon N Injection (Interferon Alfa-N3). Ampligen has not been approved by the FDA or marketed in the United States. Ampligen is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”).

The Company’s primary business focus involves Ampligen. Ampligen is a double-stranded RNA (“dsRNA”) molecule being developed for globally important cancers, viral diseases and disorders of the immune system.

AIM currently is proceeding primarily in four areas:

●	Conducting a randomized, controlled study to evaluate efficacy and safety of Ampligen compared to a control group to treat locally advanced pancreatic cancer patients.

●	Evaluating Ampligen in other cancers, as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to check point inhibitors.

●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.

●	Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or Post-COVID conditions of fatigue.

AIM is prioritizing activities in an order related to the stage of development, with those clinical activities such as pancreatic cancer, ME/CFS and Post-COVID conditions having priority over antiviral experimentation. AIM intends that priority clinical work be conducted in trials authorized by the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMA”), which trials support a potential future NDA. However, the Company’s antiviral experimentation is designed to accumulate additional preliminary data supporting the hypothesis that Ampligen is a powerful, broad-spectrum prophylaxis and early-onset therapeutic that may confer enhanced immunity and cross-protection. Accordingly, the Company will conduct antiviral programs in those venues most readily available and able to generate valid proof-of-concept data, including foreign venues.

Basis of Preparation and Consolidation

The accompanying consolidated financial statements include the accounts of AIM ImmunoTech and all entities in which a controlling interest is held by the Company. All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

(2) Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

Cash includes bank deposits maintained at several financial institutions. The Company considers highly liquid instruments with an original maturity of three months or less to be cash equivalents. At various times throughout the year ended December 31, 2023, some accounts held at financial institutions were in excess of the federally insured limit of $250 thousand. The Company has not experienced any losses on these accounts and believes credit risk to be minimal.

(b) Marketable Investment

The Company’s marketable investments consist solely of mutual funds. We determine realized gains and losses for marketable investments using the specific identification method and measure the fair value of our marketable investments using a market approach where identical or comparable prices are available. If quoted market prices are not available, fair values of investments are determined using prices from a pricing service, pricing models, quoted prices of investments with similar characteristics or discounted cash flow models.

F-30

(c) Property and Equipment, net

	(in thousands) December 31,
	2023	2022
Furniture, fixture and equipment	$1,448	$2,233
Less: accumulated depreciation	(1,321)	(2,038)
Property and equipment, net	$127	$195

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, ranging from three to ten years. Depreciation expense for the years ended December 31, 2023 and 2022 was $39,000 and $38,000, respectively.

The Company made a strategic shift on in-house manufacturing and recorded an impairment of the facility in the amount of $1,800,000 during the year ended December 31, 2021. The Company sold the manufacturing facility on November 1, 2022.

(d) Patent and Trademark Rights, net

Patents and trademarks are stated at cost (primarily legal fees) and are amortized using the straight-line method over the established useful life of 17 years. The Company reviews its patents and trademark rights periodically to determine whether they have continuing value, or their value has become impaired. Such review includes an analysis of the patent and trademark’s ultimate revenue and profitability potential. Management’s review addresses whether each patent continues to fit into the Company’s strategic business plans.

(e) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure (“GAAP”) of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates, and those differences may be material. Accounts requiring the use of significant estimates include determination of other-than-temporary impairment on securities, valuation of deferred taxes, patent and trademark valuations, stock-based compensation calculations, fair value of warrants, and contingency accruals.

(f) Revenue

The Company accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (“Topic 606”). Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue from the sale of Ampligen under cost recovery clinical treatment protocols approved by the FDA is recognized when the product is shipped. The Company has no other obligation associated with its products once shipment has been accepted by the customer.

Revenue from the sale Ampligen under the EAP is recognized as the product is distributed and administered to patients involved in the cost recovery program.

F-31

(g) Accounting for Income Taxes

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

The Company applies the provisions of FASB ASC 740-10 Uncertainty in Income Taxes. As a result of the implementation, there has been no material change to the Company’s tax positions as they have not paid any corporate income taxes due to operating losses. With the exception of net operating losses generated in New Jersey, all tax benefits will likely not be recognized due to the substantial net operating loss carryforwards which will most likely not be realized prior to expiration. With no tax due for the foreseeable future, the Company has determined that a policy to determine the accounting for interest or penalties related to the payment of tax is not necessary at this time.

(h) Recent Accounting Standards and Pronouncements

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements. The standard requires additional or amended disclosure requirements for a variety of transactions. The provisions most applicable to the Company include the method used in diluted earnings per share computation for each dilutive security including interim periods, preferences in involuntary liquidation for preferred stock. This ASU becomes effective dependent upon the SEC’s removal of related disclosures from Regulation S-X or S-K. Early adoption is permitted. The Company has evaluated the impact of adoption of this ASU on its financial condition, results of operations and cash flows, and, as such, has determined that the adoption of the new standard will not have a material effect on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) Improvements to Income Tax Disclosures. The amendments in this Update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income [or loss] by the applicable statutory income tax rate). Specifically, public business entities are required to disclose a tabular reconciliation, using both percentages and reporting currency amounts. The amendments in this Update require that all entities disclose on an annual basis the following information about income taxes paid: 1. The amount of income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes 2. The amount of income taxes paid (net of refunds received) disaggregated by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amendments in this Update require that all entities disclose the following information: 1. Income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign 2. Income tax expense (or benefit) from continuing operations disaggregated by federal (national), state, and foreign.

The amendments in this Update eliminate the requirement for all entities to (1) disclose the nature and estimate of the range of the reasonably possible change in the unrecognized tax benefits balance in the next 12 months or (2) make a statement that an estimate of the range cannot be made. The amendments in this Update remove the requirement to disclose the cumulative amount of each type of temporary difference when a deferred tax liability is not recognized because of the exceptions to comprehensive recognition of deferred taxes related to subsidiaries and corporate joint ventures. The Company has evaluated the impact of adoption of this ASU on its financial condition, results of operations and cash flows, and, as such, has determined that the adoption of the new standard will not have a material effect on its financial statements.

Other recent accounting pronouncements issued by the FASB did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

(i) Stock-Based Compensation

The Company accounts for its stock-based compensation awards in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires recognition of compensation expense related to stock-based compensation awards over the period during which an employee is required to provide service for the award. Compensation expense is equal to the fair value of the award at the date of grant, net of estimated forfeitures.

F-32

(j) Common Stock Per Share Calculation

Basic and diluted net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period. Equivalent Common shares, consisting of 3,523,949 and 2,966,538 of stock options and warrants, are excluded from the calculation of diluted net loss per share for the years ended December 31, 2023 and 2022, respectively, since their effect is antidilutive due to the net loss of the Company.

(k) Long-Lived Assets

The Company assesses long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of the assets or the asset grouping may not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant decreases in the market price of a long-lived asset or group, a significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or its physical condition, a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group), a current period operating or cash flow loss combined with a history of operating or cash flow losses or projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group) or a current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

When assessing for impairment, the Company measures the recoverability of assets that it will continue to use in its operations by comparing the carrying value of the asset grouping to our estimate of the related total future undiscounted net cash flows. If an asset grouping’s carrying value is not recoverable through the related undiscounted cash flows, the asset grouping is considered to be impaired.

The Company measures the impairment by comparing the difference between the asset grouping’s carrying value and its fair value. Long-lived assets are considered a non-financial asset and are recorded at fair value only if an impairment charge is recognized. Impairments are determined for groups of assets related to the lowest level of identifiable independent cash flows. The Company makes subjective judgments in determining the independent cash flows that can be related to specific asset groupings. In addition, as the Company reviews its manufacturing process and other manufacturing planning decisions, if the useful lives of assets are shorter than the Company had originally estimated, it accelerates the rate of depreciation over the assets’ new, shorter useful lives.

(l) Lease accounting

The Company is a party to leases for office space, lab facilities and other equipment. The Company determines if a contract contains a lease arrangement at the inception of the contract. For leases in which the Company is the lessee, leases are classified as either finance or operating, with classification affecting the pattern of expense recognition. The Company records right of use assets and operating lease liabilities for its operating leases, which are initially recognized at the present value of future lease payments over the lease term. For leases that do not provide an implicit rate, the Company utilizes an estimated incremental borrowing rate based on market observations existing at lease inception to calculate the present value of future payments. The Company amortizes its right of use assets on a straight-line basis over the associated lease term.

The lease term is defined as the non-cancelable period of the lease, plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected to include both lease and non-lease components in the determination of lease payments. Payments made to a lessor for items such as taxes, insurance, common area maintenance, or other costs commonly referred to as executory costs, are also included in lease payments if they are fixed. The fixed portion of these payments are included in the calculation of the lease liability, while any variable portion is recognized as variable lease expenses as incurred.

The Company has elected not to recognize right of use assets and lease obligations for its short term leases, which are defined as leases with an initial term of 12 months or less. Lease payments for short term leases are recognized on a straight-line basis over the lease term.

(m) Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation. These changes did not have any effect on net income, stockholders’ equity, or cash flows.

(3) Marketable Investments

Marketable investments consist of mutual funds. At December 31, 2023 and 2022, it was determined that none of the marketable investments had an other-than-temporary impairment. At December 31, 2023 and 2022, all securities were measured as Level 1 instruments of the fair value measurements standard (See Note 15: Fair Value). As of December 31, 2023 and 2022, the Company held $7,631,000 and $7,137,000, respectively, in mutual funds.

Mutual Funds classified as available for sale consisted of:

(in thousands)

December 31, 2023

Securities	Fair Value	Short-Term Investments
Mutual Funds	$7,631	$7,631
Totals	$7,631	$7,631

F-33

(in thousands)

December 31, 2023

Securities
Net gain recognized during the year on equity securities	$200
Less: Net gains and losses recognized during the year on equity securities sold during the year	(176)
Unrealized gains and losses recognized during the year on equity securities still held at the end of the year	$376

Mutual Funds classified as available for sale consisted of:

(in thousands)

December 31, 2022

Securities	Fair Value	Short-Term Investments
Mutual Funds	$7,137	$7,137
Totals	$7,137	$7,137

(in thousands)

December 31, 2022

Securities
Net losses recognized during the period on equity securities	$(1,679)
Less: Net gains and losses recognized during the period on equity securities sold during the year	(751)
Unrealized gains and losses recognized during the reporting period on equity securities still held at the end of the year	$(928)

(4) Patents and Trademark Rights, Net

Patent and trademark rights consist of the following (in thousands):

	December 31, 2023			December 31, 2022
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Patents	$2,947	$(750)	$2,197	$2,389	$(595)	$1,794
Trademarks	229	(113)	116	216	(69)	147
Net amortizable patents and trademarks rights	$3,176	$(863)	$2,313	$2,605	$(664)	$1,941

The following table presents the changes in the patents and trademark rights:

(in thousands)
December 31, 2022	$1,941
Acquisitions	585
Abandonments	(14)
Amortization	(199)
December 31, 2023	$2,313

Patents and trademarks are stated at cost (primarily legal fees) and are amortized using the straight-line method of the estimated useful life of 17 years and 10 years, respectively.

F-34

Amortization of patents and trademarks for each of the next five years is as follows (in thousands):

Year Ending December 31,
2024	$241
2025	232
2026	230
2027	208
2028	189
Thereafter	1,213
Total	$2,313

(5) Accrued Expenses

Accrued expenses at December 31, 2023 and 2022 consist of the following:

	(in thousands) December 31,
	2023	2022
Compensation	$414	$1
Professional fees	1,352	492
Clinical trial expenses	184	110
Other expenses	36	203
Total	$1,986	$806

(6) Stockholders’ Equity

(a) Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.01 par value preferred stock with such designations, rights and preferences as may be determined by the Board. Of our authorized preferred stock, 4,000,000 shares have been designated as Series A Junior Participating Preferred Stock and 10,000 shares have been designated as Series B Convertible Preferred Stock.

Series A Junior Participating Preferred Stock

On May 10, 2023, the Company filed a Certificate of Increase in Delaware, increasing the number of preferred stock designated as Series A Junior Participating Preferred Stock to 4,000,000 from 250,000 shares.

Series B Convertible Preferred Stock

The Company has designated 10,000 shares of its preferred stock as Series B Convertible Preferred Stock (the “Preferred Stock”). Each share of Preferred Stock has a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”). The shares of Preferred Stock shall initially be issued and maintained in the form of securities held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of the shares of Preferred Stock.

Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof or at any time and from time to time on or after the second anniversary of the Original Issue Date at the option of the Corporation, into that number of shares of Common Stock (subject in each case to the limitations determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price). The conversion price for the Preferred Stock shall be equal to $0.20, subject to adjustment herein (the “Conversion Price”).

F-35

Pursuant to a registration statement relating to a rights offering declared effective by the SEC on February 14, 2019, AIM distributed to its holders of common stock and to holders of certain options and redeemable warrants as of February 14, 2019, at no charge, one non-transferable subscription right for each share of common stock held or deemed held on the record date. Each right entitled the holder to purchase one unit, at a subscription price of $1,000 per unit, consisting of one share of Series B Convertible Preferred Stock with a face value of $1,000 (and immediately convertible into common stock at an assumed conversion price of $8.80) and 114 warrants with an assumed exercise price of $8.80. The redeemable warrants are exercisable for five years after the date of issuance. The net proceeds realized from the rights offering were approximately $4,700,000. During the year ended December 31, 2023, 7 shares of Series B Convertible Preferred Stock were converted into common stock.

As of December 31, 2023 and 2022, the Company had 689 and 696 shares of Series B Convertible Preferred Stock outstanding, respectively. Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividend actually paid on shares of Common Stock when as and if such dividends are paid on shares of the Common Stock. Each such Preferred Share is convertible into 114 shares of common stock. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets, whether capital or surplus of the Company the same amount that a holder of Common Stock would receive if the Preferred Stock was fully converted. The Series B Convertible Preferred Stock does not carry voting Rights.

(b) Common Stock and Equity Finances

The Company has authorized shares of 350,000,000 with specific limitations and restrictions on the usage of 8,000,000 of the 350,000,000 authorized shares. As of December 31, 2023 and 2022, there were 49,102,484 and 48,084,287 shares of Common Stock issued and outstanding, respectively.

Employee Stock Purchase Plan (Not equity compensation)

On July 7, 2020, the Board approved a plan pursuant to which all directors, officers, and employees could purchase from the Company up to an aggregate of $500,000 worth of shares at the market price (including subsequent plans, the “Employee Stock Purchase Plan”). Pursuant to NYSE American rules, this plan was effective for a sixty-day period commencing upon the date that the NYSE American approved the Company’s Supplemental Listing Application. The Company created successive new plans following the expiration of the July 7, 2020 plan. The latest plan was approved by the Board in January 2024 and expires in March 2024.

During the year ended December 31, 2023, the Company issued a total of 419,285 shares of its Common Stock at a price ranging from $0.31 to $0.67 for total proceeds of approximately $150,500 as part of the employee stock purchase plan.

During the year ended December 31, 2022, the Company issued a total of 86,817 shares of its Common Stock at prices ranging from $0.76 to $1.02 for total proceeds of $80,000 as part of the employee stock purchase plan.

Warrants (Rights offering)

On September 27, 2019, the Company closed a public offering underwritten by A.G.P./Alliance Global Partners, LLC (the “Offering”) of (i) 1,740,550 shares of Common Stock; (ii) pre-funded warrants exercisable for 7,148,310 shares of Common Stock (the “Pre-funded Warrants”), and (iii) warrants to purchase up to an aggregate of 8,888,860 shares of Common Stock (the “Warrants”). In conjunction with the Offering, we issued a Representative’s Warrant to purchase up to an aggregate of 266,665 shares of common stock (the “Representative’s Warrant”). The shares of Common Stock and Warrants were sold at a combined Offering price of $0.90, less underwriting discounts and commissions. Each Warrant sold with the shares of Common Stock represents the right to purchase one share of Common Stock at an exercise price of $0.99 per share. The Pre-Funded Warrants and Warrants were sold at a combined Offering price of $0.899, less underwriting discounts and commissions. The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering, in lieu of shares of Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A registration statement on Form S-1, relating to the Offering was filed with the SEC and was declared effective on September 25, 2019, the net proceeds were approximately $7,200,000. During the year ended December 31, 2020, 1,870,000 of the Pre-funded Warrants were exercised and 8,873,960 Warrants were exercised. In addition, on March 25, 2020, the Representative’s Warrant was amended to permit exercise of such warrant to commence on March 30, 2020. These warrants were exercised on March 31, 2020 and an aggregate of 266,665 shares were issued upon exercise of this warrant for gross proceeds of approximately $264,000 and a $46,000 expense for the warrant modification. No Warrants were exercised during the year ended December 31, 2023 and 2022. As of December 31, 2023 and 2022 there are 15,000 Warrants outstanding.

F-36

Equity Distribution Agreement

On April 19, 2023, the Company entered into an Equity Distribution Agreement (the “EDA”) with Maxim Group LLC (“Maxim”), pursuant to which the Company may sell, from time to time, shares of its common stock having an aggregate offering price of up to $8,500 000 through Maxim, as agent (the “Offering”). Sales under the EDA were registered under the S-3 Shelf Registration Statement. Under the terms of the EDA, Maxim will be entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares sold under the EDA. During the year ended December 31, 2023, the Company sold 598,114 shares under the EDA for total gross proceeds of approximately $344,000, which includes a 3.0% fee to Maxim of $10,326. Subsequent to the year ended December 31, 2023, the Company sold 699,568 shares under the EDA for total gross proceeds of $316,392, which includes a 3.0% fee to Maxim of $9,492.

Rights Plan

On May 12, 2023, the Company amended and restated its November 14, 2017 Rights Plan with American Stock Transfer & Trust Company as Rights Agent (the “Rights Plan”).

(c) Common Stock Options and Warrants

(i) Stock Options

The 2018 Equity Incentive Plan, effective September 12, 2018, authorizes the grant of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards. Initially, a maximum of 7,000,000 shares of common stock is reserved for potential issuance pursuant to awards under the 2018 Equity Incentive Plan. Unless sooner terminated, the 2018 Equity Incentive Plan will continue in effect for a period of 10 years from its effective date.

The Equity Incentive Plan of 2018 is administered by the Board of Directors. The Plan provides for awards to be made to such Officers, other key employees, non-employee Directors, consultants and advisors of the Company and its subsidiaries as the Board may select.

Stock options awarded under the Plan may be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than fair market value at the date of grant) as the Board may determine. The Board may provide for options to become immediately exercisable upon a “change in control”, which is defined in the Plan to occur upon any of the following events: (a) the acquisition by any person or group, as beneficial owner, of 20% or more of the outstanding shares or the voting power of the outstanding securities of the Company; (b) either a majority of the Directors of the Company at the annual stockholders meeting has been nominated other than by or at the direction of the incumbent Directors of the Board, or the incumbent Directors cease to constitute a majority of the Company’s Board; (c) the Company’s stockholders approve a merger or other business combination pursuant to which the outstanding common stock of the Company no longer represents more than 50% of the combined entity after the transaction; (d) the Company’s stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (e) any other event or circumstance determined by the Company’s Board to affect control of the Company and designated by resolution of the Board as a change in control.

The fair value of each option award is estimated on the date of grant using a Black-Scholes-Merton pricing option valuation model. Expected volatility is based on the historical volatility of the price of the Company’s stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option and equity warrant. The Company uses historical data to estimate expected dividend yield, life and forfeiture rates. The expected life of the options and equity warrants was estimated based on historical option and equity warrant holders’ behavior and represents the period of time that options and equity warrants are expected to be outstanding. The fair values of the options granted were estimated based on the following weighted average assumptions:

	Year Ended December 31,
	2023	2022
Risk-free interest rate	4.37%	1.74% - 3.88%
Expected dividend yield	—	—
Expected life	10 years	10 years
Expected volatility	99.91%	98.43% - 107.18%
Weighted average grant date fair value for options issued	$0.43 per option for 400,000 options	$0.51 per option for 850,000 options

F-37

The exercise price of all stock options and equity warrants granted was equal to or greater than the fair market value of the underlying common stock on the date of the grant.

Information regarding the options approved by the Board of Directors under the Equity Plan of 2009 is summarized below. The plan expired on June 24, 2019:

	2023			2022
		Option	Weighted Average Exercise		Option	Weighted Average Exercise
	Shares	Price	Price	Shares	Price	Price
Outstanding, beginning of year	124,399	13.20 – 1,003.20	22.23	128,504	13.20 – 2,127.84	25.58
Granted	—	—	—	—	—	—
Forfeited	(5,047)	9.68-327.36	57.79	(4,105)	16.76-2,127.84	129.88
Exercised	—	—	—	—	—	—
Outstanding, end of year	119,352	13.20-2,127.84	20.72	124,399	13.20-1,003.20	22.23
Exercisable, end of year	119,352	13.20-2,127.84		124,399	13.20-1,003.20
Weighted average remaining contractual life (years)	4.06 years			5.98 years

Information regarding the options approved by the Board of Directors under the Equity Plan of 2018 is summarized below:

	2023			2022
		Option	Weighted Average Exercise		Option	Weighted Average Exercise
	Shares	Price	Price	Shares	Price	Price
Outstanding, beginning of year	2,474,971	0.31-9.68	1.72	1,650,017	1.11 – 9.68	2.35
Granted	400,000	0.47-0.47	0.47	850,000	0.31 – 1.71	0.51
Forfeited	(60,829)	0.31-9.68	1.98	(25,046)	1.85 – 9.68	1.86
Exercised	—	—	—	—	—	—
Outstanding, end of year	2,814,142	0.31-9.68	1.54	2,474,971	0.31 – 9.68	1.72
Exercisable, end of year	2,397,474	0.31-327.36	4.71	1,916,637	0.41 – 9.68	2.22
Weighted average remaining contractual life (years)	7.96 years			9.65 years
Available for future grants	1,210,286			466,120

F-38

Stock option activity during the years ended December 31, 2023 and 2022 is as follows:

Vested stock option activity for employees:

	Number of	Weighted Average Exercise	Weighted Average Remaining Contracted Term	Aggregate Intrinsic
	Options	Price	(Years)	Value
Outstanding December 31, 2021	1,498,798	$4.22	9.11	—
Granted	550,000	0.49	9.71	—
Forfeited	(28,584)	17.71	—	—
Expired	—	—	—	—
Outstanding December 31, 2022	2,020,214	$3.01	8.86	—
Granted	400,000	0.47	10.17	—
Forfeited	(7,601)	9.68	—
Expired	(4,175)	41.61	—	—
Outstanding December 31, 2023	2,408,438	$2.50	8.70	—
Vested and expected to vest at December 31, 2023	2,041,772	$1.90	6.73	—
Exercisable at December 31, 2023	2,041,772	$1.90	6.73	—

The weighted-average grant-date fair value of employee options vested during the year ended December 31, 2023 was $184,000 for 424,999 options at $0.43 per option and during year ended December 31, 2022 was $768,666 for 575,000 options at $1.34 per option.

Unvested stock option activity for employees:

	Number of	Weighted Average Exercise	Average Remaining Contracted Term	Aggregate Intrinsic
	Options	Price	(Years)	Value
Unvested December 31, 2021	412,500	$4.15	5.85	—
Granted	550,000	0.49	9.71	—
Vested	(541,590)	1.31	9.73	—
Forfeited	(28,584)	17.71	—	—
Unvested December 31, 2022	392,326	$0.80	8.86	—
Granted	400,000	0.47	10.17	—
Vested	(413,884)	1.90	6.73	—
Forfeited	(7,601)	9.68	—	—
Expired	(4,175)	41.61	—	—
Unvested December 31, 2023	366,666	$2.13	12.44	—

F-39

Vested stock option activity for non-employees:

	Number of	Weighted Average Exercise	Weighted Average Remaining Contracted Term	Aggregate Intrinsic
	Options	Price	(Years)	Value
Outstanding December 31, 2021	279,723	$6.12	7.93	—
Granted	300,000	0.54	9.68	—
Exercised	—	—	—	—
Forfeited	(568)	153.12	—	—
Outstanding December 31, 2022	579,155	$3.09	8.36	—
Granted	360,000	0.46	10.04	—
Exercised	—	—	—	—
Expired	(653)	145.24	—	—
Forfeited	(53,447)	1.31	—	—
Outstanding December 31, 2023	885,055	$2.02	9.23	—
Vested and expected to vest at December 31, 2023	550,055	$2.56	10.02	—
Exercisable at December 31, 2023	550,055	$2.56	10.02	—

The weighted-average grant-date fair value of non-employee options vested during year 2023 was $90,000 for 191,666 options at $0.47 per option and during the year 2022 was $247,166 for 229,053 options at $1.08 per option.

Unvested stock option activity for non-employees:

	Number of	Weighted Average Exercise	Weighted Average Remaining Contracted Term	Aggregate Intrinsic
	Options	Price	(Years)	Value
Unvested December 31, 2021	97,831	$3.89	7.82	—
Granted	300,000	0.54	9.68	—
Vested	(229,053)	0.82	—	—
Forfeited	(1,989)	—	—	—
Unvested December 31, 2022	166,789	$4.05	9.49	—
Granted	360,000	0.46	10.18	—
Vested	(137,565)	0.47	9.47	—
Expired	(776)	145.24	—	—
Forfeited	(53,447)	1.31	—	—
Unvested December 31, 2023	335,001	$1.83	10.70	—

Stock-based compensation expense was approximately $243,000 and $954,000 for the years ended December 31, 2023 and 2022.

As of December 31, 2023 and 2022, there was $294,000 and $217,000, respectively, of unrecognized stock-based compensation cost related to options granted under the Equity Incentive Plans. Stock-based compensation related to options granted under the Equity Incentive Plans will be recorded over the vesting period which is typically one year or upon reaching agreed upon Company and/or individual performance milestones being met which is indefinite.

F-40

(ii) Stock Warrants

Stock warrants are issued as needed by the Board of Directors and have no formal plan.

The fair value of each warrant award is estimated on the date of grant using a Black-Scholes-Merton pricing option valuation model. Expected volatility is based on the historical volatility of the price of the Company’s stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the warrant. The Company uses historical data to estimate expected dividend yield, life and forfeiture rates. The expected life of the warrants was estimated based on historical option holder’s behavior and represents the period of time that options are expected to be outstanding. No warrants were granted in 2023 or 2022.

Information regarding warrants outstanding and exercisable into shares of common stock is summarized below:

	2023			2022
		Warrant	Weighted Average Exercise		Warrant	Weighted Average Exercise
	Shares	Price	Price	Shares	Price	Price
Outstanding, beginning of year	226,610	$ 0.99-132.00	$9.10	294,939	$0.99 – 469.92	$15.19
Granted	—	—	—	—	—	—
Expired	(74,450)	17.05	17.05	(68,215)	469.92	469.92
Exercised	—	—	—	(114)	8.80	8.80
Outstanding, end of year	152,160	$ 0.99-8.80	$8.03	226,610	$ 0.99-132.00	$9.10
Exercisable	152,160	$ 0.99-8.80	$8.03	226,610	$ 0.99-132.00	$9.10
Weighted average remaining contractual life	.75 years			.94 years
Years exercisable	2024			2023-2024

Stock warrants are issued at the discretion of the Board. During the year ended December 31, 2023, there were no warrants issued or exercised. During the year ended December 31, 2022, there were no warrants issued and 114 were exercised.

(7) Segment and Related Information

The Company operates in one segment, which performs research and development activities related to Ampligen and other drugs under development. The Company’s revenues for the two-year period ended December 31, 2023, were earned in the United States. All assets are maintained in the United States of America.

(8) Research, Consulting and Supply Agreements

The Company has entered into research, consulting and supply agreements with third party service providers to perform research and development activities on therapeutics, including clinical trials. The identification of research and development costs involves reviewing open contracts and purchase orders, communicating with applicable company and third-party personnel to identify services that have been performed, and corroborating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of actual expenses. The Company expenses these research and development costs when incurred.

During the year ended December 31, 2023, research and development expenses were comprised of: clinical studies ($6,014,000), manufacturing and engineering ($3,220,000), quality control ($1,271,000) and regulatory ($434,000).

During the year ended December 31, 2022, research and development expenses were comprised of: clinical studies ($4,070,000), manufacturing and engineering ($1,241,000), quality control ($1,236,000) and regulatory ($443,000).

The following summarizes the most substantial of our contracts relating to research, consulting, and supply costs for AIM as they related to research and development costs during the year ended December 31, 2023.

F-41

Amarex Clinical Research LLC

Amarex is the principal administrator of several of AIM’s largest clinical studies. AIM has multiple contracts with Amarex Clinical Research LLC (“Amarex”). During the year ended December 31, 2023 and 2022, the Company incurred approximately $4,290,000 and $2,272,000, respectively, related to these ongoing agreements:

●	Pancreatic Cancer - In April 2022, AIM executed a work order with Amarex pursuant to which Amarex is managing a Phase 2 clinical trial in locally advanced pancreatic cancer patients designated AMP-270. Per the work order, AIM anticipates that Amarex’s management of the study will cost approximately $8,400,000. This estimate includes pass-through costs of approximately $1,000,000 and excludes certain third-party and investigator costs and escalations necessary for study completion. AIM anticipates that the study will take approximately 4.6 years to complete.

○	During the year ended December 31, 2023, the Company incurred approximately $600,000 related to this agreement.

○	During the year ended December 31, 2022, the Company incurred approximately $1,691,000 related to this agreement.

●	Post-COVID Conditions - In September 2022, AIM executed a work order with Amarex, pursuant to which Amarex is managing a Phase 2 trial in patients with Post-COVID Conditions. AIM is sponsoring the study. AIM anticipates that the study will cost approximately $6,400,000, which includes pass through costs of approximately $125,000, investigator costs estimated at about $4,400,000, and excludes certain other third-party costs and escalations. During 2023, the original work order increased to approximately $6,600,000 for the addition of patient reported outcome (PRO) electronic questionnaires (devices/tablets for patients to complete); services associated with the ePRO system and additional safety monitoring services as well as changes to study documentation (such as protocol amendments) which resulted in additional IND submissions to FDA. This study was effectively concluded in 2023.

○	During the year ended December 31, 2023, the Company incurred approximately $3,690,000 related to this agreement.

○	During the year ended December 31, 2022, the Company incurred approximately $581,000 related to this agreement.

Jubilant HollisterStier

Jubilant HollisterStier (“Jubilant”) is AIM’s authorized CMO for Ampligen for the approval in Argentina. In 2017, the Company entered into an agreement with Jubilant pursuant to which Jubilant will manufacture batches of Ampligen® for the Company. Since the 2017 engagement of Jubilant, two lots of Ampligen consisting of more than 16,000 units were manufactured and released in the year 2018. The first lot was designated for human use in the United States in the cost recovery CFS program and for expanded oncology clinical trials. The second lot has been designated for these programs in addition to commercial distribution in Argentina for the treatment of CFS. Jubilant manufactured additional two lots of Ampligen in December 2019 and January 2020. In March 2023, the Company ordered an additional 27,900 vials from Jubilant at a cost of approximately $1,432,000.

○	During the year ended December 31, 2023, the Company incurred approximately $1,432,000 related to this agreement.

○	During the year ended December 31, 2022, the Company incurred approximately $79,000 related to this agreement.

Sterling Pharma Solutions

In 2022, the Company entered into a Master Service Agreement and a Quality Agreement with Sterling Pharma Solutions (“Sterling”) for the manufacture of the Company’s Poly I and Poly C12U polynucleotides and transfer of associated test methods at Sterling’s Dudley, UK location to produce the polymer precursors to manufacture the drug Ampligen.

○	During the year ended December 31, 2023, the Company incurred approximately $363,000 related to this agreement.

○	During the year ended December 31, 2022, the Company did not incur any expense related to this agreement.

Erasmus

In December 2022, the Company entered into a joint clinical study agreement with Erasmus University Medical Center Rotterdam to conduct a Phase II study: Combining anti-PD-L1 immune checkpoint inhibitor durvalumab with TLR-3 agonist rintatolimod in patients with metastatic pancreatic ductal adenocarcinoma for therapy efficacy. This is a study in collaboration with AstraZeneca. AIM’s limited responsibilities are limited to providing Ampligen. Additionally, AIM agreed to provide a grant of $200,000 for the study.

○	During the year ended December 31, 2023, the Company incurred approximately $100,000 pursuant to the Grant Agreement.

○	During the year ended December 31, 2022, the Company did not incur any expense related to this agreement.

F-42

Azenova Sales International

In October 2023, the Company entered into a consulting agreement with Azenova, LLC whereas Azenova will provide business development services for AIM’s Ampligen product for solid tumors for a 12 month term that is extendable upon the agreement of the parties. In exchange for its services, Azenova will receive a fixed monthly retainer of $30,000 per month in addition to 360,000 stock options that vest monthly.

○	During the year ended December 31, 2023, the Company incurred approximately $75,000 related to this agreement.

○	During the year ended December 31, 2022, the Company did not incur any expense related to this agreement.

Alcami

In September 2023, the Company entered into an agreement with Alcami Corporation to perform an extractables study for a primary packaging component. The agreement called for fixed costs of approximately $30,000 upon completion of the study and issue of the final report, along with solvent costs, and pass through items to be billed on a per activity basis. The final bill for the initial study was received in December 2023.

○	During the year ended December 31, 2023, the Company incurred approximately $65,000 of lab services from Alcami.

○	During the year ended December 31, 2022, the Company incurred approximately $18,000 of lab services from Alcami.

(9) 401(k) Plan

AIM has a defined contribution plan, entitled the AIM ImmunoTech Employees 401(k) Plan and Trust Agreement (the “401(k) Plan”). AIM’s full-time employees are eligible to participate in the 401(k) Plan following 61 days of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants’ contributions to the 401(k) Plan may be matched by us at a rate determined annually by the Board.

Each participant immediately vests in his or her deferred salary contributions as well as the Company’s safe harbor contributions. A 6% safe harbor matching contribution by us was reinstated effective January 1, 2021. For the year ended December 31, 2023 and 2022, the Company’s matching contributions were approximately $162,000 and $122,000, respectively

(10) Employment Agreements

The Company had contractual agreements with Named Executive Officers (“NEO”) in 2023, and 2022. The aggregate annual base compensation for these NEO under their respective contractual agreements for 2023 and 2022 was $1,275,000 and $1,275,000, respectively. In addition, certain of these Officers were entitled to receive performance bonuses of up to 25% or 20% of their respective annual base salary, at the sole discretion of the Compensation Committee of the Board of Directors. For the years ended December 31, 2023 and 2022, Officers’ bonuses were $450,000, to be deferred and paid in 2024 and $450,000, respectively.

In 2023, equity was granted as a form of compensation to these Officers.

a.	The Company granted 300,000 ten-year options to purchase common stock with an exercise price of $0.47 per share to vest in one year to Thomas K. Equels, Chief Executive Officer.

b.	The Company granted 100,000 ten-year options to purchase common stock with an exercise price of $0.47 per share which vest in one year to Peter Rodino, Chief Operating Officer and General Counsel.

The Company recorded stock compensation expense of approximately $14,000 during the year ended December 31, 2023 with regard to these issuances to Officers Equels and Rodino.

In 2022, equity was granted as a form of compensation to these Officers.

F-43

c.	The Company granted 300,000 ten-year options to purchase common stock with an exercise price of $0.41 per share to vest in one year to Thomas K. Equels, Chief Executive Officer.

d.	The Company granted 150,000 ten-year options to purchase common stock with exercise price of $0.41 to $0.70 per share which vest in one year to Peter Rodino, Chief Operating Officer and General Counsel.

e.	The Company granted 50,000 ten-year options to purchase common stock with an exercise price of $0.70 per share which vest in one year to Ellen Lintal, former Chief Financial Officer.

The Company recorded stock compensation expense of approximately $107,000 during the year ended December 31, 2023 with regard to these issuances to Officers Equels, Rodino, and former Officer Lintal.

(11) Leases

The Company leases office and lab facilities and other equipment under non-cancellable operating leases with initial terms typically ranging from 1 to 5 years, expiring at various dates during 2024 through 2027, and requiring monthly payments ranging from less than $1,000 to $17,000. Certain leases include additional renewal options ranging from 1 to 5 years.

AIM has classified all of its leases as operating leases.

As of December 31, 2023 and 2022, the balance of the right of use assets was $697,000 and $829,000, respectively, and the corresponding operating lease liability balance was $718,000 and $837,000, respectively. Right of use assets are recorded net of accumulated amortization of $363,000 and $158,000 as of December 31, 2023 and 2022, respectively.

AIM recognized rent expense associated with these leases are follows:

	Year ended December 31,
	(in thousands)
	2023	2022
Lease costs:
Operating lease costs	$288	$128
Short-term and variable lease costs	335	211

Total lease costs	$623	$339

Classification of lease costs
Research & development	$498	$220
General and administrative	125	119

Total lease costs	$623	$339

The Company’s leases have remaining lease terms between 3 and 44 months. As of December 31, 2023 and 2022, the weighted-average remaining term was 41 and 43 months, respectively.

The Company’s weighted average incremental borrowing rate for its leases was 10% as of December 31, 2023 and 2022, respectively.

Future minimum payments as of December 31, 2023, are as follows:

Year Ending December 31, (in thousands)
2024	$279
2025	229
2026	200
2027	133
Thereafter	—
Less imputed interest	(123)
Total	$718

F-44

(12) Income Taxes (FASB ASC 740 Income Taxes)

The Company applies the provisions of FASB ASC 740-10 Uncertainty in Income Taxes. As a result of the implementation, there has been no material change to the Company’s tax positions as they have not paid any corporate income taxes due to operating losses. With the exception of net operating losses and research and development credits generated in New Jersey, all tax benefits will likely not be recognized due to the substantial net operating loss carryforwards which will most likely not be realized prior to expiration.

As of December 31, 2023, the Company has approximately $166,300,000 of Federal net operating loss carryforwards (expiring in the years 2023 through 2038), and $103,300,000 of Federal net operating loss carryforwards with no expiration date, both of which have been limited by Internal Revenue Code Section 382, available to offset future federal taxable income. The Company has approximately $28,800,000 of New Jersey state net operating loss carryforwards (expiring in 2044). The Company has approximately $82,500,000 of Florida state net operating loss carryforwards with no expiration date to offset future Florida taxable income. The Company has approximately $3,600,000 of Belgium net operating loss carryforwards with no expiration date to offset future taxable income In December 2023, the Company effectively sold $14,156,000 of its New Jersey state net operating loss carryforward and $38,600 in R&D credits for the year 2022 for approximately $1,313,000. The utilization of certain state net operating loss carryforwards may be subject to annual limitations. With no tax due for the foreseeable future, the Company has determined that a policy to determine the accounting for interest or penalties related to the payment of tax is not necessary at this time.

Under the Tax Reform Act of 1986, the utilization of a corporation’s net operating loss carryforward is limited following a greater than 50% change in ownership. As noted above, due to the Company’s prior and current equity transactions, some of the Company’s net operating loss carryforwards are subject to an annual limitation generally determined by multiplying the value of the Company on the date of the ownership change by the federal long-term tax-exempt rate. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes. In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. With the exception of net operating losses generated in New Jersey which can be surrendered for 80% of their value, due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax asset, the remainder of our deferred tax assets are fully offset by a valuation allowance at December 31, 2023 and 2022.

The components of the net deferred tax assets and liabilities as of December 31, 2023 and 2022, which include the correction of an immaterial deferred tax error of approximately $1.4 million in the stock compensation component and the corresponding valuation allowance for the same amount as of December 31, 2022, consist of the following:

	(in thousands)
Deferred tax assets:	December 31,
	2023	2022
Net operating losses	$25,114	$19,674
Research and Development costs	3,517	7,647
Amortization & depreciation	6,791	2,342
R&D credits	1,376	744
Other	137	77
Right of use asset	6	2
Stock compensation	1,479	1,472
Total deferred tax assets	38,420	31,958

Less: Valuation allowance	(36,816)	(30,840)
Deferred tax assets, net	$1,604	$1,118

Deferred tax assets are included within other assets in the accompanying Consolidated Balance Sheets. The benefits of deferred tax assets are included within the gain from sale of income tax operating losses in the accompanying Consolidated Statements of Operations and Comprehensive Loss. The Company’s deferred tax asset estimates the projected sale of 2023 and 2022 New Jersey state operating losses to be sold in the subsequent year, respectively.

F-45

Rate Reconciliation

Reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate is as follows (in thousands):

Pre Tax Book Loss	$(28,962)

Federal Rate	(6,082)	21.0%
State Taxes	(2,244)	7.75%
Other Perms	(83)	0.29%
RTP	(8)	0.03%
Income Tax Income	(479)	1.65%
State Rate Change	618	-2.13%
R&D	(272)	0.94%
State NOL	—	0.00%
NJ NOL True Up	1,123	-3.88%
Stock Compensation True Up	(1,347)	4.65%
Fixed Assets True Up	925	-3.19%
Other	(22)	0.08%
NOL Refund VA True Up	486	-1.68%

Valuation Allowance	7,385	-25.50%

Total	$—	0.0%

(13) Certain Relationships and Related Transactions

The Company has an employment agreement with its NEOs and has granted its NEOs and directors options to purchase its common stock. Please see details of these Employment Agreements in Note 10 - Employment Agreements.

(14) Concentrations of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, cash equivalents, investments and accounts receivable. The Company places its cash with high-quality financial institutions and, at times, such amounts in non-interest-bearing accounts may be in excess of Federal Deposit Insurance Corporation insurance limits. There were no credit-based sales for 2023 and 2022.

There are a limited number of suppliers in the United States and abroad available to provide the raw and packaging materials/reagents for use in manufacturing Ampligen and Alferon N Injection. At present, the Company does not have any agreements with third parties for the supply of any of these materials or it is relying on a limited source of reagent suppliers necessary for the manufacture of Alferon N Injection. Jubilant HollisterStier LLC has manufactured batches of Ampligen for us pursuant to purchase orders. The Company anticipates that additional orders will be placed upon approved quotes and purchase orders provided by us to Jubilant. On December 22, 2020, it added Pharmaceutics International Inc. (“Pii”) as a “Fill & Finish” provider to enhance our capacity to produce the drug Ampligen. This addition amplifies our manufacturing capability by providing redundancy and cost savings. The contracts augment the Company’s existing fill and finish capacity. If the Company is unable to place adequate acceptable purchase orders with Jubilant or Pii in the future at acceptable prices upon acceptable terms, it will need to find another manufacturer. The costs and availability of products and materials the Company would need for the production of Ampligen are subject to fluctuation depending on a variety of factors beyond our control, including competitive factors, changes in technology, ownership of intellectual property, FDA and other governmental regulations. There can be no assurance that the Company will be able to obtain such products and materials on terms acceptable to it or at all.

Currently, the Alferon N Injection manufacturing process is on hold and there is no definitive timetable to restart production. If the Company is unable to acquire FDA approvals related to the manufacturing process and/or final product of new Alferon N Injection inventory or contract with a CMO, its operations most likely will be materially and/or adversely affected. In light of these contingencies, there can be no assurances that the approved Alferon N Injection product will be returned to production on a timely basis, if at all, or that if and when it is again made commercially available, it will return to prior sales levels.

(15) Fair Value

The Company complies with the provisions of FASB ASC 820 “Fair Value Measurements” for its financial and non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.

F-46

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. AIM categorizes each of its fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

1.	Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market.
2.	Level 2 – Observable inputs other than Level 1 prices such as quote prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.
3.	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. As of September 30, 2023, the Company has classified the warrants with cash settlement features as Level 3. Management evaluates a variety of inputs and then estimates fair value based on those inputs. As discussed above, the Company utilized the Monte Carlo Simulation Model in valuing the warrants.

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy as (in thousands):

	As of December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$4,805	$4,805	$—	$—
Marketable investments	$7,631	$7,631	$—	$—

	As of December 31, 2022
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$25,180	$25,180	$—	$—
Marketable investments	$7,137	$7,137	$—	$—

The Company’s cash balances are representative of their fair values as these balances are comprised of deposits available on demand. For certain instruments, including funds receivable from New Jersey net operating loss, accounts payable and accrued expenses, it was estimated that the carrying values approximated the fair value due to the short-term maturities of these instruments (Level 1).

The Company also has certain redeemable warrants with a cash settlement feature in the occurrence of a Fundamental Transaction. The fair value of the redeemable warrants (“Redeemable Warrants”) related to the Company’s March 2019 common stock and warrant issuance, are calculated using a Monte Carlo Simulation (Level 3).

The Company recomputes the fair value of the Redeemable Warrants at the issuance date and the end of each quarterly reporting period. Such value computation includes subjective input assumptions that are consistently applied each period. If the Company were to alter its assumptions or the numbers input based on such assumptions, the resulting fair value could be materially different.

F-47

The Company utilized the following assumptions to estimate the fair value of the March 2019 Warrants:

	December 31,	December 31,
	2023	2022
Underlying price per share	$0.44	$0.31
Exercise price per share	$8.80	$8.80
Risk-free interest rate	5.47%	4.67%
Expected holding period	.19	1.19
Expected volatility	80%	70%
Expected dividend yield	—	—

The significant assumptions using the Monte Carlo Simulation approach for valuation of the Warrants are:

(i)	Risk-Free Interest Rate. The risk-free interest rates for the Warrants are based on U.S. Treasury constant maturities for periods commensurate with the remaining expected holding periods of the warrants.
(ii)	Expected Holding Period. The expected holding period represents the period of time that the Warrants are expected to be outstanding until they are exercised. The Company utilizes the remaining contractual term of the Warrants at each valuation date as the expected holding period.
(iii)	Expected Volatility. Expected stock volatility is based on daily observations of the Company’s historical stock values for a period commensurate with the remaining expected holding period on the last day of the period for which the computation is made.
(iv)	Expected Dividend Yield. Expected dividend yield is based on the Company’s anticipated dividend payments over the remaining expected holding period. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.
(v)	Expected Probability of a Fundamental Transaction. The possibility of the occurrence of a Fundamental Transaction triggering a Put right is extremely remote. As discussed above, a Put right would only arise if a Fundamental Transaction 1) is an all cash transaction; (2) results in the Company going private; or (3) is a transaction involving a person or entity not traded on a national securities exchange. The Company believes such an occurrence is highly unlikely because:

1.	The Company only has one product that is FDA approved but is currently not available for commercial sales.
2.	The Company will have to perform additional clinical trials for FDA approval of its flagship product.
3.	Industry and market conditions continue to include uncertainty, adding risk to any transaction.
4.	Available capital for a potential buyer in a cash transaction continues to be limited.
5.	The nature of a life sciences company is heavily dependent on future funding and high fixed costs, including Research & Development.
6.	The Company has minimal revenues streams which are insufficient to meet the funding needs for the cost of operations or construction at their manufacturing facility; and
7.	The Company’s Rights Agreement and Executive Agreements make it less attractive to a potential buyer.

With the above factors utilized in analysis of the likelihood of the Put’s potential Liability, the Company estimated the range of probabilities related to a Put right being triggered as:

Range of Probability	Probability
Low	0.5%
Medium	1.0%
High	5.0%

The Monte Carlo Simulation has incorporated a 5.0% probability of a Fundamental Transaction to date for the life of the securities.

(vi)	Expected Timing of Announcement of a Fundamental Transaction. As the Company has no specific expectation of a Fundamental Transaction, for reasons elucidated above, the Company utilized a discrete uniform probability distribution over the Expected Holding Period to model in the potential announcement of a Fundamental Transaction occurring during the Expected Holding Period.

F-48

(vii)	Expected 100 Day Volatility at Announcement of a Fundamental Transaction. An estimate of future volatility is necessary as there is no mechanism for directly measuring future stock price movements. Daily observations of the Company’s historical stock values for the 100 days immediately prior to the Warrants’ grant dates, with a floor of 100%, were utilized as a proxy for the future volatility.
(viii)	Expected Risk-Free Interest Rate at Announcement of a Fundamental Transaction. The Company utilized a risk-free interest rate corresponding to the forward U.S. Treasury rate for the period equal to the time between the date forecast for the public announcement of a Fundamental Transaction and the Warrant expiration date for each simulation.
(ix)	Expected Time Between Announcement and Consummation of a Fundamental Transaction. The expected time between the announcement and the consummation of a Fundamental Transaction is based on the Company’s experience with the due diligence process performed by acquirers and is estimated to be six months. The Monte Carlo Simulation approach incorporates this additional period to reflect the delay Warrant Holders would experience in receiving the proceeds of the Put.

While the assumptions remain consistent from period to period (e.g., utilizing historical stock prices), the numbers input change from period to period (e.g., the actual historical prices input for the relevant period). The carrying amount and estimated fair value of the above Warrants was approximately $0 at December 31, 2023 and 2022.

(16) Contingencies

Because litigation is inherently unpredictable, assessing contingencies related to litigation is a complex process involving highly subjective judgment about potential outcomes of future events. When evaluating litigation contingencies, the Company may be unable to provide a meaningful estimate due to a number of factors, including the procedural status of the matter in question, the availability of appellate remedies, insurance coverage related to the claim or claims in question, the presence of complex or novel legal theories, and the ongoing discovery and development of information important to the matter. In addition, damage amounts claimed in litigation against the Company may be unsupported, exaggerated, or unrelated to possible outcomes, and as such are not meaningful indicators of the Company’s potential liability or financial exposure. Accordingly, the Company reviews the adequacy of accruals and disclosures each quarter in consultation with legal counsel, and it assesses the probability and range of possible losses associated with contingencies for potential accrual in the condensed consolidated financial statements. However, the ultimate resolution of litigated claims may differ from the Company current estimates.

In the normal course of business, there are various claims in process, matters in litigation, and other contingencies, certain of which are covered by insurance policies. When a loss is probable, we record an accrual based on the reasonably estimable loss or range of loss. We do not record liabilities for reasonably possible loss contingencies but do disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If we cannot provide a range of reasonably possible losses, we explain the factors that prevent us from determining such a range. Historically, adjustments to our estimates have not been material. While it is not possible to predict the outcome of these suits, legal proceedings, and claims with certainty, management is of the opinion that adequate provision for potential losses associated with these matters has been made in the financial statements and that the ultimate resolution of any one of these matters will not have a material adverse effect on the Company’s financial position and results of operations. A significant increase in the number of these claims, or one or more successful claims resulting in greater liabilities than the Company currently anticipates, could materially and adversely affect the Company’s business, financial condition, results of operations, and cash flows.

(17) Subsequent Events

On February 16, 2024, the Company entered into a Note Purchase Agreement with an unrelated party raising $2,500,000 in net proceeds from the sale of an unsecured promissory Note.

On March 28, 2024, the Company entered into a purchase agreement and a registration rights agreement with an unrelated party, pursuant to which this party committed to purchase up to $15,000,000 of common stock of the Company for a period of 24 months from the date of the agreement.

In March 2024, the Company sold 204,547 and 38,462 shares of its common stock at prices of $0.33 and $0.39 per share, respectively, under the Employees and Directors Purchase Plan.

F-49

Up to 49,701,789 Units, each consisting of

One Share of Common Stock or One Pre-Funded Warrant to purchase One Share of common stock, One Class E Warrants to purchase up to One Share of common stock and One Class F Warrant to purchase up to One Share of common stock

Up to 49,701,789 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 49,701,789 Shares of Common Stock Underlying the Class E Warrants

Up to 49,701,789 Shares of Common Stock Underlying the Class F Warrants

Up to 2,485,089 Placement Agent Warrants to purchase up to 2,485,089 Shares of Common Stock

Up to 2,485,089 Shares of Common Stock Underlying the Placement Agent Warrants

AIM IMMUNOTECH INC.

PROSPECTUS

Sole Placement Agent

Maxim Group LLC

February ~, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$4,669.55
Accountants’ fees and expenses	$25,000.00
Legal fees and expenses	$100,000.00
Miscellaneous	$11,330.45
Total expenses	$141,000.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

II-1

Article Ninth of our Amended and Restated Certificate of Incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents. Such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

The foregoing discussion of our amended and restated certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in the three years preceding the date of this registration statement.

Equity Distribution Agreement

On April 19, 2023, the Company entered into an Equity Distribution Agreement (the “EDA”) with Maxim Group LLC (“Maxim”), pursuant to which the Company may sell, from time to time, shares of its common stock having an aggregate offering price of up to $8,500 000 through Maxim, as agent (the “Offering”). Sales under the EDA were registered under the S-3 Shelf Registration Statement. Under the terms of the EDA, Maxim will be entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares sold under the EDA. During the year ended December 31, 2023, the Company sold 598,114 shares under the EDA for total gross proceeds of approximately $344,000, which includes a 3.0% fee to Maxim of $10,326. For the year ended December 31, 2024, the Company sold 1,395,612 shares under the EDA for total gross proceeds of approximately $649,916 which includes a 3.0% fee to Maxim of $19,497.

2018 Equity Incentive Plan

During the year ended December 31, 2021, we issued a total of 613,512 options under the 2018 Equity Incentive Plan, effective September 12, 2018, which will continue in effect for a period of 10 years from its effective date.

During the year ended December 31, 2022, we issued a total of 850,000 options under the 2018 Equity Incentive Plan, effective September 12, 2018, which will continue in effect for a period of 10 years from its effective date.

During the year ended December 31, 2023, we issued a total of 400,000 options under the 2018 Equity Incentive Plan, effective September 12, 2018, which will continue in effect for a period of 10 years from its effective date.

During the year ended December 31, 2024, we did not issue any options under the 2018 Equity Incentive Plan. There were 400,000 options deferred to a later date.

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Employees and Directors Stock Purchase Plan (Not equity compensation)

On July 7, 2020, the Board approved a plan pursuant to which all directors, officers, and employees could purchase from the Company up to an aggregate of $500,000 worth of shares at the market price (including subsequent plans, the “Employee Stock Purchase Plan”). Pursuant to NYSE American rules, this plan was effective for a sixty-day period commencing upon the date that the NYSE American approved the Company’s Supplemental Listing Application. The Company created successive new plans following the expiration of the July 7, 2020 plan. The latest plan was approved by the Board in December 2024 and expires in March 2025.

During the fiscal year ended December 31, 2021, we issued a total of 132,238 shares of our common stock at prices ranging from $1.16 to $2.35 for a total of $205,000.

During the fiscal year ended December 31, 2022, we issued a total of 86,817 shares of our common stock at prices ranging from $0.76 to $1.02 for a total of $80,000 under the plan.

During the fiscal year ended December 31, 2023, we issued a total of 419,285 shares of our common stock at prices ranging from $0.31 to $0.67 for a total of $150,500 under the plan.

During the fiscal year ended December 31, 2024, , issued a total of 395,713 shares of our common stock at prices of $0.18 and $0.41 per share, respectively, under the plan.

Azenova

On December 6, 2023, the Company issued to Azenova, LLC, an option to purchase up to three hundred and sixty thousand (360,000) shares of our common stock at a price equal to $0.46 per share. This Option was awarded pursuant to the Consulting Agreement dated October 16, 2023 between the Company and Azenova, LLC. On December 6, 2023, 180,000 options were transferred to Jeffrey Southerton and 180,000 options were transferred to Stacy J. Evans; both transfers with an exercise price of $0.46.

The offers, sales and issuances of securities described above was deemed to be exempt from registration under the Securities Act in reliance on either Section 4(a)(2) in that the issuance of securities to the accredited investors did not involve a public offering, or Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules.

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Placement Agency Agreement between AIM and Maxim*

3.1(i)	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1(i)(1) to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2024).

3.2(i)	Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (No. 001-13441) filed September 16, 2011).

3.3(i)	Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (No. 000-27072) filed June 27, 2016).

3.4(i)	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.11 to the Company’s Current report on Form 8-K (No. 001-27072) filed June 5, 2019).

3.5(i)	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.11 to the Company’s Current report on Form 8-K (No. 001-27072) filed August 23, 2019).

3.6(i)	Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Amendment to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019).

3.7(ii)	Amended and Restated By-Laws. (incorporated by reference to Exhibit 3.7 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

3.8	Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.1(ii) to the Company’s Current Report on Form 8-K (No. 001-27072) filed August 1, 2024).

4.1	Specimen certificate representing our Common Stock (incorporated by reference to Exhibits of the Company’s Registration Statement on Form S-1 (No. 33-93314) filed November 2, 1995).

4.2	Amended and Restated Rights Agreement, dated as of November 14, 2017, between the Company and American Stock Transfer & Trust Company LLC. The Amended and Restated Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed November 14, 2017).

4.3	Amended and Restated Rights Agreement, dated as of November 9, 2022, between the Company and American Stock Transfer & Trust Company LLC. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed November 14, 2022).

4.4	Amended and Restated Rights Agreement, dated as of February 9, 2023, between the Company and American Stock Transfer & Trust Company LLC. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed February 10, 2023).

4.5	Form of Indenture filed with Form S-3 Universal Shelf Registration Statement (incorporated by reference to Exhibit 4.4 to the Company’s Form S-3 Registration Statement (No. 333- 262280) filed January 21, 2022).

4.6	Form of Warrant pursuant to August 30, 2016 Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 000-270720 filed September 1, 2016).

4.7	Form of Warrant pursuant to February 1, 2017 Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed February 3, 2017).

4.8	Form of Series A Warrant-June 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed June 1, 2017).

4.9	Form of Series B Warrant-June 2017(incorporated by reference to Exhibit 4.2 to the Company’s Current report on Form 8-K (No. 000-27072) filed June 1, 2017).

4.10	Form of New Series A Warrant-August 2017 (incorporated by reference to Exhibit 4.1 the Company’s Current report on Form 8-K (No. 000-27072) filed August 23, 2017).

4.11	Form of New Series B Warrant-August 2017 (incorporated by reference to Exhibit 4.2 the Company’s Current report on Form 8-K (No. 000-27072) filed August 23, 2017).

4.12	Form of Warrant issued to Purchaser of facility (incorporated by reference to Exhibit 4.8 to the Company’s Annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2017).

4.13	Form of Class A Warrant- April 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed April 20, 2018).

II-3

4.14	Form of Class B Warrant- April 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed April 20, 2018).

4.15	September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed October 4, 2018).

4.16	Rights Offering Form of Non-Transferable Subscription Rights Certificate (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019).

4.17	Rights Offering Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K filed February 27, 2019 and is hereby incorporated by reference).

4.18	Rights Offering Form of Warrant Certificate (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019).

4.19	Rights Offering Warrant Agency Agreement with American Stock Transfer & Trust (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No.001-27072) filed March 8, 2019).

4.20	AGP Offering-Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 27, 2019).

4.21	AGP Offering-Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 27, 2019).

4.22	AGP Offering-Form of Representative’s Warrant (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-1/A (No. 333-233657) filed September 24, 2019).

4.23	March 2019 Amendment to September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed March 15, 2019).

4.24	December 5, 2019 Secured Promissory Note with Atlas Sciences, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No.001-27072) filed December 11, 2019).

4.25	Third Amended and Restated Rights Agreement, dated May 12, 2023 between AIM ImmunoTech Inc. (formerly, Hemispherx Biopharma, Inc.) and American Stock Transfer & Trust Company, LLC. (incorporated by reference to exhibit 4.6 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed May 15, 2023).

4.26	Form of Class E/F Warrant*

4.27	Form of Pre-funded Warrant*

4.28	Form of Warrant Agency Agreement between AIM and Equiniti Trust Company, LLC*

5.1	Opinion of Silverman Shin & Schneider PLLC*

10.1	Form of Confidentiality, Invention and Non-Compete Agreement (incorporated by reference to Exhibits of the Company’s Registration Statement on Form S-1 (No. 33-93314) filed November 2, 1995).

10.2	Form of Clinical Research Agreement (incorporated by reference to Exhibits of the Company’s Registration Statement on Form S-1 (No. 33-93314) filed November 2, 1995.

10.3	Supply Agreement with HollisterStier Laboratories LLC dated December 5, 2005 (incorporated by reference to Exhibit 10.46 to the Company’s Annual report on Form 10-K (No. 001-13441) for the year ended December 31, 2005).

10.4	Amendment to Supply Agreement with HollisterStier Laboratories LLC dated February 25, 2010 (incorporated by reference to Exhibit 10.68 to the Company’s Annual report on Form 10-K (No. 001-13441) for the year ended December 31, 2009).

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10.5	Vendor Agreement with Armada Healthcare, LLC dated August 15, 2011 (incorporated by reference Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 001-131) for the period ended September 30, 2011).

10.6	Amendment to Supply Agreement with HollisterStier Laboratories LLC executed September 9, 2011 (incorporated by reference to Exhibit 10.22 to the Company’s Annual report on Form 10-K (No. 001-13441) for the year ended December 31, 2011).

10.7	Vendor Agreement extension with Armada Healthcare, LLC dated August 14, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed August 15, 2012).

10.8	Vendor Agreement extension with Armada Healthcare, LLC dated July 19, 2013 (incorporated by reference to Exhibit 10.22 to the Company’s Annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2013).

10.9	Vendor Agreement extension with Bio Ridge Pharma, LLC and Armada Healthcare, LLC dated August 8, 2014. (incorporated by reference to Exhibit 10.24 to the Company’s Annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2014).

10.10	Sales, Marketing, Distribution, and Supply Agreement with Emerge Health Pty Ltd. dated March 9, 2015. (incorporated by reference to Exhibit 10.25 to the Company’s Annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2014).**

10.11	Vendor Agreement extension with Armada Healthcare, LLC dated July 29, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2015).

10.12	Early Access Agreement with Impatients N.V. dated August 3, 2015. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 001-13441) for the period ended September 30, 2015).**

10.13	Sales, Marketing, Distribution, and Supply Agreement with Emerge Health Pty Ltd. dated August 6, 2015. (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2015).**

10.14	Addendum to Early Access Agreement with Impatients N.V. dated October 16, 2015. (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 001-13441) for the period ended September 30, 2015).**

10.15	2016 Senior Executive Deferred Cash Performance Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed February 4, 2016).

10.16	2016 Voluntary Incentive Stock Award Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 000-27072) filed February 4, 2016).

10.17	Amended and Restated 2016 Senior Executive Deferred Cash Performance Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed March 1, 2016).

10.18	Sales, Marketing, Distribution and Supply Agreement (the “Agreement”) with Scientific Products Pharmaceutical Co. LTD dated March 3, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2016).**

10.19	Agreement between Avrio Biopharmaceuticals (“Avrio”) and the Company dated July 20, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No.000-27072) for the period ended June 30, 2016).**

II-5

10.20	Licensing Agreement dated April 13, 2016 with Lonza Sales AG (incorporated by reference to Exhibit 10.2 to the Company’s report Form 10-Q/A (No. 000-27072) for the period ended March 31, 2016).**

10.21	Form of Securities Purchase Agreement entered into on August 30, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current report Form 8-K (No. 000-27072) filed September 1, 2016).

10.22	Amended and Restated Early Access Agreement with Impatients N.V. dated May 20, 2016. (incorporated by reference to Exhibit 10.1 to the Company’s report Form 8-K/A (No. 000-27072) filed May 8, 2017).**

10.23	December 13, 2016 Amendment No. 1 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.45 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.24	June 28, 2017 Amendment No. 2 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.46 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.25	February 14, 2018 Amendment No. 3 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.47 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.26	March 26, 2018 Amendment No. 4 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.48 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.27	Form of Securities Purchase Agreement entered into on February 1, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed February 3, 2017).

10.28	August 2017 Form of Employee Pay Reduction Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed August 29, 2017).

10.29	August 2017 Form of Executive Compensation Deferral Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 000-27072) filed August 29, 2017).

10.30	August 2017 Form of Directors’ Compensation Deferral Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current report on Form 8-K (No. 000-27072) filed August 29, 2017).

10.31	Form of August 2017 Agreement between the Company and the Warrant holders. (incorporated by reference to Exhibit 10.1 the Company’s Current report on Form 8-K (No. 000-27072) filed August 23, 2017).

10.32	Form of June 2017 Agreement between the Company and the Warrant holders (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed June 1, 2017).

10.33	Mortgage and Security Agreement with SW Partners LLC dated May 12, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2017).

10.34	Promissory Note with SW Partners LLC dated May 12, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2017).

10.35	September 11, 2017 Purchase and Sale Agreement- 5 Jules Lane (incorporated by reference to Exhibit 10.57 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.36	January 8, 2018 Purchase and Sale Agreement- 783 Jersey Lane (incorporated by reference to Exhibit 10.58 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.37	Lease Agreement for 783 Jersey Lane (incorporated by reference to Exhibit 10.59 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

II-6

10.38	Form of Stock Purchase Agreement entered into on March 21, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed March 22, 2018).

10.39	Form of Securities Purchase Agreement entered into on May 24, 2018 (incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-1 (No. 333-226057) filed July 2, 2018).

10.40	2018 Equity Incentive Plan (filed with the Securities and Exchange Commission as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (No. 001-27072) filed on August 3, 2018).

10.41	September 28, 2018 Securities Purchase Agreement with Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed October 4, 2018).

10.42	September 28, 2018 Security Agreement with Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current report on Form 8-K (No. 001-27072) filed October 4, 2018).

10.43	October 9, 2018, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2018).

10.44	October 8, 2018, Restated First Amendment to Purchase and Sale Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2018).

10.45	October 9, 2018, Restated Bill of Sale for the Restated First Amendment and Sale Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2018).

10.46	Form of Agreement between the Company and the Warrant holders.- May 2, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed May 2, 2019).

10.47	Note Purchase Agreement dated August 5, 2019 with Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended June 30, 2019).

10.48	Secured Promissory Note dated August 5, 2019 issued to Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended June 30, 2019).

10.49	Security Agreement dated August 5, 2019 with Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended June 30, 2019).

10.50	Salary Reduction and Restricted Stock Award Memo (August 2019) (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed August 26, 2019).

10.51	Form of Restricted Stock Award (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed August 26, 2019).

10.52	December 5, 2019 Note Purchase Agreement with Atlas Sciences, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No.001-27072) filed December 11, 2019).

10.53	December 5, 2019 Security Agreement with Atlas Sciences, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No.001-27072) filed December 11, 2019).

II-7

10.54	March 20, 2020 Amendment to 2017 Material Transfer and Research Agreement with Roswell Park Cancer Institute (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed March 26, 2020).

10.55	April 1, 2020 Material Transfer and Research Agreement with Shenzhen Smoore Technology Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. )001-27072) filed April 6, 2020).

10.56	April 21, 2020 Mutual Confidentiality Agreement with UMN Pharma Inc., National Institute of Infectious Diseases, and Shionogi & Co., Ltd (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed April 27, 2020).

10.57	June 1, 2020, Material Transfer and Research Agreement with the University of Rochester. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.58	June 23, 2020, Specialized Services Agreement with Utah State University. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.59	July 1, 2020, Material Transfer and Research Agreement with the Japanese National Institute of Infectious Diseases and Shionogi & Co., Ltd. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.60	July 6, 2020, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.61	August 6, 2020, Project Work Order with Amarex Clinical Research LLC. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.62	November 10, 2020 employment agreement with Thomas K. Equels. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2020).

10.63	December 22, 2020 Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen (incorporated by reference to Exhibit 10.75 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.64	January 11, 2021 Sponsor Agreement with Centre for Human Drug Research. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.76 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.65	November 29, 2020, Material Transfer and Research Agreement with Leyden Laboratories, B.V. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.77 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.66	December 30, 2020 Amendment to Project Work Order with Amarex Clinical Research LLC. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.78 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

II-8

10.67	December 23, 2020 Amendment to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen (incorporated by reference to Exhibit 10.79 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.68	March 24, 2021 employment agreement with Peter Rodino (incorporated by reference to Exhibit 10.80 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.69	March 24, 2021 employment agreement with Ellen Lintal (incorporated by reference to Exhibit 10.81 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.70	April 1, 2021 extension of April 1, 2020 Material Transfer and Research Agreement with Shenzhen Smoore Technology Limited. (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

10.71	Material Transfer And Research Agreement with the University of Cagliari Dipartimento di Scienze della Vita e dell’Ambiente executed on April 5, 2021 (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

10.72	Material Transfer and Research agreement with Roswell Park Comprehensive Cancer Center executed on April 14, 2021 (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

10.73	April 19, 2021 Purchase and Sale Agreement with Phoenix Equipment Corporation, Branford Auctions, LLC and Perry Videx LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

10.74	May 12, 2021 Amendment to the Renewed Sales, Marketing, Distribution and Supply Agreement with GP Pharm. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

10.75	May 21, 2021 extension of April 1, 2020 Material Transfer and Research Agreement with Shenzhen Smoore Technology Limited (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended June 30, 2021).

10.76	July 8, 2021 Reservation and Start-Up Agreement with hVIVO Services Limited (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (No. 000-27072) for the period ended June 30, 2021 filed August 16, 2021).

10.77	September 27, 2021 Clinical Trial Agreement with hVIVO Services Limited (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2021).

10.78	March 1, 2022 Consulting Agreement with Foresite Advisors, LLC pursuant to which Robert Dickey IV will serve as the Company’s Chief Financial Officer (Portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.78 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2021).

10.79	March 24, 2022 Consulting Agreement with Ellen Lintal (Portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.79 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

10.80	March 1, 2022 Amendment to Clinical Trial Agreement with hVIVO Services Ltd dated September 27, 2021. (incorporated by reference to Exhibit 10.80 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2021).

II-9

10.81	March 3, 2022 Agreement of Sale and Purchase with Acellories, Inc for sale of 783 Jersey Avenue, New Brunswick, NJ building. (incorporated by reference to Exhibit 10.81 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2021).

10.82	March 8, 2022 Change order to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen. (incorporated by reference to Exhibit 10.82 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2021).

10.83	April 7, 2022 Project Work Order with Amarex Clinical Research LLC.to manage Phase 2 clinical trial in advanced pancreatic cancer patients (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 12, 2022).

10.84	June 13, 2022 Project Work Order with Amarex Clinical Research LLC. for a Randomized Double Blind, Placebo Controlled study to Evaluate the Efficacy and Safety of Ampligen in Patients with Post Covid Conditions (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed June 17, 2022).

10.85	June 16, 2022 Lease agreement entered into with New Jersey Economic Development Authority for 5,210 square-foot R&D facility at the New Jersey Bioscience Center (incorporated by reference 10.1 to the Company’s Current Report on Form 8-K (No.001-27072) filed June 21, 2022).

10.86	June 27, 2022 First Amendment to Agreement of Sale and Purchase with Acellories, Inc. (incorporated by reference 10.86 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2022 filed August 15, 2022).

10.87	August 2, 2022 Second Amendment to Agreement of Sale and Purchase with Acellories, Inc. (incorporated by reference 10.87 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2022 filed August 15, 2022).

10.88	August 10, 2022 Termination agreement with Shenzhen Smoore Technology Limited (incorporated by reference 10.88 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2022 filed August 15, 2022).

10.89	October 5, 2022 Lease extension for Riverton office (incorporated by reference 10.4 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.90	October 11, 2022 Material Transfer and Research Agreement with University of Pittsburgh (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference 10.5 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.91	October 21, 2022 Material Transfer and Research Agreement with University of Pittsburgh (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference 10.6 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.92	October 21, 2022 Fourth Amendment to Agreement of Sale and Purchase with Acellories, Inc)) (incorporated by reference 10.7 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.93	December 5, 2022 Master Service Agreement between Sterling Pharma Solutions Limited and AIM ImmunoTech Inc. (incorporated by reference to Exhibit 10.93 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

II-10

10.94	January 13, 2023 Study Support Agreement with Erasmus University Medical Center Rotterdam (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.94 to the Company’s annual report on Form 10-K (No.001-27072) for the year ended December 31, 2022).

10.95	January 13, 2023 Co-ordination Agreement with Erasmus University Medical Center Rotterdam and AstraZeneca BV (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.95 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

10.96	March 1, 2023 Extension Agreement with Foresite Advisors LLC (incorporated by reference to Exhibit 10.96 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

10.97	April 4, 2023 Unrestricted Grant Agreement with Erasmus University Medical Center (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 7, 2023).

10.98	April 5, 2023 Independent Contractor Service Agreement with Casper H.J van Eijck (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 7, 2023).

10.99	April 19, 2023 Equity Distribution Agreement with Maxim Group, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 19, 2023).

10.100	Material Transfer and Research Agreement, dated as of May 22, 2023, with Japanese National Institute of Infectious Disease (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed May 30, 2023).

10.101	September 20, 2023 Amended and Restated Material Transfer and Research Agreement with Roswell Park Cancer Institute Corporation d/b/a Roswell Park Comprehensive Cancer Center (incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K (No. 001-27072) filed September 29, 2023).

10.102	February 16, 2024 Note Purchase Agreement with Streeterville Capital LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed February 20, 2024).

10.103	February 16, 2024 Promissory Note with Streeterville Capital LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed February 20, 2024).

10.104	Atlas Equity Purchase Agreement (incorporated by reference to Exhibit 10.104 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2023) filed April 1, 2024.

10.105	Atlas Registration Rights Agreement (incorporated by reference to Exhibit 10.104 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2023) filed April 1, 2024.

10.106	October 4, 2023 Lease extension for Riverton office (incorporated by reference to Exhibit 10.106 to the Company’s Registration Statement on Form S-1 (No. 333-278839) filed April 19, 2024).

10.107	March 15, 2024 Addendum 1 to Lease for Ocala office (incorporated by reference to Exhibit 10.107 to the Company’s Registration Statement on Form S-1 (No. 333-278839) filed April 19, 2024).

10.108	Form of Securities Purchase Agreement, dated as of May 31, 2024, by and among the Company and a Purchaser (incorporated by reference to exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed June 3, 2024).

10.109	August 12, 2024 Amendment to Employment Agreement for Thomas K Equels (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly report on form 10-Q (No. 001-27072) for period ended June 30, 2024).

10.110	August 12, 2024 Amendment to Employment Agreement for Peter W Rodino III (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on form 10-Q (No. 001-27072) for period ended June 30, 2024).

II-11

10.111	September 11, 2024 Amendment to Employment Agreement for Thomas K Equels (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 12, 2024).

10.112	September 11, 2024 Amendment to Employment Agreement for Peter W. Rodino III (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 12, 2024).

10.113	September 30, 2024 Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.114	September 30, 2024 Placement Agency Agreement with Maxim Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.115	October 1, 2024 Class C Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.116	October 1, 2024 Class D Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.117	September 19, 2024 Lease extension for Riverton office (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10Q (No. 001-27072) filed November 14, 2024).

10.118	Form of Securities Purchase Agreement between Investor and AIM in this offering*

10.119	Form of Lock-up Agreement*

23.1	Consent of BDO USA, P.C.*

24	Power of Attorney (contained in the signature page of the initial filing of this registration statement)

107.1	Calculation of Filing Fee Table*

* Filed herewith.

** Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

II-12

Item 17. Undertakings.

The undersigned registrant hereby undertakes to

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, Florida, on the day of February 3, 2025.

AIM IMMUNOTECH INC.

By:	/s/ Thomas K Equels
Name	Thomas K. Equels
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No 1 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Thomas K. Equels
Thomas K, Equels	Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2025

/s/ Robert Dickey IV
Robert Dickey IV	Chief Financial Officer (Principal Financial Officer)	February 3, 2025

/s/ Nancy K. Bryan
Nancy K. Bryan	Director	February 3, 2025

/s/ Ted D. Kellner
Ted D. Kellner	Director	February 3, 2025

/s/ William M. Mitchell, M.D., Ph.D.
William M. Mitchell, M.D. Ph.D.	Director (Chairman)	February 3, 2025

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